SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K

                    Current Report Pursuant to Section 13 or 15 (d) of
                           the Securities Exchange Act of 1934


					CANADA TRACE CAPITAL CORP.
      ------------------------------------------------------------------
			(Name of small business issuer in its charter)

British Columbia, Canada              N/A               98-0336580
 -----------------------         ----------------   --------------------
(State or Other Jurisdiction     Commission File      I.R.S. Employer
of Incorporation or Organization)      Number      Identification Number


             700 - 625 Howe Street, Vancouver BC Canada V6C 2T6
----------------------------------------------------------------------------
          (Address of Principal Executive Offices including Zip Code)


                                  (604) 681-7474
                           --------------------------
                          (Issuer's Telephone Number)

Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act: Common Voting Stock, NPV

Number of outstanding shares of each class of the Issuer's classes of capital or common shares of Knight Petroleum Corp.: 725,000 Common Shares with $0.001 par value.

Date of earliest event reported: July 18, 2002.

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                         INFORMATION TO BE INCLUDED IN THE REPORT

INFORMATION TO BE INCLUDED IN THE REPORT

Convention

In this Form 8K all references to "Canada" are references to The Dominion of Canada. All references to the "Government" are references to the government of Canada. Unless otherwise noted all references to "shares" or "common stock" are references to the common shares of Knight Petroleum Corp. (the "Company").

In this document, all references to "SEC" are references to the United States Securities and Exchange Commission. References to "$", "Cdn Dollars", or "Cdn$" are to the currency of Canada and all references to "US Dollars" or "US$" are to the currency of the United States of America. Solely for the convenience of the reader, this Form 8-K contains translations of certain
Cdn Dollars amounts into US Dollars at specified rates.

Exchange Rate Information

The rate of exchange means that noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York. The average rate means the average of the exchange rates on the last date of each month during a year.


                   2001		2000		1999		1998		1997

High			$1.6034	$1.5583	$1.4849	$1.5770	$1.4328
Low			 1.4935	 1.4318	 1.4420	 1.4100	 1.3470
Average for Period 1.5494	 1.4854	 1.4857	 1.4894	 1.3800
End of Period	 1.5928	 1.4995	 1.4433	 1.5375	 1.4328

The exchange rate on June 30, 2002 was 1.5162.

The high and low exchange rates for the most recent six months are as follows:

            January	February	March		April	  May		June
            2002		2002		2002		2002	  2002	2002

High		1.6125	1.6094	1.5967	1.5988  1.5714	1.5481
Low		1.5873	1.5889	1.5777	1.5617  1.5280	1.5122

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Geologic Time

							Number of Years
Name of Era		Name of Period		before Present (Millions)

Quaternary		Holocene			0 to 0.4
			Pleistocene			0.4 to 1.8
Tertiary		Pliocene			1.8 to 5.0
			Miocene			5.0 to 24
			Oligocene			24 to 38
			Eocene			38 to 56
			Paleocene			56 to 66
Mesozoic		Cretaceous			66 to 140
			Jurassic			140 to 200
			Triassic			200 to 250
Paleozoic		Permian			250 to 290
			Carboniferous		290 to 365
			Devonian			365 to 405
			Silurian			405 to 425
			Ordovician			425 to 500
			Cambrian			500 to 570
Precambrian		Precambrian			> 570

Glossary of Oil and Gas Terms

Certain terms used in the description of the Company's properties are defined as follows:

"Abandonment" permanent dismantling of a production platform or other installation. i.e. plugging of a well.

"Amplitude" is half the height of the crest of a wave or ripple above the adjacent troughs.

"Anticline" is a geologic structure in which the sedimentary strata are folded to form an arch or dome.

"API" American Petroleum Institute (Acronym).

"API Gravity" an arbitrary scale expressing the density of liquid (gravity) petroleum products devised jointly by the American Petroleum Institute and the National Bureau of Standards. Oil with the least specific gravity has the highest API gravity. The measuring scale is calibrated in terms of degrees API. API Gravity is the industry standard for expressing the specific gravity of crude oils. A high API gravity means lower specific gravity and light oils.

"Appraisal Well" is a well drilled after an existing discovery well to determine the extent of the resources of the field.

"Basin" is a depression of large size in which thick layers of sediments have accumulated over a long period of time.

"BBLS" means barrels.

"BCF"	means billions of cubic feet.

"BC/mmcf" means barrels of condensate per million cubic feet.

"BCPD" means barrels of condensate per day.

"BO" means barrels of oil.

"BOE"	means barrels of oil equivalent.

"BOPD" means barrels of oil per day

"Clastic" are rocks built up of fragments of pre-existing rocks which habe been produced by processes of weathering and erosion.

"Commercial Reserves" Commercial Reserves of oil and gas are restricted to volumes recoverable at an acceptable profitability.

"Condensate" refers to hydrocarbons which are in the gaseous state under reservoir conditions and which become liquid when temperature or pressure is reduced.

"Delineation Well" a certain type of appraisal well, usually one drilled specifically to determine the boundary of a discovered reservoir.

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"Depletion" is the reduction in petroleum reserves due to production.

"Development" refers to the phase in which a proven oil or gas field is brought into production by drilling and completing production wells and the wells, in most cases, are connected to the petroleum gathering system.

"Discovery" is the location by drilling of a well of an accumulation of gas, condensate or oil reserves, the size of which may be estimated but not precisely quantified and which may or may not be commercially economic, depending on a number of factors.

"Dry Hole" is a well drilled without finding commercially economic quantities of hydrocarbons.

"Exploration Well" is a well drilled in a prospect to test a potential but unproven hydrocarbon.

"Farm In" or "Farm Out" refers to a common form of agreement between or among petroleum companies where the holder of the petroleum interest agrees to assign all or part of an interest in the ownership to another party that is willing to fund agreed exploration activities which may be more or less than the proportionate interest assigned to such other party.

"Fault" is a fracture in a rock or rock formation along which there has been an observable amount of displacement.

"Field" is an area that is producing, or has been proven to be capable of producing, hydrocarbons.

"Formation" is a reference to a group of rocks of the same age extending over a substantial area of a basin.

"Frontier Exploration" is exploration in an area that has seen little previous exploration but offers the potential for the discovery of large reserves of hydrocarbons.

"Geology" is the science relating to the history and development of the Earth.

"Hydrocarbon" is the general term for oil, gas, condensate and other petroleum products.

"Impermeable Rock" a rock without significant or poorly communicating pore spaces, such that fluid will not flow through.

"Lead" is an inferred geological feature or structural pattern which on further investigation may be upgraded to a prospect.

"Light Crude Oil" an API gravity higher than 33 degrees. The higher the API gravity, the lighter the crude oil.

"MBO" means thousand barrels of oil.

"MCF" means thousand cubic feet.

"MCFD" means thousand cubic feet per day.

"MMBO" means million barrels of oil.

"MMCF" means million cubic feet.

"MMCFD" means million cubic feet per day.

"Participating Interest" or "Working Interest" is an equity interest, compared with a royalty interest, in an oil and gas property whereby the participating interest holder pays its proportionate or agreed percentage share of development and operating costs and receives its proportionate share of the proceeds of hydrocarbon sales after deduction of royalties due on gross income.

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"Pay Zone" is the stratum or strata of sedimentary rock in which oil or gas is found in exploitable quantities.

"Permeability" the degree to which a body of rock will permit a fluid to flow through it. Permeability is a function of the shape of the capillary pore spaces and the degree to which pores are connected. Impermeable rock is not permeable.

"Permit" or "License" is an area that is granted for a prescribed period of time for exploration, development or production under specific contractual or legislative conditions.

"Pipeline" is a system of interconnected pipes that gather and transport hydrocarbons from a well or field to a processing plant or to a facility that is built to take the hydrocarbons for further transport, such as a gas liquefaction plant.

"Play" is a combination of geologic features that have the potential for the accumulation of hydrocarbons.

"Porosity" the volume of free space between he grains of a rock capable of holding fluid, (gas or liquid). Porosity is expressed as a percentage of total gross rock volume.

"Project" defines a larger area in which a prospect is located

"Prospect" is a potential hydrocarbon trap which has been confirmed by geological and geophysical studies to warrant the drilling of an exploration well.

 "Reservoir" is a porous and permeable sedimentary rock formation containing adequate pore space in the rock to provide storage space for oil, gas or water.

"Royalty" is the entitlement to a stated or determinable percentage of the proceeds received from the sale of hydrocarbons calculated as prescribed in applicable legislation or in the agreement reserving the royalty to the owner of the royalty.

"Sait Dome" under high pressure salt deforms plastically and behaves like on intrusive, deforming and piercing the overlying sediments. Salt domes are important as they may develop oil traps.

"Sandstone" a sedimentary rock in which the particles range in size from 1/16mm - 2mm.

"Seal" is an impervious sedimentary rock formation overlying a reservoir that prevents the further migration of hydrocarbons.

"Seep" is the natural flow of oil or gas to the Earth's surface from a formation or through cracks and faults indicating that a formation containing hydrocarbons may be located somewhere nearby.

"Seismic" refers to a geophysical technique using low frequency sound waves to determine the subsurface structure of sedimentary rocks.

"Shale" means a fine-grained sedimentary rock, formed by the compaction of clay, silt or mud.

"Show" is the detectable presence of hydrocarbons during the drilling of a well.

"Source Rock" is sedimentary rock, usually fine-grained shale rich in organic matter, the geologic conditions, including conditions of temperature, pressure and time, and history of which is favourable for the formation of hydrocarbons.

"Structure" a geological formation which, if sealed against leakage, could be a potential trap for hydrocarbons.

"Syncline" is a fold of which the core contains the stratigraphically younger rocks; it is generally concave upward.

"Test well" a well drilled in an unproven area. Also known as a wildcat well.

"TCF" means trillions of cubic feet.

"Top Seal" is a rock formation through which hydrocarbons cannot move which lies above a trap and below which hydrocarbons accumulate to form a pool.

"Trap" is a geological structure in which hydrocarbons build up to form an oil, condensate or gas field.

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ITEM 1.  	CHANGES IN CONTROL OF REGISTRANT.

(a)	Merger Agreement

Pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated June 12, 2002, Knight Petroleum Corp. (the "Company"), a British Columbia corporation, acquired all the outstanding shares of common stock of Canada Trace Capital Corp. ("the Issuer"), a Delaware corporation, from the shareholders thereof in an exchange of an aggregate of 150,000 shares of common stock of the Company (the "Acquisition"). Immediately following the Acquisition Knight Petroleum (Delaware) Inc. ("Subco") a Delaware corporation and a wholly-owned subsidiary of the Company merged with Canada Trace (the "Merger").

The Acquisition was approved by the unanimous consent of the Board of Directors of the Issuer and its shareholders on June 12, 2002. The Acquisition was effective on June 12, 2002. The Merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on June 12, 2002. The Merger was effective on June 12, 2002. The Acquisition and Merger is intended to qualify as reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Upon effectiveness of the Acquisition and Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), the Company elected to become the successor issuer to the Issuer for reporting purposes under the Securities Exchange Act of 1934 (the "1934 Act") and elects to report under the Act effective July 18, 2002.

A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b)	Control of the Company

The Company had 9,576,937 shares of common stock issued and outstanding prior to the Acquisition, and will have 9,726,937 shares issued and outstanding following the Acquisition. The Issuer had 750,000 shares of common stock issued and outstanding prior to and after the Acquisition.

The following table sets forth each person known by the Issuer to be the beneficial owner of five percent or more of the Issuer's common stock, prior to the closing of the Acquisition, all directors individually and all directors and officers of the Issuer as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

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                       Name and Address      Amount and Nature   Percent of
Title of Class         of Beneficial Owner   of Beneficial Owner  Class
 -----------------     --------------------  -------------------- ---------
Common shares          Jeffery Lightfoot		750,000	 	100%
No par value           700-625 Howe Street
	                 Vancouver BC

All Directors and Officers as a Group	               750,000
	 100%

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of June 30, 2002, after taking into effect the Acquisition, of (1) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (2) each of the Company's directors and officers, and (3) all directors and officers of the Company as a group:

                       Name and Address      Amount and Nature   Percent of
Title of Class         of Beneficial Owner   of Beneficial Owner  Class

No Par Value 	     David Patterson		393,000 Shares	4.10%
Common Stock           2348 Orchard Lane
		           West Vancouver, BC
			     Canada
                       CEO

No Par Value	     Harvey Keats			150,000 Shares	1.57%
Common Stock           4808 Meadfield Road
			     West Vancouver, BC
			     Canada
			     President, CFO and Director


No Par Value           Kerry Sparkes		148,000 Shares	1.54%
Common Stock           2336 Riverbank Place
			     North Vancouver, BC
			     Canada
			     Director

No Par Value           Christopher Wright		75,000 Shares	0.78%
Common Stock  	     1320 - 925 W. Georgia St.
			     West Vancouver, BC,
			     Canada
      		     Director

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No Par Value           John Maher			350,000 Shares	3.65%
Common Stock           Suite 111, 324-8th Ave. S.W.
			     Calgary, Alberta
			     Canada
                       Director

No Par Value           Robert Falls			27,500 Shares	0.29%
Common Stock           412-2243 Folkestone Way
			     West Vancouver BC
			     Canada
                       Secretary

No Par Value	     Alix Vikki Patterson	1,192,885 Shares	12.46%
Common Stock	     2348 Orchard Lane
			     West Vancouver BC
			     Canada

No Par Value	     Norm Yurik			1,304,384 Shares	13.62%
Common Stock	     415 Gordon Avenue
	   		     West Vancouver BC
			     Canada

No Par Value	     Colin Watt			1,557,424 Shares	16.26%
Common Stock	     Suite 1360 - 605 Robson Street
			     Vancouver BC
		           Canada

No Par Value	     Clarion Finanz AG		1,500,000 Shares	15.66%
Common Stock	     Seefeld Strasse 214
			     Zurich
	     Switzerland

No Par Value	     EH & P Investments AG	1,000,000 Shares	10.44%
Common Stock	     Burglistrasse 6 Posffach
			     Zurich
			     Switzerland

All Directors and Officers as a Group		1,143,500 Shares	11.94%

(1)	All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents that are exercisable within 60 days.

(2)  	Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

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As of June 14, 2002 the Company had 69 shareholders of record.

Other than as disclosed above the Company is not aware of any other company, any foreign government or any other person, jointly or severally, that directly or indirectly controls the Company. The Company is not aware of any arrangements the operation of which may at a future date result in a change in control of the Company.

Beneficial ownership in this Form 8K is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of the Company's common stock that may be acquired upon exercise of stock options or warrants are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(c)    	Description of Canada Trace Capital Corp.

Canada Trace Capital Corp. ("the Issuer") was organized under the laws of the State of Delaware on October 18, 2000. The Issuer was organized for the purposes of creating a corporate vehicle to locate and acquire an operating business entity which management of the Issuer felt would be a suitable acquisition (a "Target Company"). The Issuer recognized that as a result of its limited financial, managerial and other resources, the number of suitable potential businesses that would be available to it would be limited. Canada Trace's principal business objective was to seek long-term growth potential in the business in which it intended to participate rather than immediate, short-term earnings.

The Issuer did not restrict its search to any specific business, industry or geographical location. It sought to acquire a Target Company which was looking to avail itself of the benefits of being a "reporting issuer" in order to facilitate capital formation to expand into new markets.

In order to better facilitate its business goals the Issuer voluntarily filed with the SEC a Form 10SB12G on January 4, 2001 and became a "reporting issuer" under the 1934 Act on March 6, 2001.

The Issuer did not, until the Merger, engage in any business activities other than the identifying, investigating, and analyzing potential Target Companies. Since its formation the Issuer has had limited finances and no material assets or liabilities. Under the terms of the Merger, the outstanding assets and liabilities of the Issuer were assumed by Subco. The Company is not obligated to pay any outstanding liabilities of the Issuer as a result of the Merger.

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a)	Criteria for Merger

The consideration exchanged pursuant to the Acquisition Agreement was negotiated between the Issuer and the Company.

In evaluating the Acquisition, the Issuer used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. The Issuer determined that the consideration for the merger was reasonable. In evaluating Canada Trace, the Company placed a primary emphasis on the Issuer's status as a reporting company under the Section 12(g) of the Securities Exchange Act of 1934, Act as amended, and the Issuer's facilitation of the Company becoming a reporting company under the Act.

(b)	Corporate History of the Company.

Organization of the Company

The Company was incorporated by Memorandum and Articles pursuant to the Company Act (British Columbia) on April 11, 1983 under the name Orotek Resources Corporation. On December 29, 1992, the Company consolidated its share capital on a 4.7:1 basis and changed its name to Doucette Developments Corp. Effective August 30, 1995, the Company changed its name to Traders International Franchise Systems Inc. The Company subsequently consolidated its share capital on a 3:1 basis and changed its name to Newquest Ventures Corp. on May 21, 1998. On May 26, 1999, the Company consolidated its share capital on a 2:1 basis and changed its name to Aster Ventures Corp. The Company subsequently consolidated its share capital on a 2:1 basis and changed its name to Knight Petroleum Corp. on March 22, 2001.

The head office of the Company is located at 1360 - 605 Robson Street,
Vancouver, British Columbia, V6B 5J3.   The Company rents office space on a
month to month basis at the cost of $1,000/month. The registered office of the Company is located at 700 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6.

The auditors for the Company are Dale, Matheson, Carr-Hilton, Chartered Accountants, of Vancouver British Columbia. The attorneys for the Company are Maitland & Company, Barristers & Solicitors of Vancouver British Columbia.

Intercorporate Relationships

The Company does not have any subsidiaries, except for Knight Petroleum (Delware) Inc. which company has no assets or liabilities.

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Employees

The Company presently does not have any employees.   Three of the Company's
directors are geologists. None of the Company's current officers are employed directly by the Company, and all officers devote less than 20% of their time to the Company's business. All of the Company's officers and directors devote a significant amount of their time to other interests or competing businesses, which may conflict with the operations and business of the Company.

Trading

The Company is a reporting issuer in the Provinces of British Columbia and Alberta, Canada. The Common Shares of the Company are currently listed on the TSX Venture Exchange under the symbol KNP.

Business of the Company.

The Company has since 1999 been engaged in the acquisition, exploration and, if warranted, development of natural resource properties, and currently holds various interests in two projects located in northeast British Columbia, Canada (the "Fort St. John Project" and the "Lagarde Project"), a project in the Foothills Region of Alberta, Canada (the "Maycroft Project") and a project located offshore on the East Coast of the Province of Newfoundland, Canada (the "South Whale Basin Project").

From December 1994 to May 1998, under its previous management and corporate name Traders International Franchise Systems Inc., the Company, through its wholly owned subsidiaries Traders International Franchise Management Inc. and Sports Replay U.S.A. Inc., (the "Subsidiaries") owned certain franchise systems known as "Sports Traders" (known in the U.S. as "Sports Replay") and "Toy Traders" (known in the U.S. as "Kids Replay"). The Sports Traders franchisees operated retail outlets engaged in the sale of new and used sporting goods. The Toy Traders franchisees operated a similar business dealing in toys and other children's merchandise. The Company ceased operations in 1999 and on September 28, 1999 completed a share purchase agreement to sell all of the issued and outstanding shares of its Subsidiaries to two purchasers for the sole consideration of the cancellation by the purchasers of 742,206 escrow shares held by them in the capital of the Company.

While the Company has received revenue from oil & gas operations in the past, it is not currently deriving any revenue from its oil & gas properties. The Company is, therefore, dependent on generating income from its oil & gas operations or raising funds by the issuance of shares in order to finance further acquisitions, undertake exploration and development of oil & gas properties and meet general and administrative expenses.

The Company proposes to raise additional financing through the sale of equity securities during the 2002 fiscal year, although there can be no assurance that such funding will be available. In the event that future equity financing cannot be raised or negotiations for joint venture funding are not successful, the Company's activities may be curtailed.

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During the past three years, the general development of the Company has been as follows:

-In order to settle outstanding debts of the Company and to provide for working capital the Company in mid 1999, consolidated its issued and authorized share capital on a 2:1 basis and changed its name to Aster Ventures Corp. and closed two private placements. On May 31, 1999, the Company completed a non-brokered private placement totalling $385,000 and issued 2,566,667 units at a price of $0.15 per unit. Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years at a price of $0.15 for the first year and $0.17 for the second year. On July 5, 1999, the Company completed a non-brokered private placement totalling $153,000 and issued 600,000 units at a price of $0.255 per unit. Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years at a price of $0.255 for the first year and $0.29 for the second year.

-On July 9, 1999, the Company entered into a letter of intent with Tri-Valley Oil & Gas Co., ("Tri-Valley") of Bakersfield, California, together with a consortium of other junior companies, to earn a 17.5% working interest in and to carry out exploration on Tri-Valley's deep oil and gas exploration project known as the "EKHO Project" located in the San Joaquin Valley, Kern County, California.

-On September 24, 1999, the Company completed a private placement totalling $2,700,000 and issued 3,000,000 units at a price of $0.90 per unit. Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years at a price of $0.90 for the first year and $1.04 for the second year. The funds raised by way of this private placement were used to acquire a 17.5% working interest in the EKHO Project and for working capital purposes.

-On November 16, 1999, the Company entered into an agreement with Prairie Pacific Energy Corporation ("Prairie Pacific") of Vancouver, British Columbia, Canada to acquire a 30% working interest in the Kiskatinaw formation on a section of land (640 acres) in Fort St. John, British Columbia. Under the terms of the Agreement, the Company has a 30% before payout working interest and a 15% after payout working interest in the well.

-On January 26, 2000, the Company completed a private placement totalling $310,900 and issued 518,167 flow-through units at a price of $0.60 per unit. Each unit consists of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of one year at a price of $0.60. The funds raised by way of this private placement were used to carry out exploration on oil and gas properties in both Alberta and British Columbia.

-On February 9, 2000, the Company entered into a second agreement with Prairie Pacific to earn a 50% interest in Prairie Pacific's 100% interest in a shallow gas prospect known as the "Negus Project" located in northwest Alberta. The Company paid to Prairie Pacific the sum of $466,213 to acquire the interest in the Negus Project.

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Page 13

-In late February 2000, the Company together with Prairie Pacific purchased an additional six sections in the Negus area. The Company's portion of the additional land costs for this purchase was $47,562.

-On May 4, 2000, the Company completed a private placement totalling $900,000 and issued 900,000 convertible debentures at a price of $1.00 per convertible debenture. Each convertible debenture is convertible, in whole or in part, into common shares of the Company at a conversion price of: $0.60 per share for years 1 and 2; $0.70 per share for year 3; $0.80 per share for year 4; and $0.90 per share for year 5, until May 3, 2005. The Company also issued 900,000 detachable non-transferable share purchase warrants, each warrant entitling the holder to purchase one additional common share at a price of $0.60 until May 3, 2002. A portion of the funds raised by way of this private placement were used to fund the Company's acquisition costs of a 50% interest in the Negus shallow gas prospect, and to fund the initial drilling and associated work commitments on the said prospect.

-On July 10, 2000, the Company signed and submitted to Tri-Valley consent to proceed documentation for the Company's participation in an additional work program totalling US$1,028,900 on the EKHO #1 well (the Company's portion being US$205,780).

-On August 21, 2000, the Company completed a private placement totalling $385,000 and issued 1,480,768 units at a price of $0.26 per unit. Each unit consists of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years at a price of $0.35. The funds raised by way of this private placement were used to fund the Company's proportionate cost of the additional work program on the EKHO #1 well.

-On September 5, 2000, the Company announced that it had entered into a conditional purchase agreement to sell its interest in the Negus Project for net proceeds of $830,310. The proceeds from the sale of the Negus Project were used to pay existing accounts payable and to retire a portion of the Company's outstanding convertible debt.

-On October 20, 2000, the Company received an authority for expenditure and cash call from Tri-Valley to carry out an additional work program totalling US$2,000,000 on the EKHO #1 well. Upon review of the results and interpretation of the initial data from the work carried out by Tri-Valley and its consultants, and due to the Company's financial situation and market conditions at that time, the Company elected not to participate further in the EKHO Project. As a consequence, the Company forfeited its interest in the EKHO #1 well and all of the EKHO Project acreage, and wrote-off a total of $3,117,740 of deferred exploration costs associated therewith.

-Effective March 22, 2001, the Company consolidated its issued and authorized share capital on the basis of one new common share for every two (2) shares issued and outstanding and changed its name to Knight Petroleum Corp.

-On July 16, 2001, the Company entered into an agreement with Prairie Pacific to participate as to a 50% interest in Prairie's interest in an oil and gas exploration prospect located in northeast British Columbia, known as the Lagarde Project. Consideration payable by the Company was $217,002.

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Page 14

-In order to meet its funding requirements for the Lagarde Project, the Company completed a private placement totalling $500,000 and issued a total of 2,450,000 units at a price of $0.20 per unit on October 3, 2001. Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years at a price of $0.25.

-On August 31, 2001, the Company entered into farm-out agreements with a number of junior oil and gas companies for the drilling of an initial test well on the Lagarde lands. The terms of the farm-out agreements result in the Company having a 13.5% before payout working interest and a 29.25% after payout working interest. The Company also has a 7.5% overriding royalty until payout on a 90% working interest basis of the initial test well.

-On November 1, 2001, the Company entered into a farm out agreement with Polaris Resources Ltd., a private Alberta company, to participate and earn a 25% before pay-out and a 20% after pay-out working interest in a gas prospect located in the Foothills region of Alberta, known as the Maycroft Project. The terms of the agreement required the Company to make initial payments totaling $250,000.

-On March 26, 2002, the Company completed a private placement totalling $170,000 and issued 850,000 units at a price of $0.20 per unit. Each unit consists of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years at a price of $0.22.

-On June18, 2002 the Company entered into an option agreement with Polaris to acquire 75% of Polaris's interest in three Exploration Licenses in the South Whale Basin Property located offshore Newfoundland, Canada which project is known as the South Whale Basin Project. The terms of the agreement require the Company to pay Polaris $20,000 on June 12, 2002, $80,000 on or before July 12, 2002, $1,400,000 on or before August 15, 2002 and $500,000 on or before October 31, 2002 and to issue to Polaris 9,500,000 common shares. In addition the Company must carry out certain qualified work expenditures on the project.

Narrative Description of the Business

The Company is a junior oil and gas company with two projects in northeast Province of British Columbia, Canada known as the Fort St. John Project and the Lagarde Project, a project in the Foothills Region of the Province of Alberta, Canada known as the Maycroft Project, and a project located offshore on the East Coast of the Province of Newfoundland Canada known as the South Whale Basin Projectas more particularly described below.

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Fort St. John Project, British Columbia

Pursuant to the terms of a farmout and sub-participation agreement dated November 16, 1999 between the Company and Prairie Pacific, of Vancouver, British Columbia, the Company acquired a 30% working interest in the Kiskatinaw formation on a section of land (640 acres) near Fort St. John, British Columbia, by funding 30% of the total cost of drilling, completing, equipping and tying-in an initial test well. The Company was also required to pay an overriding royalty to Prairie Pacific in the amount of 15% on the net value at the wellhead of all oil and gas net of any royalties payable to the Crown.

Prairie Pacific (TSX: PRP) is a public Canadian independent oil and natural gas exploration and production company with 30 years experience across North America.

On January 21, 2001, the well reached payout. As a result of reaching payout, the Company's working interest was reduced to 15% from 30% and the Company was no longer required to pay the 15% overriding royalty to Prairie Pacific.

The well has produced approximately 3 million cubic feet of gas during the 6 month period ended March 31, 2002 and approximately 441 million cubic feet of gas since it was tied in on August 2, 2000.

As at September 30, 2001, total costs incurred on the Fort St. John Project were $395,038.

During the month of September 2001, the well was shut in for two weeks in order to do pressure testing and to estimate the remaining reserves. It was determined that that the well had approximately 129 million cubic feet of recoverable natural gas remaining. However, production has steadily decreased in recent months to the point of producing no gas in February and March. Therefore, the Company has provided for 100% depletion of the well at March 31, 2002. It has not yet been determined if the well will be abandoned.

Lagarde Project, British Columbia

Pursuant to the terms of a Co-Participation Agreement dated July 16, 2001 (the "Lagarde Agreement") with Prairie Pacific, the Company acquired a 45% working interest in the Lagarde lands, subject to a 7.5% overriding royalty to the original owner. The Company paid to Prairie Pacific the sum of $379,600 as reimbursement for one-half of the entire land and seismic costs of the Lagarde Project.

The Company subsequently entered into farm-out agreements with numerous junior oil and gas companies for the drilling of an initial test well on the Lagarde lands. The Company directly funded 15% of the initial test well, the balance of which was funded by junior oil and gas companies and Prairie Pacific. The terms of the farm-out agreements result in the Company having a 13.5% before payout working interest and a 29.25% after payout working interest. The Company also has a 7.5% overriding royalty until payout on a 90% working interest basis of the initial test well.

The Lagarde lands are comprised of three sections of land located north of Fort St. John, in northeastern British Columbia. Two of the sections include the petroleum and natural gas rights below base 43001 Bluesky-Gething-Dunlevy. The remaining section includes all of the petroleum and natural gas rights.

In November 2001, drilling of the initial test well on the Lagarde lands was completed. Results of testing, well bore analysis and interpretations received by the Company indicated that the test well would be uneconomic on a stand-alone basis. The Company is in the process of assessing the overall project prospects.

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Maycroft Project, Alberta

Pursuant to the terms of a farm out agreement dated November 1, 2001 (the "Maycroft Agreement") with Polaris Resources Ltd. ("Polaris"), a private Alberta company, the Company acquired a 25% before payout working interest, subject to a 9% overriding royalty, and a 20% after payout working interest in a large prospective gas project located in the Foothills region of Alberta (the "Maycroft Project"). The Company has paid to Polaris the sum of $125,000 toward the seismic costs as required under the terms of the Maycroft Agreement. The Company has also paid an additional $125,000 to Polaris, being the Company's proportionate share of a $500,000 non-refundable work commitment deposit for the preparatory work required to obtain a well license.

Prior to drilling of an initial test well on the Maycroft Project, it will be necessary for Polaris to obtain a license to do so. There is no certainty that such a license will be granted.

It is estimated that the cost of an initial 5,000 metre test well will be $9 million of which the Company's portion will be approximately $2.25 million. The Company does not currently have the necessary funds to participate in the initial test well.

The Foothills region of southwest Alberta is one of the most prolific natural gas producing regions of the Western Canadian Sedimentary Basin. Production to date from the well known Mississippian and Devonian gas fields ranges from 234 BCF at Coleman to 3.9 TCF at Waterton. Many of the wells in this region produce in excess of 25 million cubic feet per day and have high deliverability with relatively low decline rates, and consequently a long life. However, proximity of the Company's Maycroft Project to other gas producing regions does not provide any assurance that economic quantities of gas exists on the Maycroft Project.

The Whaleback Structure is one of the largest known undrilled prospects in the Mississippian and Devonian formations of Southern Alberta, with an undiscovered potential for over 2 TCF of natural gas. A major international oil and gas company proposed drilling of the Whaleback Structure in the early nineties. That proposal involved the drilling of up to 25 wells in a pristine wilderness area. After much consultation, the Provincial Government under Premier Ralph Klein created the Bob Creek Wildland Provincial Park and the Black Creek Heritage Rangeland (collectively the "Parkland"). Consequently, development of the subsurface structures under the Parkland cannot occur.

Following the creation of the Parkland in 1999, Polaris acquired mineral rights near the southern boundary of the protected areas. The 640 acres of petroleum and natural gas rights that Polaris acquired lie one mile outside the Bob Creek Wildland Provincial Park. Seismic data acquired by
Polaris indicates that a large subsurface geological structure is also present under the lands outside of the Parkland. Polaris has proposed the drilling of up to four wells from one surface location, thus causing minimal disturbance in this area near the Parkland.

A successful well or wells on the Polaris lands could produce significant quantities of gas. The undiscovered potential of the Polaris lands could be substantial, since prolific Foothills wells may produce in excess of 100 BCF per well.

Polaris is currently in the process of applying for a well license for the drilling of an initial test well.

Drilling will target the large geophysically and geologically mapped structure that potentially traps natural gas, especially in Mississippian and Devonian Formations. Secondary targets exist in the overlying Cretaceous Formations.

In addition to the Company's 25% before payout working interest, Polaris has also farmed out 50% of the project on the same terms to Ricks Nova Scotia Company, a large private U.S. oil and gas company. Polaris is the operator of the project.

South Whale Basin Project, Newfoundland

Pursuant to the terms of an option and acquisition agreement dated June 18, 2002 (the "South Whale Basin Agreement") with Polaris the Company has been granted the option to acquire 75% of Polaris's interest in Exploration Licenses 1060, 1061 and 1062 (the "Licenses") covering 1,644,255 acres in the South Whale Basin, located approximately 350 kilometres south of city of St. John's, Newfoundland Canada. In order to earn the 75% interest the Company must pay Polaris $20,000 on June 12, 2002, $80,000 on or before July 12, 2002, $1,400,000 on or before August 15, 2002 and $500,000 on or before
October 31, 2002 and to issue to Polaris 9,500,000 common shares from the Company's capital stock on or before August 15, 2002. In addition the Company must maintain the Licenses in good standing and carry out certain qualified work expenditures of $1,000,000 by January 15, 2004 and $4,600,000 by January 15, 2005. In addition, to secure each of the exploration licences, a well must be commenced on each license by January 15, 2006.

As part of the South Whale Basin Agreement, Polaris will assign to the Company its right to any reimbursements issued on prior issued letters of guarantee totaling $1,400,000. The reimbursements are tied to expenditures incurred on the Property by the Company. Upon the Company earning the interest in the project the Company and Polaris will establish a joint venture (with respective interests held 75% by the Company and 25% by Polaris) to own, explore and develop the project.

Polaris is the legal and beneficial owner of 100% of the Licenses and the underlying properties are not subject to any liens, claims, options, royalties, other than royalties payable to the Government of Newfoundland and Labrador and the Government of Canada and a 1% gross overriding royalty payable to 554568 Alberta Ltd.

The South Whale Basin Agreement is subject to the approval of the TSX Venture Exchange and the shareholders of the Company.

The regional setting of the South Whale Basin Project is similar to that of the proven hydrocarbon bearing Jeanne d'Arc Basin which is located 350 kilometres northeast of the project and the Sable Basin which is located 350 kilometers west of the project. Numerous targets with the potential to trap hydrocarbons have been identified on the project. The project is south of, and adjacent to, Husky Energy Inc.'s exploration licenses 1058 and 1059, which contains its 'Lewis Hill Prospect'.

An examination of the history of Newfoundland offshore exploration provides an understanding of the prospectively of the South Whale Basin Project.

Early exploration drilling from 1971 to 1974 in the nearby Jeanne d'Arc Basin had oil and gas shows, with some of the best shows associated with drilling on or near salt domes. A second round of drilling, in the 1980's, led to major commercial discoveries on non salt dome structures such as the Hibernia and Terra Nova Oil Fields.

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Page 18

The South Whale Basin was the first area to be drilled in the Newfoundland offshore area. The relatively ice-free waters, combined with an abundance of salt domes that were familiar trapping mechanisms in the Gulf of Mexico, made it an attractive place to begin exploratory drilling. Fifteen wells were drilled in the South Whale Basin between 1966 and 1974, however, 11 of the 15 wells were drilled over the crests of, and adjacent to, salt domes, or on basement ridges with thin sedimentary cover. Although good reservoirs and several oil and gas shows were indicated, there were no commercial discoveries. Drilling over and adjacent to salt domes was not only ineffective, it also resulted in limited penetration of the prospective sedimentary package.

Polaris has acquired 3,970 kilometers of seismic and interpreted several large structural and stratigraphic features in the Lower Cretaceous and Jurassic sediments, similar to geological structures productive at the Hibernia and Venture Fields offshore Newfoundland and Nova Scotia. It is the Company's intention to acquire additional seismic data to map these structures in detail and identify specific drillable locations. It is expected that the cost of acquiring and interpreting the additional seismic will be sufficient to meet the option earn-in requirements.

Regulations

Canadian federal and provincial governments regulate various aspects of the oil and gas industry, including such matters as land tenure, prices, royalties, production rates, environmental protection controls, income and exports. The oil and gas industry is also subject to regulation in such matters as production, drilling obligations, control over the development and abandonment of fields and possibly expropriation or cancellation of contract rights. Failure to obtain regulatory approvals, or failure to obtain them on a timely basis, could result in delays, abandonment or restructuring of projects and increased costs, all of which could negatively affect future earnings and cash flow.

Exports

The Government of Canada, through the National Energy Board ("NEB"), regulates exports of crude oil, natural gas, NGL and electricity. For light and medium crude and NGL exports for periods up to one year, and heavy crude exports for periods up to two years, licenses are not required and the crude oil and NGL are exported under short-term orders. A Fair Market Access procedure was implemented by the NEB for approvals of long-term exports of crude oil in 1997. Natural gas exports for a period under two years are exported under short-term orders and for any period in excess of two years exports require an NEB license. An export license application is subject to a public hearing, which can take the form of a written or oral proceeding. Natural gas exports for terms of less than two years are authorized by order without a public hearing. An NEB export license will not take effect until approved by the federal Governor-in-Council. Before granting a license, the NEB must be satisfied that the gas to be exported is surplus to reasonably foreseeable Canadian requirements, including trends in discoveries, and that the issuance of the license would otherwise be in the public interest. Electricity is exported under a permit unless the NEB recommends exportation to be designated by an Order in Council, then it would be exported under a license. The NEB will authorize such permit or license for a term of up to 30 years. Such permits are authorized without holding a public hearing. The NEB also screens any environmental impacts directly connected to the proposed export as part of its public interest jurisdiction. Companies exporting natural gas to the United States must also obtain an import certificate from the United States Department of Energy, Office of Fossil Energy.

Petroleum and Natural Gas Rights

Oil and gas rights in Canada are either government or privately owned. Rights in provincially owned lands derive from licenses and leases. Licenses define an exploration area's boundaries and the type of work required to maintain the license. The satisfaction of license requirements entitles the holder to convert all or a portion of the licensed rights to lease form. Leases entitle the lessee to explore for, develop and produce petroleum and natural gas in the leased area. Private owners of mineral rights also grant freehold leases. Both Crown and freehold leases are maintained by payments and by production or productive capability.

Environmental Regulation

All phases of the Company's operations are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.

Although compliance with such laws is not presently a significant factor in the Company's operations, there is no assurance that compliance with future changes in environmental regulation, if any, will not adversely affect the Company's operations.

Funding requirements

The Company proposes to raise additional financing through the sale of equity securities during the next fiscal year, although there can be no assurance that such funding will be available or that such funding, if available, can be obtained on terms acceptable to the Company. In the event that future equity financing cannot be raised or negotiations for joint venture funding are not successful, the Company's activities may be curtailed and this may adversely affect the Company's ability to carry out the required level of expenditures to earn or maintain an equity interest in the South Whale Basin Project, Maycroft Project, Lagarde Project and Fort St. John Project.

Should the Company and its joint venture partners decide that future exploration is warranted on either the South Whale Basin Project, Maycroft Project, Lagarde Project or Fort St. John Project, a critical part of the Company's business plan will require it to fund its share of exploration costs. There can be no assurance that the Company will be able to successfully raise the capital required, when required, to meet its proportionate costs, or that it will be successful in discovering commercial quantities of hydrocarbons, or that it will have access to funds to develop a successful discovery without significant dilution or cost to the Company's stockholders.

(c) 	Management's Discussion and Analysis of Financial Condition and Results
of Operations

United States Generally Accepted Accounting Principles

See note 15 to the Financial Statements for a comparison of Canadian GAAP and United States GAAP as applicable to the Company's operations.

For the past several years the Company has focused its attention and resources on various oil and gas exploration projects. For a complete description of these projects, reference should be made to "Narrative Description of the Business under this Item".

Historically, the Company has been financed through the sale of its common shares, either by way of private placement or through the exercise of warrants or options. The Company does not expect to deviate from this practice, and fully anticipates undertaking further private placements or public offerings in the future in order to investigate and take advantage of business opportunities which may arise.

Operating Results

Year ended September 30, 2001 compared to September 30, 2000

The Company reported gross revenues of $729,135, which are directly attributable to the Company's gas well in Fort St. John, B.C., and a loss of $109,806 for the year ended September 30, 2001. Weakening gas prices and lower production volumes during the six months ended September 30 resulted in lower revenues.

The Company reported expenses of $300,040 (2000 - $745,436). Of this amount, $203,802 is general and administrative expense compared to $338,444 in 2000. The large decrease can be attributed to lower audit, legal, administrative and consulting fees as the Company's acquisition and financing activities were less than in 2000.

The Company paid a private company $73,000 during the year for administrative and accounting services and paid the same private company $12,000 for rent of office space.

The Company paid management fees of $23,333 to companies controlled by directors of the Company in lieu of salaries.

The Company undertook minimal promotional activities during the year and management travel was reduced resulting in only $20,529 being spent on promotion and travel.

At September 30, 2001, the company had working capital of $199,816. The Company depended on continuing production from the Fort St. John well in order to settle debts and to provide working capital. It is anticipated that the Fort St. John well will not be able to fund ongoing operations and repay the convertible debenture in full. The Company may require additional equity financing in order to meet the above obligations and to participate in new opportunities.

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Page 21

Six months ended March 31, 2002

The Company reported a loss of $221,157 for the six months ended March 31, 2002 compared to earnings of $104,059 for the same period in 2001. The main reason for the loss is the decrease and eventual cessation of production at the St. John well. The Company recorded $87,455 of depletion at March 31, 2002, which represented 100% of the remaining carrying cost of the well.

The Company reported expenses of $120,677 (2001 - $177,986). The majority of the decrease can be attributed to the Company not paying any of its officers a salary during fiscal 2002 compared to $40,598 during fiscal 2001.

General and administrative expenses were also $10,196 less in 2002 compared to 2001. In particular, management fees and administrative fees have been lower in fiscal 2002 as a result of a decreased level of corporate activity. The Company incurred $27,000 (2000 - $4,075) in consulting fees for various services received primarily in conjunction with the Company's Lagarde and Maycroft projects.

The Company paid a private company $31,000 (2001 - $49,000) for administrative and accounting services and paid the same private company $6,000 (2001 - $6,000) for rent of office space.

At March 31, 2002, the Company had a working capital deficiency of $48,796. The Company currently does not have any revenue producing assets and therefore will be dependent on additional equity financing in order to continue operations, repay the convertible debenture and to participate in new opportunities, such as the Maycroft Project.

Capital Resources and Liquidity

Year ended September 30, 2001 compared to September 30, 2000

In order for the Company to meet its ongoing funding requirements, the Company negotiated a non-brokered private placement in the amount of $490,000. These funds were raised by the Company issuing a total of 1,700,000 non-flow through units at a price of $0.20 per unit and a total of 750,000 flow through units at a price of $.20 per unit. Each non-flow through unit is comprised of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.25 for two years. Each flow through unit is comprised of one flow through common share and one non-transferable share purchase warrant entitling the holder to purchase one additional flow through common share of the Company at a price of $0.25 for two years. The private placement closed subsequent to September 30, 2001.

Subsequent to March 31, 2002, the Company closed a $170,000 private placement. The Company issued 700,000 flow through shares at $0.20 per share and 150,000 non-flow through shares at $0.20 per share. Along with the shares, the Company issued 850,000 warrants entitling the holders to purchase 700,000 additional flow through common shares of the Company at a price of $0.22 for two years and 150,000 additional non-flow through common shares at a price of $0.22 for two years. These funds were used for the Maycroft project as well as for general working capital.

Capital Requirements update

The Company's greatest cash requirements during fiscal 2002 and 2003 will be for funding its obligations on the Maycroft and South Whale Basin Projects. The Company will be seeking to fund activities and other operating needs in the next twelve months from funds to be obtained through private placements or public offerings of debt or equity securities.

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Page 22

Beyond the next 12 months, the Company plans to continue financing it operations and capital requirements with new private financings and public offerings of debt and equity securities.

The Company expects that its existing capital requirements arising from its operations will be met from the Company's equity financings although there can be no assurances that such financings will occur.

Qualitative Information about Market Risk

Currency Exchange Rate Sensitivity

The results of the Company's operations are subject to currency transnational risk and currency transaction risk. Regarding currency transnational risk, the operating results and financial position of the Company are reported in Canadian dollars in the Company's financial statements. The fluctuation of the US dollar in relation to the Canadian dollar will therefore have an impact upon the profitability of the Company and may also affect the value of the Company's assets and the amount of shareholders' equity.

In regards to transaction risk, the Company's functional currency is the Canadian dollar and its activities are predominantly executed using the Canadian dollar. The Company incurs a relatively small portion of its expenses in U.S. dollars. Consequently the Company has not entered into any agreements or purchased any instruments to hedge any possible currency risks at this time.

Interest Rate Sensitivity

The Company currently has no significant short term or long term debt requiring interest payments except for a $280,000 convertible debenture. The convertible debenture pays interest at 11% on a semi-annual basis. The debenture expires May 3, 2005. As a result, the Company has not entered into any agreement or purchased any instrument to hedge against possible interest rate risks at this time.

Taxation

The following is a general discussion of certain possible Canadian and United Sates federal income tax consequences, under current law, generally applicable to a U.S. Holder (as hereinafter defined) of common shares of the Company. This discussion does not address all potentially relevant federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of federal income tax law, such as those described below as excluded from the definition of a U.S. Holder. In addition, this discussion does not cover any state, local, or foreign tax consequences.

THE DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY HOLDER OR PROSPECTIVE HOLDER OF COMMON SHARES OF THE COMPANY AND
NO OPINION OR REPRESENTATION WITH RESPECT TO THE CANADIAN OR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO ANY SUCH HOLDER OR PROSPECTIVE HOLDER IS MADE. ACCORDINGLY, HOLDERS AND PROSPECTIVE HOLDERS OF COMMON SHARES OF THE COMPANY SHOULD CONSULT THEIR
OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF COMMON
SHARES OF THE COMPANY.

U. S. Holders

As used herein, a "U.S. Holder" means a holder of common shares of the Company who is a citizen or individual resident of the United States, a company or partnership created or organized in or under the laws of the United States or of any political subdivision thereof or a trust whose income is taxable in the United States irrespective of source. This summary does not address the tax consequences to, and U.S. Holder does not include, persons subject to specific provisions of federal income tax law, such as tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals, persons or entities that have a "functional currency" other than the U.S. dollar, shareholders who hold common shares as part of a straddle, hedging or a conversion transaction, and shareholders who acquired their common shares through the exercise of employee stock options or otherwise as compensation for services.

A "U.S. Resident" means a U.S. Holder who (i) is a resident of the United States for the purposes of the Canada-United States Income Tax Convention, 1980 (the "Convention"); (ii) is not currently, nor has previously been a resident of Canada or deemed to be a resident of Canada for the purposes of the Income Tax Act (Canada) (herein referred to as the "Canada Tax Act") at any time while the holder has held common shares; (iii) holds his or her common shares as capital property; (iv) deals at arm's length with the Company for the purposes of the Canada Tax Act; and (v) does not use or hold, and is not deemed under the Canada Tax Act to use or hold, such common shares in carrying a business or performing independent services in Canada. Common shares will generally be considered to be capital property to a U.S. Resident unless they are held as inventory in the course of carrying on a business or were acquired in a transaction considered to be an adventure or concern in the nature of trade.

This summary is limited to U.S. Holders who own common shares as capital assets. This summary does not address the consequences to a person or entity holding an interest in a shareholder or the consequences to a person of the ownership, exercise or disposition of any options, warrants or other rights to acquire common shares.

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Page 24

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is based upon the current provisions of the Canada Tax Act and the regulations (the "Regulations") enacted thereunder as at the date hereof, the Company's understanding of the current published administrative and assessing policies of the Canada Customs and Revenue Agency, all specific proposals to amend the Canada Tax Act and the Regulations publicly announced by the Minister of Finance before the date hereof (the "Proposed Amendments") and the provisions of the Convention as at the date hereof. This summary does not take into account provincial, territorial or foreign income tax considerations (see "United States Federal Income Tax Consequences" below), and does not take into account or anticipate any changes in law, whether by judicial, governmental or legislation decision or action except to the extent of the Proposed Amendments. No assurance can be given that any of the Proposed Amendments will be enacted into law or that legislation will implement the Proposed Amendments in the manner now proposed.

Distribution on Common Shares of the Company

Under the Convention, dividends which are paid or credited, or are deemed to be paid or credited, to a U.S. Resident in respect of the common shares will generally be subject to Canadian withholding tax at a rate of 5% of the gross amount of the dividends if the beneficial owner of the dividends is a company which owns at least 10% of the voting stock of the Company or 15% of the gross amount of the dividends if the beneficial owner of the dividends is any other U.S. Resident (other than certain exempt organizations referred to in Article XXI of the Convention).

Disposition of Common Shares of the Company

A U.S. Resident will generally not be subject to tax under the Canada Tax Act in respect of any capital gain realized on the disposition or deemed disposition of common shares unless such common shares are "taxable Canadian property", as defined in the Canada Tax Act, to the U.S. Resident. The common shares will not generally constitute taxable Canadian property to a U.S. Resident unless either (i) at any time during the five -year period ending at the time of the disposition of the common shares by such U.S. Resident, 25% or more of the issued shares (and in the view of the Canada Customs and Revenue Agency, taking into account any rights to acquire shares) of any class or series of the capital stock of the Company were owned by such U.S. Resident, persons with whom the U.S. Resident did not deal at arm's length or such U.S. Resident together with such persons, or (ii) the U.S. Resident's common shares are otherwise deemed to be taxable Canadian property. Capital gains realized on the disposition of common shares that constitute taxable Canadian property to a U.S. Resident will nevertheless, by virtue of the Convention, not be subject to tax under the Canadian Tax Act, provided that shares of the Company do not derive their value principally from real property, including the right to explore for or exploit natural resources and rights to amounts computed by reference to production, situated in Canada at the time of disposition.


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UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is based upon the sections of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time. This discussion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time.

Distribution on Common Shares of the Company

U.S. Holders receiving dividend distributions (including constructive dividends) with respect to common shares of the Company are required to include in gross income for United States federal income tax purposes the gross amount of such distributions equal to the U.S. dollar value of such dividends on the date of receipt (based on the exchange rate on such date) to the extent that the Company has current or accumulated earnings and profits, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be credited, subject to certain limitations, against the U.S. Holder's federal income tax liability or, alternatively, may be deducted in computing the U.S. Holders' federal taxable income by those who itemize deductions. (See more detailed discussion at "Foreign Tax Credit" below). To the extent that distributions exceed current or accumulated earnings and profits of the Company, they will be treated first as a return of capital up to the U.S. Holder's adjusted basis in the common shares and thereafter as gain from the sales of exchange of the common shares. Preferential tax rates for long-term capital gains are applicable to a U.S. Holder which is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains for a U.S. Holder which is a corporation.

In the case of foreign currency received as a dividend that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Generally, any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss. However, an individual whose realized gain does not exceed $200 will not recognize that gain, to the extent that there are no expenses associated with the transaction that meet the requirement for deductibility as a trade or business expense (other than travel expenses in connection with a business trip) or as an expense for the production of income.

Dividends paid on the common shares of the Company will not generally be eligible for the dividends received deduction provided to companies receiving dividends from certain United States companies. A U.S. Holder which is a company may, under certain circumstances, be entitled to a 70% or 80% deduction of the United States source portion of dividends received from the Company (unless the Company qualifies as a "foreign personal holding company" or a "passive foreign investment company", as defined below) if such U.S. Holder owns shares representing at least 10% or 20%, respectively, of the voting power and value of the Company. The availability of this deduction is subject to several complex limitations which are beyond the scope of this discussion.

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Under current temporary Treasury Regulations, dividends paid, and the proceeds of a sales of Company's common shares, will be subject to U.S. information reporting requirements and may also be subject to the 31% U.S. backup withholding tax, unless the Company or paying agent is furnished with a duly completed and signed Form W-9. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

Foreign Tax Credit

A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of common shares of the Company may be entitled, at the option of the U.S. Holder, to either receive a deduction or a tax credit for such foreign tax paid or withheld. Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by-year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations which apply to the credit, amount which is the general limitation that the credit cannot exceed the proportionate shares of the U.S. Holder's United States income tax liability that the U.S. Holder's foreign sources income bears to his or its worldwide taxable income. In the determination of the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern this classification process. In addition, this limitation is calculated separately with respect to specific classes of income such as "passive income", "high withholding tax interest", "financial services income", "shipping income", and certain other classifications of income. Dividends distributed by the Company will generally constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" for these purposes. The availability of the foreign tax credit and the application of the limitations on the credit are fact specific, and U.S. Holders of common shares of the Company should consult their own tax advisors regarding their individual circumstances.

Disposition of Common Shares of the Company

A U.S. Holder will recognize a gain or loss upon the sale of common shares of the Company equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's tax basis in the common shares of the Company. This gain or loss will be a capital gain or loss if the common shares are a capital asset in the hands of the U.S. Holder, which will be long-term capital gain or loss if the common shares of the Company are held for more than one year. Lower long-term capital gain rates will apply if the U.S. Holder is an individual, estate or trust and such U.S. Holder has held the common shares for more than eighteen months. Deduction for net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted.
For U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

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Other Considerations

In the following circumstances, the above sections of this discussion may not describe the United States federal income tax consequences resulting from the holding and disposition of common shares:

Foreign Personal Holding Company

If at any time during a taxable year more than 50% of the total combined voting power or the total value of the Company's outstanding shares is owned, directly or indirectly, by five or fewer individuals who are citizens or residents of the United States and 50% (60% in the first year) or more of the Company's gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), the Company may be treated as a "foreign personal holding company". In that event, U.S. Holders that hold common shares would be required to include in gross income for such year their allocable portions of such passive income to the extent the Company does not actually distribute such income.

Foreign Investment Company

If 50% or more of the combined voting power or total value of the Company's outstanding shares are held, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701(a)(31)), and the Company is found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that the Company may be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging common shares to be treated as ordinary income rather than capital gain.

Passive Foreign Investment Company

Certain United States income tax legislation contains rules governing "passive foreign investment companies" ("PFIC") which can have significant tax effects on U.S. Holders of foreign corporations. These rules do not apply to non-U.S. Holders. Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 7% or more of its gross income is "passive income", which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by fair market value (or, if the Company is a controlled foreign Company or makes an election, adjusted tax basis) of its assets that produce or are held for the production of "passive income" is 50% or more. The Company believes that it qualified as a PFIC for the current fiscal year and may qualify as a PFIC in subsequent years. There can be no assurance that the Company's determination concerning its PFIC status will not be challenged or that it will able to satisfy record keeping requirements which will be imposed on a Qualified Electing Fund ("QEF"). Each U.S. Holder of the Company is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation.

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Page 27

A U.S. Holder who holds stock in a foreign corporation during any year in which such Company qualifies as a PFIC may elect to be subject to United States federal income taxation under one of two alternative tax regimes. In the event that no such election is made, the PFIC rules will apply. The following is a discussion of the two alternative elective tax regimes applied to such U.S. Holders of the Company. In addition, special rules apply if a foreign corporation qualifies as both a PFIC and a "controlled foreign Company" (as defined below) and a U.S. Holder owns, directly and indirectly, ten percent (10%) or more of the total combined voting power of classes of shares of such foreign corporation (See more detailed discussion at "Controlled Foreign Company" below).

Assuming that the Company satisfies record-keeping requirements, a U.S. Holder who elects in a timely manner to treat the Company as a QEF (an "Electing U.S. Holder") will be subject, under Section 1293 of the Code, to current federal income tax for any taxable year in which the Company qualifies as a PFIC on his pro rata share of the Company's (i) "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) "ordinary earnings" (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the shareholder's taxable year in which (or with which) the Company's taxable year ends, regardless of whether such amounts are actually distributed.

The effective QEF election also allows the Electing U.S. Holder to (i) generally treat any gain realized on the disposition of Company common shares (or deemed to be realized on the pledge of his shares) as capital gain; (ii) treat his share of the Company's net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of the Company's annual realized net capital gain and ordinary earnings subject, however, to an interest charge. If the Electing U.S. Holder is not a corporation, such an interest charge would be treated as "personal interest" that is not deductible.

The procedure a U.S. Holder must comply with in making an effective QEF election will depend on whether the year of the election is the first year in the U.S. Holder's holding period in which the Company is a PFIC. If the U.S. Holder makes a QEF election in such first year, i.e., a timely QEF election, then the U.S. Holder may make the QEF election by simply filing the appropriate documents at the time the U.S. Holder files his tax return for such first year. If, however, the Company qualified as a PFIC in a prior year, then in addition to filing documents, the U.S. Holder must elect to recognize (i) under the rules of Section 1291 of the Code (discussed below), any gain that he would otherwise recognize if the U.S. Holder sold his stock on the qualification date or (ii) if the Company is a controlled foreign corporation, the U.S. Holder's pro rata share of the Company's post-1986 earnings and profits as of the qualification date. The qualification date

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Page 28

is the first day of the Company's first tax year in which the Company qualified as a "qualified electing fund" with respect to such U.S. Holder. The elections to recognize such gain or earnings and profits can only be made if such U.S. Holder's holding period for the common shares of the Company includes the qualification date. By electing to recognize such gain or earnings and profits, the U.S. Holder will be deemed to have made a timely QEF election. A U.S. Holder who made elections to recognize gain or earnings and profits after May 1, 1992 and before January 27, 1997 may, under certain circumstances, elect to change such U.S. Holder's qualification date to the first day of the first QEF year. U.S. Holders are urged to consult a tax advisor regarding the availability of and procedure for electing to recognize gain or earnings and profits under the foregoing rules. In addition, special rules apply if a foreign corporation qualifies as both a PFIC and a "controlled foreign corporation" (as defined below) and a U.S. Holder owns, directly and indirectly, ten percent (10%) or more of the total combined voting power of classes of shares of such foreign corporation (See more detailed discussion at "Controlled Foreign Corporation" below).

If the Company no longer qualifies as a PFIC in a subsequent year, a timely QEF election will remain in effect, although not applicable, during those years that the Company is not a PFIC. Therefore, if the Company requalifies as a PFIC, the QEF election previously made is still valid, and the U.S. Holder is required to satisfy the requirements of that election.
Furthermore, a QEF election remains in effect with respect to a U.S. Holder, although dormant, after a U.S. Holder disposes of its entire interest in the Company. Upon the U.S. Holder's reacquisition of an interest in the Company, the QEF election will apply to the newly acquired stock of the Company.

Effective for tax years of U.S. Holders beginning after December 31, 1997, U.S. Holders who hold (actually or constructively) marketable stock of a foreign corporation that qualifies as a PFIC, may annually elect to mark such stock to the market (a "mark-to-market election"). If such an election is made, such U.S. Holder will not be subject to the special taxation rules of
Section 1291 described below for the taxable year for which the mark-to-market election is made. A U.S. Holder who makes such an election will include in income for the taxable year for which the election was made in an amount equal to the excess, if any, of the fair market value of the common shares of the Company as of the close of such tax year over such U.S. Holder's adjusted basis in such common shares. In addition, the U.S. Holder is allowed a deduction for the lesser of (i) the excess, if any, of such U.S. Holder's adjusted tax basis in the common shares over the fair market value of such shares as of the close of the tax year, or (ii) the excess, if any, of (A) the mark-to-market gains for the common shares in the Company included by such U.S. Holder for prior tax years, including any amount which would have been included for any prior tax year but for Section 1291 interest on tax deferral rules discussed below with respect to Non-Electing U.S. Holders, over (B) the mark-to-market losses for shares that were allowed as deductions for prior tax years. U.S. Holder's adjusted tax basis in the common shares of the Company will be increased to reflect the amount included or deducted as a result of a mark-to-market election. A mark-to-market election only applies to the taxable year in which the election was made. A separate election must be made by a U.S. Holder for each subsequent taxable year. Because the Internal Revenue Service has not established procedures for making a mark-to-market election, U.S. Holders should consult their tax advisor regarding the manner of making such an election.

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Page 29

If a U.S. Holder does not make a timely QEF or mark-to-market election during a year in which it holds (or is deemed to have held) the shares in question and the Company is a PFIC (a "Non-electing U.S. Holder"), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reasons of a pledge) of his Company common shares and (ii) certain "excess distributions", as specifically defined, by the Company.

A Non-electing U.S. Holder generally would be required to pro rate all gains realized on the disposition of his Company common shares and all excess distributions on his Company common shares over the entire holding period for the Company. All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to the first taxable year of the Company during such U.S. Holder's holding period and beginning after January 1, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The Non-electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. A Non-electing U.S. Holder that is not a corporation must treat this interest charge as "personal interest" which, as discussed above, is wholly nondeductible. The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance.

If the Company is a PFIC for any taxable year during which a Non-electing U.S. Holder holds Company common shares, then the Company will continue to be treated as a PFIC with respect to such Company common shares, even if it is no longer definitionally a PFIC. A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize a gain (which will be taxed under the rules discussed above for Non-electing U.S. Holders) as if such Company common shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Code, the IRS has issued proposed regulations that, subject to certain exceptions, would treat as taxable certain transfers of PFIC stock by Non-Electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. Generally, in such cases the basis of the Company common shares in the hands of the transferee and the basis of any property received in the exchange for those common shares would be increased by the amount of gain recognized. An Electing U.S. Holder would not be taxed on certain transfers of PFIC stock, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. The transferee's basis in this case will depend on the manner of the transfer. In a transfer at death, for example, the transferee's basis is equal to (i) the fair market value of the Electing U.S. Holder's common shares, less (ii) the excess of the fair market value of the Electing U.S. Holder's common shares reduced by the U.S. Holder's adjusted basis in these common shares at death. The specific tax effect to the U.S. Holder and the transferee may vary based on the manner in which the common shares are transferred. Each U.S. Holder of the Company is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation.

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Page 30

Certain special, generally adverse, rules will apply with respect to Company common shares while the Company is a PFIC whether or not it is treated as a QEF. For example under Section 1298(b)(6) of the Code, a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

Controlled Foreign Company

If more than 50% of the voting power of all classes of shares or the total value of the shares of the Company is owned, directly and indirectly, by citizens or residents of the United States, United States domestic partnerships and companies or estates or trusts other than foreign estates or trusts, each of whom own 10% or more of the total combined voting power of all classes of shares of the Company ("United States shareholder"), the Company could be treated as a "controlled foreign Company" under Subpart F of
the Code.   This classification would effect many complex results one of which is the inclusion of certain income of a CFC which is subject to current U.S. tax. The United States generally taxes a United States shareholder of a CFC currently on their pro rata shares of the Subpart F income of the CFC. Such U.S. shareholders are generally treated as having received a current distribution out of the CFC's Subpart F income and are also subject to current U.S. tax on their pro rata shares of the CFC's earnings invested in U.S. property. The foreign tax credit described above may reduce the U.S. tax on these amounts. In addition, under Section 1248 of the Code, gain from the sale or exchange of shares by a U.S. Holder of common shares of the Company who is or was a United States shareholder at any time during the five-year period ending with the sale or exchange is treated as ordinary income to the extent of earnings and profits of the Company attributable to the shares sold or exchanged. If a foreign corporation is both a PFIC and CFC, the foreign corporation generally will not be treated as a PFIC with respect to United States shareholders beginning after 1997 and for taxable years of foreign corporations ending with or within such taxable years of United States shareholders. Special rules apply to United States shareholders who are subject to the special taxation rules under Section 1291 discussed above with respect to PFIC. Because of the complexity of Subpart F, and because it is not clear that Subpart F would apply to U.S. Holders of common shares of the Company, a more detailed review of these rules is outside of the scope of this discussion.

Exchange Controls

There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of Common Shares, other than withholding tax requirements.

There is no limitation imposed by Canadian law or by the constituent documents of the Company on the right of a non-resident to hold or vote Common Shares, other than are provided in the Investment Canada Act (Canada). The following summarizes the principal features of the Investment Canada Act (Canada).

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The Investment Canada Act (Canada) requires certain "non-Canadian"
individuals, governments, corporations or other entities who wish to acquire a "Canadian business" (as defined in the Investment Canada Act), or establish a "new Canadian business" (as defined in the Investment Canada Act) to file either a notification or an application for review with a governmental agency known as "Investment Canada". The Investment Canada Act requires that certain acquisitions of control by a Canadian business by a "non-Canadian" must be reviewed and approved by the Minister responsible for the Investment Canada Act on the basis that the Minister is satisfied that the acquisition is "likely to be of net benefit to Canada", having regard to criteria set forth in the Investment Canada Act. Only acquisitions of control rules for the determination of whether control has been acquired and, pursuant to those rules, the acquisition of one-third or more of the voting shares of a corporation may, in some circumstances, be considered to constitute an acquisition of control. Certain reviewable acquisitions of control may not be implemented before being approved by the Minister; if the Minister does not ultimately approve a reviewable acquisition that has been completed, the acquired Canadian business would be divested. Failure to comply with the review provisions of the Investment Canada Act could result in, among other things, an injunction or a court order directing disposition of assets or shares.

(d) Risk Factors

The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks.

The Company's limited operating history makes it difficult to evaluate the Company's current business and forecast future results.

The Company has only a limited operating history on which to base an evaluation of the Company's current business and prospects, each of which should be considered in light of the risks, expenses and problems frequently encountered in the early stages of development of all companies. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance.

The Company's lack of cash flow and additional funding requirements

The Company has no significant source of operating cash flow. The Company has limited financial resources.

The Company anticipates raising such additional capital through public or private financings, as well as through loans and other resources. There is no assurance that the necessary funds would be available to the Company on terms and conditions acceptable to it.

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Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company's current stockholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of the Company's common stockholders.

The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company's operations.


Need for Additional Financing

If the Company wishes to participate further in it's existing oil and gas projects, or in additional oil and gas exploration programs, it would need to raise additional financing to pay its share of exploration, drilling and completion costs. There is no assurance that such financing will be available on terms acceptable to the Company or at all. If the Company is unable to fund its exploration programs the Company risks forfeiting its oil and gas property interests.

Conflicts of Interest of certain directors and officers of the Company

Certain directors and officers of the Company are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. As a result, opportunities provided to a director or officer of the Company may not be made available to the Company, but rather may be offered to a company with competing interests. The directors and officers of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company, to disclose any interest which they may have in any project or opportunity of the Company, and to abstain from voting on such matters. Limited Operating History

The Company has no history of pre-tax profit. There can be no assurance that the Company's operations will be profitable in the future. The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. There can be no assurance that any such revenues can be generated or that other financing can be obtained.

Environmental Regulation

All phases of the Company's operations in Canada are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.

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Although compliance with such laws is not presently a significant factor in the Company's operations, there is no assurance that compliance with future changes in environmental regulation, if any, will not adversely affect the Company's operations.

Jurisdiction

The Company is a Canadian corporation. All of its directors and officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of the Company, directors or officers under the United States federal securities laws. Accordingly, United States shareholders may be forced to bring actions against the Company and its respective directors and officers under Canadian law and in Canadian courts in order to enforce any claims that they may have against the Company or its directors and officers. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate shareholder, Canadian courts do not restrict the ability of non-resident persons to sue in their courts.

Oil & Gas Exploration

The following risk factors relate to the oil and gas industry generally:

The oil and gas industry is intensely competitive and the Company competes with other companies which have far greater resources, financial and otherwise. Many of such companies not only explore for and produce crude oil and natural gas but also carry on refining operations and market petroleum and other products on a worldwide basis. There is also competition between the oil and gas industry and other industries with respect to the supply of energy and fuel to industrial, commercial and individual customers.

Crude oil and natural gas exploration involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. There is no assurance that crude oil or natural gas in commercial quantities will be discovered by the Company.

The marketability of any oil and gas which may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the proximity and capacity of natural resource markets and pipelines, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of oil and gas and environmental protection.
The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Oil and gas operations generally involve a high degree of risk. The Company may be subject to liability for pollution, fire, explosion, blow-outs, cratering and oil spills against which it cannot insure or against which it may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and personal injury. The payment of such liabilities may have a material, adverse effect on the Company's financial position.

To the extent that the Company is not the operator of the Fort St. John Project, the Lagarde Project or the Maycroft Project, the Company will be dependant upon the operator of the projects for the timing of activities related to the projects and will be largely unable to direct or control the activities of the operators.

There is no assurance that commercial quantities of hydrocarbons will be discovered and prices for hydrocarbons may vary, rendering any deposit discovered uneconomic. In addition, even if hydrocarbons are discovered, the costs of extraction and delivering the hydrocarbons to market may render any deposit found uneconomic. Geological conditions are variable and unpredictable. Even if production is commenced from a well, the production will inevitably decline and may be affected or terminated by changes in geological conditions that cannot be foreseen or remedied by the Company. The properties owned by the Company are at the exploration stage and without known, commercial reserves of oil or gas. Oil and gas exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing and profitable properties.

In the past few years, the price of oil and gas has been volatile. There can be no assurance that in the future prices for oil and gas production will not drop lower or stabilize at the current rates. A downturn in the prices of oil & gas may lead the Company to reduce its exploration efforts which could lead to an abandonment of one or all projects.

The ability of the Company to sell any future oil or gas production may be restricted or rendered unavailable due to factors beyond the control of the Company, such as a change in laws which regulate petroleum licensing and permitting within Canada or governmental confiscation without compensation. The Company's profitability will largely depend on its ability to market any commercial quantities of oil and gas that may be found within its projects. Therefore, any restriction on the Company's ability to market its production would have a detrimental effect on the Company's ability to generate revenues and ultimately its ability to continue operating.

Potential fluctuations in the Company's operating results may adversely affect the Company's trading price.

The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of the Company's control. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on the Company's business, results of operations and financial condition.

The Company's future performance is dependent on key personnel.

The Company's performance is substantially dependent on the performance and continued efforts of the Company's Board of Directors and the Company's officers. The loss of the services of any of the Company's directors or officers could have a material adverse effect on the Company business, results of operations and financial condition.

No dividends declared or any likely to be declared in the future

The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The possible issuance of additional shares may impact the value of the Company stock

The Company is authorized to issue up to 100,000,000 shares of common stock. It is the Company's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

Forward Looking Statements

This Form 8K includes "forward-looking statements". A shareholder or prospective shareholder should bear this in mind when assessing the Company's business. All statements, other than statements of historical facts, included in this registration statement, including, without limitation, the statements under and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements.
Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectation will prove to have been correct.

Control of the Company by Management

Management of the Company and entities affiliated with the Company own collectively 1,143,500 of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

The value and transferability of the Company shares may be adversely impacted by the limited trading market for the Company's common stock, the penny stock rules and futures share issuance. There is a limited market for the Company's common stock in the United States.

No assurance can be given that a market for the Company's common stock will be quoted on the NASD's Over the Counter Bulletin Board.

The sale or transfer of the Company common stock by shareholders in the United States may be subject to the so-called "penny stock rules."

Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

(a) such sale or purchase is exempt from Rule 15g-9;

(b) prior to the transaction the broker or dealer has (1) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

The SEC adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or
(iii) average revenue of at least $6,000,000 for the preceding three  years;
(2) except for  purposes of Section  7(b) of   the Exchange Act and Rule 419,
any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.
It is likely that shares of the Company's common stock, assuming a market were to develop in the US therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the US.

Moreover, the Company shares may only be sold or transferred by the Company shareholders in those jurisdictions in the US in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

(e)	Description of Property Property held by the Company.

As of the dates specified in the following table, the Company held the following property on a
Net Book Value basis:

     Property                September 30, 2001     September 30, 2000
     ---------               ------------------     -------------------
     Cash                    $184,914               $40,564
     Receivables             $40,080                $105,974
     Capital Assets          $ 3,784                $5,405
     Oil and gas
     properties              $475,724               $340,849

(f)	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 30, 2002 by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

                       Name and Address      Amount and Nature   Percent of
Title of Class         of Beneficial Owner   of Beneficial Owner  Class

No Par Value 	     David Patterson		393,000 Shares	4.10%
Common Stock           2348 Orchard Lane
		           West Vancouver, BC
			     Canada
                       CEO

No Par Value	     Harvey Keats			150,000 Shares	1.57%
Common Stock           4808 Meadfield Road
			     West Vancouver, BC
			     Canada
			     President, CFO and Director


No Par Value           Kerry Sparkes		148,000 Shares	1.54%
Common Stock           2336 Riverbank Place
			     North Vancouver, BC
			     Canada
			     Director

No Par Value           Christopher Wright		75,000 Shares	0.78%
Common Stock  	     1320 - 925 W. Georgia St.
			     West Vancouver, BC,
			     Canada
      		     Director

No Par Value           John Maher			350,000 Shares	3.65%
Common Stock           Suite 111, 324-8th Ave. S.W.
			     Calgary, Alberta
			     Canada
                       Director

No Par Value           Robert Falls			27,500 Shares	0.29%
Common Stock           412-2243 Folkestone Way
			     West Vancouver BC
			     Canada
                       Secretary

All Directors and Officers as a Group		1,143,500 Shares	11.94%

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(g)	Directors, Executive Officers, Promoters and Control Persons
Executive Officers and Board of Directors of the Company:

The following persons are the directors, executive officers, promoters, control persons and key employees of the Company:

Name and Age		Term of Office				Office(s)
David Patterson (48) 	January 18, 2002 to present		CEO
Harvey Keats (56)       October 22, 1999 to present 		President, CFO,
                                                            Director
Kerry Sparkes (39)	October 13, 2000 to present		Director
Christopher Wright (44) August 10, 1999 to present		Director
Robert Falls (51)		August 10, 1999 to present		Secretary

Neither the Company nor any of its officers, directors or controlling shareholders has (i) been the subject of any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority, (ii) entered into a settlement agreement with a Canadian securities regulatory authority, or (iii) been subject to any other penalties or sanctions imposed by a court or regulatory authority that would likely be considered important to a reasonable investor making an investment decision, except that Mr. David Patterson, the Chief Executive Officer, entered into a settlement agreement and agreed statement of facts with the British Columbia Securities Commission on October 13, 2000, whereby Mr. Patterson admitted to failing to file certain insider trading reports pertaining to trades made by a trust over which Mr. Patterson had direction and control. Mr Patterson was fined $50,000 (inclusive of costs in the amount of $10,000) and was prohibited from acting as a director or officer of any public company for a period of 15 months (which prohibition expired on January 14, 2002).

Biographical Information on Company's Officers and Directors:

David Patterson, CEO

Mr. Patterson was the CEO, the President and a director of the Company from July 12, 1999 to October 13, 2000. Mr. David Patterson has been the CEO since January 18, 2002. In 1995 Mr. Patterson joined the board of Donner Minerals Ltd. a junior mining exploration company headquartered in Vancouver British Columbia and is currently its CEO. Mr. Patterson obtained a MBA from Simon Fraser University, of Vancouver British Columbia in 1991. Over the past five years Mr. Patterson has been a director and officer of numerous junior public companies whose shares are listed on the TSX Venture Exchange.

Harvey Keats, Director, President and CFO

Mr. Harvey Keats joined the board on October 22, 1999. He has been the President and the CEO of the Company since October 13, 2000. Mr. Keats has been the President of Donner Minerals Ltd. since November 26, 1997. Mr. Keats was the Vice-President of Exploration with Diamond Fields Resources from August 1995 to August 1996. Mr. Keats obtained a B.Sc-Geology (1968) and M.Sc-Geology (1970) from Memorial University, Newfoundland.

Kerry Sparkes, Director

Mr. Kerry Sparkes joined the board on October 13, 2000. Mr. Sparkes has been the Exploration Manager for Donner Minerals Ltd. since March 1998. Mr. Sparkes was a Senior Geologist with Voisey's Bay Nickel Ltd. from January 1997 to March 1998. Mr. Sparkes obtained a B.Sc(Hons)-Geology (1986) and M.Sc-Geology (1989) from Memorial University, Newfoundland.

Christopher Wright, Director

Mr. Christopher Wright joined the board on August 10, 1999. Mr. Wright has been the president and CEO of Pillion Investments since 1990, president of First Merit Group Investments Ltd. since 1998 and Chairman of Velvet Exploration Ltd from 1995 to 2001. Mr. Wright obtained a B.A. (1982) from the University of Alberta and LLB (1986) from the University of Victoria, British Columbia.

John Maher, Director

Mr. John Maher joined the board on August 9, 2001. Mr. Maher has been the President of Polaris Resources Ltd. since 1981 and the President of Panoil Resources Ltd. from 1994 to 1999. Mr. Maher obtained a B.Sc. (Hons) (1970) and M.Sc. Geology (1973) Memorial University, Newfoundland

Robert Falls, Secretary

Mr. Robert Falls has been the Secretary for the Company since August 10, 1999. Mr. Falls has been the President of Carboncorp Management, a private management company, since October 1996. Mr. Falls obtained a Ph.D. (1990) and B.Sc.(1973) from the University of British Columbia, Vancouver, British Columbia.

(h)	Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

Summary Compensation Table.

The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the Chief Executive Officer of the Company and the other executive officers of the Company.

                 Annual Compensation		Long-Term Compensation
                                             Awards		Payouts
(a)		       (b)	(c) 	(d) 	(e) 	(f)	  (g) 	(h)	 (i)
Name and 	       Year Salary Bonus Other Restr  Secur 		 All
Principal 			($)   ($) Annual icted    ities 		 Other
Position				    Compen Stock    Under 		 Compen-
                                  Sation Award(s) Options/  LTIP   sation
                                  ($)     ($)     SARs     Payouts   ($)
								 (#)         ($)

DavidPatterson	2001	40,000 nil  nil   nil	  nil		 nil	   nil
CEO			2000 160,000 nil  nil   nil	400,000	 nil	   nil
			1999     nil nil  nil   nil	115,000	 nil	   nil

Harvey Keats 	2001	   nil nil 13,334	nil	  nil		 nil	   nil
President, CFO 	2000	   nil nil 10,667	nil	  nil		 nil	   nil
and Director	1999	   nil nil  nil   nil	100,000	 nil	   nil

Kerry Sparkes, 	2001	   nil nil 10,000	nil	  nil		 nil	   nil
Director		2000	   nil nil  nil   nil	  nil		 nil	   nil
			1999	   nil nil  nil   nil	 25,000	 nil	   nil

ChristopherWright,2001	   nil nil  nil   nil	  nil		 nil	   nil
Director		2000	   nil nil  nil   nil	  nil		 nil	   nil
			1999	   nil nil  nil   nil	150,000	 nil	   nil

John Maher,		2001	   nil nil  nil   nil	  nil		 nil	   nil
Director		2000	   nil nil  nil   nil	  nil		 nil	   nil
			1999	   nil nil  nil   nil	  nil		 nil	   nil

Robert Falls	2001	  nil nil  nil   nil	  nil		 nil	   nil
Secretary		2000	  nil nil  nil   nil	  nil		 nil	   nil
			1999	  nil nil  nil   nil	 25,000	 nil	   nil

Compensation of Directors

Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company. There are no standard or other arrangements pursuant to which the Company's directors were compensated in their capacity as such during the 2001 fiscal year, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. The Company may, however, determine to compensate its directors in the future. Directors are entitled to reimbursement of expenses incurred in attending meetings.

The Company does not have a compensation committee of the board of directors established.

Employment Contracts

The Company has not entered into any employment contracts.

Stock Option Plans

The Board of Directors of the Company have not adopted a stock option plan but may do so in the future.

Option Grants in the 2001 Fiscal Year

The following options were granted by the Company in the 2001 Fiscal year.

	   Number of     Percentage of
	   Securities    Options			   Market Price
	   Underlying    granted to	   Exercise or on Date of
	   Options 	     Employees in    Base Price  Grant 	      Expiration
Name	   Granted (#)   the Fiscal Year ($/Sh)				Date

David
Patterson  nil		nil		    nil	     nil		nil

John
Maher    150,000        28%            0.25         0.25      August 23, 2006

Robert
Falls     15,000        35%            0.25         0.25      August 23, 2006

Harvey
Keats    100,000        19%            0.25         0.25      August 23, 2006

Kerry
Sparkes   50,000         9%            0.25         0.25      August 23, 2006

Chris
Wright    50,000         9%            0.25         0.25      August 23, 2006

Employees 162,500       32%            0.25         0.25      August 23, 2006

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Page 42

Aggregate Option Exercised in the Last Fiscal Year and Fiscal Year- End Option Values

No stock options were exercised by any named executive officer during the 2001 fiscal year.

			Number of
			securities 		Value of
			underlying 		unexercised in-the-
			unexercised 	money options
			options as of 	September 30,
			September 30, 	2001(1)($)
			2001(#)

			Shares
			acquired on	 Value        Exercisable/	Exercisable/
Name			exercise (#) Realized ($) unexercisable   unexercisable

David Patterson	nil		  nil			nil			nil

John Maher 		nil		  nil			nil			nil

Robert Falls	nil		  nil			nil			nil

Harvey Keats 	nil		  nil			nil			nil

Kerry Sparkes 	nil		  nil			nil			nil

Christopher Wright nil		  nil			nil			nil

Based on a September 30, 2001 closing price of $0.19 per share.

(i)	Certain Relationships and Related Transactions

The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company on or behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

The following transactions are reported as a transaction between the Company and a related party for the last two years prior:

1. The South Whale Basin Agreement with Polaris constitutes a related party transaction as, in addition to being a director of the Company, Mr. John Maher is also the President, Chief Executive Officer and member of the board of directors of Polaris Resources Ltd as well as its controlling shareholder. The South Whale Basin Project is subject to a 1% gross overriding royalty payable to 554 568 Alberta Ltd., a company wholly owned by Mr. Maher.

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Page 43

2.  Convertible Debenture

On May 4, 2000, the Company issued a convertible debenture for proceeds of $900,000. Each convertible debenture matures on May 3, 2005, with interest compounded semi-annually at 11% per annum and payable on maturity. The Company has the right to redeem the whole or less than the whole of the principal and accrued interest at any time before maturity. The debentures are secured by a first charge against all of the Company's assets. The debentures are convertible into common shares of the Company at $0.60 in years one and two, $0.70 in year three, &0.80 in year four and $0.90 in year five.

The convertible debenture outstanding of $380,000 is owing to Donner Minerals Ltd. ("Donner"), a public company with directors in common with the Company. During fiscal 2000, Donner loaned the Company $100,000. The loan was non-interest bearing with no specific terms of repayment. The Company repaid Donner the $100,000 in full.

(j)	Legal Proceedings

There are no legal actions pending against the Company nor are any such legal actions contemplated.

(k) 	 Market for Common Equity and Related Stockholder Matters

The Common Shares of the Company are listed on the TSX Venture Exchange under the symbol KNP. The following table sets out the market price range of the Common Shares on the TSX Venture Exchange for each full quarterly period within each of the calendar years indicated:

Fiscal Quarter	High Bid	Low Bid	Volume
2002
First Quarter	.29		.15		1,337,096
Second Quarter	.29		.15		  912,024

2001
First Quarter	.12		.03		  696,982
Second Quarter	.19		.11		  592,236
Third Quarter	.32		.19		  869,170
Fourth Quarter	.35		.14		  697,242

2000
First Quarter	.85		.47		2,254,947
Second Quarter   1.05		.30		8,772,170
Third Quarter	.41		.11		4,651,741
Fourth Quarter	.15		.04		3,270,953

During this period there was no active trading market for the shares of the Company in the United States, although United States residents may have purchased shares in Canada.

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Page 44

With the completion of the Merger, the Company will apply for participation on the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. There can be no assurance that the Company will be approved for participation on the OTC Bulletin Board.

(l)	Recent Sales of Unregistered Securities

The following table discloses all sales of securities of the Company during the preceding three years:

Date Securities Sold		Number and Class of	Consideration Received
                           	Securities			by Company

May 31, 1999			2,566,667 Units(1)	  385,000
July 5, 1999			  600,000 Units 		  153,000
September 24, 1999           	3,000,000 Units   	2,700,000
January 26, 2000			  518,167 Units   	  310,900
May 4, 2000				  900,000 Con. Deb(2) 	  900,000
August 21, 2000 			1,480,768 Units		  385,000
October 3, 2001			2,450,000 Units 		  500,000
March 26, 2002			  700,000 Units   	  140,000
April 12, 2002			  150,000 Units		   30,000

(1) Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years.

(2) Convertible Debentures. Each convertible debenture is convertible, in whole or in part, into common shares of the Company at a conversion price of:
$1.20 per share for years 1 and 2; $1.40 per share for year 3; $1.60 per share for year 4; and $1.80 per share for year 5, until May 3, 2005.

(m)	Description of Securities

The Company is authorized to issue 100,000,000 shares of common stock, no par value, each share of common stock having equal rights and preferences, including voting privileges. The Company is not authorized to issue shares of preferred stock. As of June 13, 2002, there were 9,576,937 shares of the Company's common stock issued and outstanding.

The shares of no par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

(n)	Indemnification of Directors and Officers

Section 128 of the Company Act of British Columbia provides that a corporation may, with the approval of the court, indemnify a person who is a director or former director of the company against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by the person because of being or having been a director, if the person acted honestly and in good faith with a view to the best interests of the corporation and in the case of criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMISSION
REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

(o)	Financial Statements

The financial statements of the Company have been prepared on the basis of Canadian GAAP. A reconciliation to U.S. GAAP is included therein.

Copies of the financial statements specified in Regulation 228.310 (Item 310) are filed with this Form 8K (see Item 7 below).

ITEM 3.	 BANKRUPTCY OR RECEIVERSHIP.

	Not Applicable

ITEM 4. 	CHANGES IN REGISTRANT'S ACCOUNTANT.

	Not Applicable

ITEM 5.	OTHER EVENTS.

Successor Issuer Election

Upon effectiveness of the Merger on June 12, 2002, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Commission, the Company became the successor issuer to the Issuer for reporting purposes under the Securities Exchange Act of 1934 (the "Exchange Act") and elects to report under the Exchange Act effective July 18, 2002.

Foreign Private Issuer

As a foreign private issuer the Company will be exempt from the rules under the United States Securities Act of 1934, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the said Act.

The Company will furnish its shareholders with its annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with Canadian GAAP.

Jurisdiction

The Company is a British Columbia corporation. All of its directors and officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of the Company, directors or officers under the United States federal securities laws. Accordingly, United States shareholders may be forced to bring actions against the Company and its respective directors and officers under British Columbia law and in British Columbian courts in order to enforce any claims that they may have against the Company or its directors and officers. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate shareholder, British Columbian courts do not restrict the ability of non-resident persons to sue in their courts

ITEM 6. 	RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS.

The officer and director of the Issuer, Jeffery Lightfoot erHe	Herresigned
such offices as a result of the merger with the Company. The officers and directors of the Company will continue as the officers and directors of the successors issuer.

ITEM 7.	FINANCIAL STATEMENTS

(a) Index to Financial Statements.

	Audited Financial Statements of the Company

	Independent Accountant's Report					F-1

	Balance Sheets as at September 30, 2001, and 2002		F-2

	Statements of Deficit for the years ended
	September 30, 2001, 2000 and 1999					F-3

	Statements of Operations for the years ended
	September 30, 2001, 2000 and 1999					F-4

	Schedule of General and Administrative Expenses
	for the years ended September 30, 2001, 2000 and 1999		F-5

	Statements of Cash Flows for the years ended
	September 30, 2001, 2000 and 1999					F-6

	Notes to Financial Statements				F-7 though F-18

(b) Index to Exhibits.

Copies of the following documents are filed with this Form 8K as exhibits:

	Exhibits								Page

	1 Memorandum and Articles of Incorporation	E-1 through E-30

	2 Certificates of Name Change				E-31 through E-36

	3. Merger Agreement between the Company
	   and Canada Trace Capital Corp.			E-37 through E-51

	4. Farmout and sub-participation agreement
	   dated November 16, 1999 between the Company
	   and Prairie Pacific Energy Corporation		E-52 through E-59

	5. Co-Participation Agreement dated July 16, 2001
	   with Prairie Pacific Energy Corporation	E-60 through E-66

	6. Farmout agreement dated November 1, 2001
	   with Polaris Resources Ltd.			E-67 through E-79

	7. Option and Acquisition agreement dated
	   June 10, 2002 with Polaris Resources Ltd.	E-80 through E-84

AUDITORS' REPORT


To the Directors of
Knight Petroleum Corp.
(formerly Aster Ventures Corp.)


We have audited the balance sheets of Knight Petroleum Corp. (formerly Aster Ventures Corp.) as at September 30, 2001 and 2000 and the statements of operations and deficit and cash flows for each of the years ended September 30, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial positions of the Company as at September 30, 2001 and 2000 and the results of its operations and its cash flows for each of the years ended September 30, 2001, 2000 and 1999 in accordance with Canadian generally accepted accounting principles. As required by the Company Act of British Columbia, we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.

2758:
			signed: "DALE, MATHESON, CARR-HILTON

Vancouver, B.C.
December 18, 2001		CHARTERED ACCOUNTANTS

KNIGHT PETROLEUM CORP. (formerly Aster Ventures Corp.)
Balance Sheets
(Canadian Dollars)
--------------------------------------------------------------------------

							September 30,	September 30,
							2001			2000
--------------------------------------------------------------------------
ASSETS

Current
Cash							$  184,914 		$  40,564
Accounts receivable		                40,080 	        105,974
--------------------------------------------------------------------------
Total Current Assets		               224,994 	        146,538

Capital assets (note 4)		                 3,784            5,405

Oil and gas property, proven (note 5)         89,477 	        340,849

Oil and gas property, unproven (note 5)      386,247                -
--------------------------------------------------------------------------
Total Assets					$  704,502 		$  492,792
--------------------------------------------------------------------------

LIABILITIES

Current
Accounts payable and accrued
Liabilities						$   12,693 		$   76,645
Interest payable on convertible
Debenture						    12,485 		    17,017
--------------------------------------------------------------------------
Total Current Liabilities			    25,178 		    93,662

Convertible debenture (note 6)		   280,000 		   380,000
--------------------------------------------------------------------------
Total Liabilities 				   305,178 		   473,662
--------------------------------------------------------------------------
SHAREHOLDERS' EQUITY

Share capital (note 7)

Authorized - 100,000,000 common
shares without par value
Issued - 6,276,937 common
shares (2000 - 6,276,937)			 5,620,863 		 5,130,863

Deficit       					(5,221,539)		 (5,111,733)
--------------------------------------------------------------------------
Total Shareholders' Equity			   399,324 		    19,130
--------------------------------------------------------------------------
Total Liabilities and
Shareholders' Equity				$  704,502 		$  492,792
--------------------------------------------------------------------------

Approved by the Directors:


"Harvey Keats"

"Kerry Sparkes"


See notes to the financial statements.

KNIGHT PETROLEUM CORP. (formerly Aster Ventures Corp.)
Statements of Deficit
(Canadian Dollars)
-----------------------------------------------------------------------------
                                                   Years ended September 30,
                                        2001		   2000	      1999
-----------------------------------------------------------------------------
Deficit, beginning of year		$(5,111,733)   $(1,241,681)  $(1,097,707)

Loss for the year				   (109,806)    (3,870,052)     (143,974)
-----------------------------------------------------------------------------
Deficit, end of year			$(5,221,539)   $(5,111,733)  $(1,241,681)
-----------------------------------------------------------------------------

See notes to the financial statements.

KNIGHT PETROLEUM CORP. (formerly Aster Ventures Corp.)
Statements of Operations
(Canadian Dollars)
----------------------------------------------------------------------
                                             Years ended September 30,
                                      2001		2000	    1999
Revenue
Oil and gas sales				$  729,135 	$  139,343 	$     -
----------------------------------------------------------------------
Production expenses
Royalties					   197,593	    42,589 		-
Operating costs		                63,247 	    15,780        -
Depletion                              278,061      27,500        -
----------------------------------------------------------------------
                                       538,901      85,869        -
----------------------------------------------------------------------
Net production revenue                 190,234      53,474        -
----------------------------------------------------------------------
Expenses
General and administrative
(see schedule)			         203,802     338,444     244,559
Interest		                      35,111      39,991        -
Promotion                                    -     122,359       5,771
Travel			                20,529      73,795       6,727
Salaries and benefits                   40,598     170,847      13,560
----------------------------------------------------------------------
                                       300,040     745,436     270,617
----------------------------------------------------------------------
Loss before other items and
discontinued operations	              (109,806)  (691,962)    (270,617)

Other items
Loss on sale of oil and
gas property					   -    (60,350)       -
Write-off of oil and gas property            -  (3,117,740)      -
----------------------------------------------------------------------
Loss before discontinued operations   (109,806) (3,870,052)  (270,617)

Discontinued operations (note 3)
Loss from discontinued operations            -        -        (1,980)
Gain on disposal of discontinued operations  -        -       128,623
----------------------------------------------------------------------
Loss for the year				$ (109,806)	$(3,870,052)$(143,974)
----------------------------------------------------------------------
Basic and diluted (loss) earnings per share
Continuing operations			$   (0.02)	$    (0.70)	$  (0.12)
Discontinued operations			$        -  $     -   	$   0.05
----------------------------------------------------------------------
Weighted average number of
common shares outstanding            6,276,937   5,479,034   2,319,770
----------------------------------------------------------------------

See notes to the financial statements.

KNIGHT PETROLEUM CORP. (formerly Aster Ventures Corp.)
Statements of Cash Flows
(Canadian Dollars)
-------------------------------------------------------------------------
                                                Years ended September 30,
                                       2001		2000		1999
-------------------------------------------------------------------------
Cash Provided by (Used for):

Operating Activities
Loss from continuing operations	$ (109,806)	$(3,870,052)$ (270,617)
Items not involving cash:
Amortization		                 1,622          954          -
Depletion                              278,061       27,500          -
Loss on sale of oil and gas property         -       60,350          -
Write-off of oil and gas property            -    3,117,740          -
Disposal of capital assets                   -            -        296
Changes in non-cash operating working capital:
Accounts receivable                     65,894      (93,022)   (11,378)
Prepaid expenses                             -       31,770    (31,770)
Accounts payable and accrued
Liabilities				         (63,953)      53,116    (33,990)
Accrued management fees                      -            -   (380,000)
Discontinued operations (note 3)             -            -       (463)
-------------------------------------------------------------------------
                                       171,818     (671,644)  (727,922)
-------------------------------------------------------------------------
Financing Activities
Interest payable on convertible
debenture              		          (4,532)      17,017          -
Share subscriptions receivable               -       50,000          -
Convertible debenture                 (100,000)     380,000          -
Issuance of share capital              490,000      819,900  3,726,000
-------------------------------------------------------------------------
                                       385,468    1,266,917  3,726,000
-------------------------------------------------------------------------
Investing Activities
Purchase and development of oil
and gas properties          		  (412,936)  (1,563,226)(2,813,524)
Proceeds of disposal of oil
and gas property                             -      830,310          -
Capital asset purchases                      -       (6,359)         -
-------------------------------------------------------------------------
          	                          (412,936)    (739,275)(2,813,524)
-------------------------------------------------------------------------
Change in cash for the year            144,350     (144,002)   184,554

Cash, beginning of year                 40,564      184,566         12
-------------------------------------------------------------------------
Cash, end of year				$  184,914 	$    40,564	$  184,566
-------------------------------------------------------------------------

See notes to the financial statements.

KNIGHT PETROLEUM CORP. (formerly Aster Ventures Corp.)
Schedule of General and Administrative Expenses
(Canadian Dollars)
-------------------------------------------------------------------------
                                               Years ended September 30,
                                       2001	  2000		1999
-------------------------------------------------------------------------
Accounting and audit			$  6,200 	$ 12,299 	$  10,821
Administrative fees                   73,000     106,000            -
Amortization                           1,622         954            -
Consulting fees                       26,281      74,517       75,217
Filing fees                            8,337       8,999       11,135
Legal fees                            36,614      89,021       32,445
Management fees                       23,333           -      107,500
Office and miscellaneous              11,692      12,426        4,159
Rent                                  12,000      21,000        2,500
Telephone                              2,726       9,817        1,453
Transfer agent                         5,244       5,695        4,580
Less: interest income                 (3,247)     (2,284)      (5,251)
-------------------------------------------------------------------------
                                     $203,802 	$338,444 	$244,559
-------------------------------------------------------------------------

See notes to financial statements.

KNIGHT PETROLEUM CORP. (formerly Aster Ventures Corp.)
Notes to the Financial Statements
September 30, 2001 and 2000
(Canadian Dollars)

1.	Nature of Operations

The Company is a public company incorporated under the Company Act, British Columbia. Its shares are listed on the Canadian Venture Stock Exchange. The principal business of the Company is to explore for and develop oil and gas properties. During the year ended September 30, 2001, the Company consolidated its share capital on a 2 old for 1 new share basis and changed its name from Aster Ventures Corp. to Knight Petroleum Corp.

The recoverability of amounts shown as oil and gas properties is dependent upon the continuing recovery of economically recoverable reserves, the ability of the Company to obtain financing to complete future development, and continuing profitable production from the properties or proceeds from disposition.

2.	Significant Accounting Policies

These financial statements have been prepared in accordance with Canadian generally accepted accounting principals which in these circumstances conform to in all material respects with United States generally accepted accounting principals, except as described in note 14.

(a)	Capital assets and amortization

Capital assets are recorded at cost and amortized over the estimated useful lives of the assets on the following basis:

Computer equipment	30% declining balance per annum

The Company periodically evaluates the recoverability of its capital assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimates of future cash flows expected to result from the use of an asset and its eventual disposition are less that its carrying amount.

(b)	Loss per share

Effective October 1, 2000, the Company has adopted the new accounting recommendation of the Canadian Institute of Chartered Accountants relating to the computation, presentation and disclosure of earnings per share (CICA Handbook Section 3500). Under the new standards, basic earnings per common share is computed by dividing earnings by the weighted average number of common shares outstanding during the period. Diluted per share amounts reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted to common shares. The treasury stock method is used to determine the dilutive effect of stock options, warrants and other dilutive instruments. No diluted loss per share has been presented as the effect would be anti-dilutive.

(c)	Oil and gas properties

The Company follows the full-cost method of accounting for costs of oil and gas properties whereby all costs relating to exploration and development of petroleum and natural gas are capitalized. Such costs by area of interest include geological and geophysical expenditures, land acquisition costs and costs of drilling productive and non-productive wells and general and administrative costs directly related to exploration and development activities.

2.	Significant Accounting Policies (cont'd)

(c)	Oil and gas properties (cont'd)

When and if production is attained, these costs are depleted using the units of production method based upon estimated proven recoverable reserves. The company applies a ceiling test in respect of producing properties to determine that the capitalized costs of producing properties will be recovered from estimated net future revenues from the production of proved reserves at year-end oil and gas prices. No gains or losses are ordinarily recognized upon the sale or disposition of oil and gas properties within a specified area of interest, except under circumstances which result in a major disposal of assets or a sale or abandonment of an entire area of interest.

The carrying value of capitalized costs for producing and exploration stage oil and gas properties are separately reviewed at each reporting period to determine if impairment in value is indicated. Should impairment occur, the carrying value will be written down to an estimated net recoverable amount. Future depletion charges will be based on the revised carrying values for producing properties.

(d)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant areas requiring the use of management estimates relate to the determination of impairment of assets, useful lives for depreciation, depletion and amortization and income taxes. Actual results could differ from those estimates.

(e)	Foreign currency translation

Transactions in foreign currencies are translated at rates prevailing on the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies have been translated at the year end into Canadian dollars at the exchange rate in effect at the balance sheet date. Any gains or losses on currency translation adjustments are included in current costs.

(f)	Future income taxes

The Company has adopted the provisions of CICA Handbook Section 3465 in accounting for future income taxes.

The fundamental principle of "future income taxes" is that an enterprise would recognize a future income tax liability whenever recovery or settlement of the carrying amount of an asset or liability would result in future income tax outflows. Similarly, an enterprise would recognize a future income tax asset whenever recovery or settlement of the carrying amount of an asset or liability would generate future income tax reductions. An extension of this fundamental principle is that in the case of unused tax losses, income tax reductions and certain items that have a tax basis but cannot be identified with an asset or liability on the balance sheet, the recognition of future income tax benefits is determined by reference to the likely realization of a future income tax reduction.

No future benefit amount has been recognized by the Company as criteria set out in the recommendations for recognition have not been met.

3.	Discontinued Operations

On September 28, 1999, the Company sold its 100% interest in its two subsidiaries to the former directors of the Company in exchange for the cancellation of 742,206 escrow shares. The disposal of the subsidiaries resulted in a gain on disposition of $128,623. All of the liabilities of the discontinued operations were assumed by the purchaser. The following table summarizes the discontinued operations for September 30, 2001, 2000 and 1999:


				September 30,	September 30,	September 30,
				2001			2000			1999
--------------------------------------------------------------------------
Operations:
Franchise fees		$    -   		$     -   		$  35,250
Royalties                    -                  -              39,766
--------------------------------------------------------------------------
		                 -                  -              75,016
--------------------------------------------------------------------------
Amortization                 -                  -               8,334
Franchising expenses         -                  -              11,898
General and administrative   -                  -              19,519
Wages                        -                  -              37,245
--------------------------------------------------------------------------
		                 -                  -              76,996
--------------------------------------------------------------------------
				$    -   		$     -   		$  (1,980)
--------------------------------------------------------------------------

4.	Capital Assets

						   2001			2000
--------------------------------------------------------------------------
						Accumulated
					Cost	Amortization    Net	Net
--------------------------------------------------------------------------
Computer equipment		$6,359$ 2,575 	    $3,784 	$5,405
--------------------------------------------------------------------------

5.	Oil and Gas Properties

Fort St. John, Proven

In November 1999, the Company entered into an agreement with Prairie Pacific Energy Corporation ('Prairie Pacific'), whereby the Company acquired a 30% Before Pay Out (15% After Pay Out) working interest in the Kiskatinaw formation on a section of land (640 acres) in Fort St. John, B.C. Under the agreement the Company is required to fund 30% of the total cost of drilling, completing, equipping and tying-in an initial test well. In August 2000, the well was tied in and started production. As at September 30, 2001, the well has produced approximately 438 million cubic feet of gas. It is estimated the total recoverable reserves are 567 million cubic feet of gas.

5.	Oil and Gas Properties (cont'd)

(b)	Lagarde Property, Unproven

In August 2001, the Company entered into an agreement with Prairie Pacific for the acquisition of the Lagarde lands, which resulted in the Company acquiring a 45% working interest in the lands subject to a 7.5% overriding royalty to the original owner. The Company subsequently entered into farm-out agreements with numerous junior oil and gas companies for the drilling of an initial test well on the Lagarde lands. The Company directly funded 15% of the initial test well, the balance of which was funded by junior oil and gas companies and Prairie Pacific. The terms of the farm-out agreements result in the Company having a 13.5% before payout working interest and a 29.25% after payout working interest. The Company also has a 7.5% overriding royalty until payout on a 90% working interest basis of the initial test well.

(c)	Schedule of oil and gas properties:


							Proven	Uproven
							Property	Property	Total
--------------------------------------------------------------------------
Balance at September 30, 2000			$340,849 	$      - 	$340,849
Land acquisition			                   -     217,002     217,002
Exploration and development                 26,689      43,733      70,422
Advances for exploration                         -     125,512     125,512
--------------------------------------------------------------------------
						       367,538     386,247     753,785
Depletion                                 (278,061)          -    (278,061)
--------------------------------------------------------------------------
Balance at September 30, 2001			$ 89,477 	$386,247 	$475,724
--------------------------------------------------------------------------

6.	Convertible Debenture

As at September 30, 2001, the principal amount outstanding is $280,000 with $12,485 accrued interest owing. The convertible debenture pays interest at 11% on a semi-annual basis and is held by Donner Minerals Ltd., a public company with directors in common with the Company. The Company has the right to redeem the whole or less than the whole of the principal and accrued interest at any time before maturity. The debentures are secured by a first charge against all of the Company's assets. The conversion price is $1.20 until May 3, 2002 and increases to $1.40 until May 3, 2003, $1.60 until May 3, 2004 and $1.80 until May 3, 2005.

As the interest rate applicable to the debentures approximates market rate interest on similar debt, no equity component has been allocated.

7.	Share Capital

Authorized:  100,000,000 common shares without par value

Issued and outstanding:

					Post-consolidated		Pre-consolidated
					Number	Value		Number	Value
----------------------------------------------------------------------------
Balance at September 30, 1999 5,591,072 	$4,310,963 11,182,144 	$4,310,963
Private placements              999,468      695,900  1,998,935      695,900
Exercise of options              50,000      115,000    100,000      115,000
Exercise of warrants              7,500        9,000     15,000        9,000
Cancellation of escrow shares  (371,103)           -   (742,206)           -
----------------------------------------------------------------------------
Balance at September 30, 2000 6,276,937    5,130,863 12,553,873    5,130,863
2 for 1 consolidation (a)             -            - (6,276,936)           -
----------------------------------------------------------------------------
Balance at September 30, 2001 6,276,937    5,130,863  6,276,937    5,130,863
----------------------------------------------------------------------------
Shares allotted (b)	      2,450,000      490,000          -            -
                              8,726,937 	$5,620,863  6,276,937 	$5,130,863
----------------------------------------------------------------------------

(a)	The share consolidation and loss per share have been presented on a retroactive basis as if the consolidation had occurred September 30, 1999.

(b)	Shares allotted were pursuant to a non-brokered private placement.
Subsequent to the year end, 2,450,000 common shares were issued at $0.20 per share totaling $490,000. Along with the common shares, the company issued 2,450,000 share purchase warrants entitling the holder to purchase one additional common share at $0.25 per share expiring on October 2, 2003. Of the 2,450,000 common shares and warrants, 750,000 were flow through.

For income tax purposes, the subscription funds of $150,000 relating to the flow through shares will be applied towards carrying out exploration activities and the expenditures will be renounced in favour of the subscriber. Accordingly, the Company will not have available deductions from taxable income in respect of such expenditures.

As at September 30, 2001, outstanding warrants are as follows:

Number	Exercise Price	Expiry Date
------      --------------    ---------------
450,000 	$0.50 i 		May 3, 2002
740,384 	$0.50 ii 		August 20, 2002

i) The exercise price was reduced to $0.50 from $1.20 during the year
ii) The exercise price was reduced to $0.50 from $0.70 during the year

8.	Stock Options

As at September 30, 2001, the Company has nil options outstanding. A summary of the status of the Company's stock options as of September 30, 2001 and 2000 and changes during the years ending on those dates is presented below:

2001 2000
----------------------------------------------------------------------------
                                          Weighted-		Weighted-
                              Common	average	Common	average
Options				Shares	exercise	Shares	exercise
							price				price
----------------------------------------------------------------------------
Outstanding at beginning
of year				1,103,000	$0.66		743,000 	$1.15
Granted		                    -       -       500,000      0.84
Exercised                             -       -      (100,000)     1.15
Cancelled                      (575,000)   0.66       (40,000)     0.90
Expired                        (528,000)   0.66             -         -
----------------------------------------------------------------------------
Outstanding at end of year            -   $   -     1,103,000 	$0.66
----------------------------------------------------------------------------

9.	Financial Instruments

(a)	Fair value

The carrying values of cash, accounts receivable, accounts payable and accrued liabilities and interest payable, as reflected in the balance sheets, approximate their fair values as at September 30, 2001 and 2000 because of the demand or short-term maturity of these instruments.

The current fair value of the convertible debenture based on current interest rates available to the Company is not materially different from the recorded carrying amount.

(b)	Credit risk

Financial instruments which potentially subject the Company to credit risk consist of bank deposits and accounts receivable. Cash is deposited with high credit quality financial institutions. Accounts receivable are due from credit worthy companies in the oil and gas industry.

(c)	Foreign exchange risk

The Company undertakes certain transactions in United States dollars and as such is subject to risk due to fluctuations in exchange rates. The Company does not use derivative instruments to reduce the exposure to foreign exchange risk.

10.	Commitment

The Company pays $4,000 per month for administrative services and $1,000 per month for rent. The administrative services and rent are paid on a month to month basis and the Company may cancel these services without notice. The monthly costs are expected to remain the same.

11.	Related Party Transactions

Related parties are directors and officers of the Company. Amounts due to related parties are non-interest bearing and without specific terms of repayment.

Related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

During the year, the Company paid management fees of $23,333 (2000 - $10,667) to Companies controlled by directors of the Company.

During the year, the Company paid consulting fees of $nil (2000 - $9,709) to a Company controlled by an officer of the Company.

The Company shares office space and administrative services with a group of companies related through common directors. Costs are allocated monthly to each company.

12.	Income Taxes

As at September 30, 2001, the Company has accumulated losses for income tax purposes of approximately $1,340,000. The effect of these losses has not been recognized for financial statement purposes. The losses will expire by 2008 if not utilized. The Company also has approximately $3,500,000 in oil and gas tax pools that can be used to reduce taxable income in future years. See note 2(f).

13.	Subsequent Events

(a)	Subsequent to September 30, 2001, the Company entered into a farmout agreement with Polaris Resources Ltd. ('Polaris') to participate and earn a 25% before payout (20% after payout) working interest, subject to a 9% overriding royalty in a gas prospect in the Foothills region of Alberta, Canada. It is estimated that the cost of an initial 5,000 metre test well will be $9 million of which the Company's portion will be approximately $2.25 million. The Company has a director in common with Polaris. The agreement is subject to Canadian Venture Exchange approval. Upon signing the agreement, the Company advanced Polaris $125,000 for seismic costs.

(b)	Subsequent to September 30, 2001, the Company announced a non-brokered private placement in the amount of $150,000. These funds will be raised by the Company issuing a total of 600,000 flow through units at $0.25 per unit. Each flow through unit is comprised of one flow through common share and one non-transferable share purchase warrant entitling the holder to purchase one additional flow through common share of the Company at a price of $0.25 for two years. As of the audit report date, the private placement has not closed.

(c)	Subsequent to September 30, 2001, drilling of the initial test well on the Lagarde lands was completed. The Company determined that the test well would be uneconomic on a stand-alone basis. The Company is in the process of assessing the overall project prospects. Management is of the opinion that the exploration potential of the overall project has not been impaired. Should future exploration or assessment results indicate impairment, the carrying value of the costs to date will be written down to estimated recoverable value upon such determination.

14.	Segmented Information

The Company currently operates in one reportable operating segment, being the acquisition and development of oil and gas properties. All of the Company's operations are based in Canada and the Company earns all of its revenues from Canadian operations.

15.	Differences Between Canadian and United States Generally Accepted
Accounting Principles ("GAAP")

These financial statements have been prepared in accordance with GAAP in Canada which differs in some respects from GAAP in the United States. The material differences between Canadian and United States GAAP, in respect of these financial statements, are as follows:

(a)	Under United States GAAP, a portion of the proceeds of debt securities issued with detachable stock purchase warrants should be accounted for as additional paid-in capital. The additional paid-in capital is measured at $232,650, as of the date the warrants are issued in 2000, based on the fair value of the warrants using a fair value pricing model. A corresponding issuance cost would be deducted form the proceeds of the offering that included the detachable warrants. There is no net effect on shareholders' equity.

(b)	In accordance with the provisions of Statement of Financial Accounting
Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation", the Company applies APB Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock-based awards. Compensation is provided for in accordance with Financial Accounting
Standards Board ("FASB") Interpretation No. 28 (FIN 28 ) "Accounting for
Stock Appreciation Rights and Other Variable Stock Option or Award Plans" and FASB Interpretation No. 44 (FIN 44) "Accounting for Certain Transactions Involving Stock Compensation".

In regards to accounting for stock options under United States GAAP, compensation cost is recorded for the excess, if any, of the market price over exercise price on the date granted. As at September 30, 2001, there have not been any discounts to directors, employees or consultants from the market price on the date of grant or the date of modifying exercise prices.

As of July 1, 2000, FIN 44 states that when fixed stock option awards to employees and directors are modified, the stock options must be accounted for as variable from the date of modification to the date the stock options are exercised, forfeited or expire unexercised. There have been no modifications to fixed stock option awards between July 1, 2000 and September 30, 2001.

SFAS 123 requires the use of the fair value based method of accounting for stock options. Under this method, compensation cost is measured at the grant date based on the fair value of the options granted and is recognized over the vesting period. SFAS 123 allows the Company to continue to measure the compensation cost of employees and directors in accordance with APB Opinion No. 25. However, the Company has adopted the expense recognition provisions of SFAS 123.

Using the fair value method for stock based compensation, additional costs of approximately $303,245 and $366,002 would have been recorded for the years ended for September 30, 2000 and 1999, respectively. This amount is determined using an option pricing model assuming no dividends are to be paid, vesting occurring on the date of grant, a weighted average volatility of Company's share price of 75% and a weighted average annual risk free interest rate of 5.00% (1999 - $4.58%). Actual volatility has been calculated at ranges of 87% to 164% over the reporting period. Management has determined that as the Company operates in the junior resource sector where share price volatility can result in inconsistent application of standardized volatility pricing models, volatility should be capped at 75%.

(c)	In June 1997, the Financial Accounting Standards Board issued Statement
No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. As of September 30, 2001, there are no other comprehensive items.

(d)	In June 1998, the Financial Accounting Standards Board issued Statement
No. 133 (SFAS 133), Accounting for Derivative Instruments and Hedging Activities, which standardizes the accounting for derivative instruments.
SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. The Company has adopted SFAS 133 with no impact on the Company's financial statements.

15.	Differences Between Canadian and United States Generally Accepted
Accounting Principles ("GAAP") (Cont'd)

(e)	Under Canadian income tax legislation, corporations are permitted to issue shares whereby the corporation agrees to incur qualifying expenditures as defined under the Canadian Income Tax Act, and renounce the related income tax deductions to the investors.

The Company has accounted for the issue of flow-through shares in accordance with Canadian GAAP as follows:

At the time of issue the funds received are recorded as share capital. Under Canadian GAAP, once the qualifying expenditures are made, the carrying values of both the mineral property and share capital are reduced by the amount of the tax benefit renounced, calculated at the Company's effective tax rate. No adjustment would be required because the Company's effective tax rate is 0% after factoring in available tax loss carry forward amounts for 2001, 2000 and 1999.

Canadian GAAP does not require a separate allocation of the amount of funds received by the corporation attributable to the flow-through feature at the time of issue. Also, in the absence of a specific restriction or requirement for the funds to be held in a separate bank account, Canadian GAAP permits funds which are to be spent within the current period to be included with cash and cash equivalents for purposes of classification on the balance sheet and statement of cash flows. Adequate disclosure of the commitment to incur qualifying expenditures and renounce the related tax deductions is required under Canadian GAAP.

United States GAAP requires the premium or discount from the market trading price at the time an irrevocable agreement to issue the flow-through shares exists, to be accounted for separately on the balance sheet. At the time the expenditures are made, the previously recorded premium or discount is reversed and offset against the tax provision on the income statement. The deferred income tax effect on the balance sheet is also, if applicable, recorded. Also, notwithstanding whether there is a specific requirement to segregate the funds, the flow-though share funds which are unexpended at the balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents under United States GAAP. As at the balance sheet date, all flow through amounts had been expended.

The effect of the adjustments that would have been made under United States GAAP related to the flow-through shares issued since October 1, 1998 would be to decrease share capital by $209,014 and to decrease deficit by $209,014 resulting in no net effect on shareholders' equity.

(f)	In June 2001, the Financial Accounting Standards Board issued SFAS No.
141, Business Combinations and SFAS 142, Goodwill and Other Intangible
Assets. SFAS 141 replaces APB 16 and eliminates pooling-of-interests accounting prospectively. It also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Under SFAS 142, goodwill will be tested annually and whenever events or circumstances occur indicating that goodwill might be impaired.

SFAS 141 and SFAS 142 are effective for all business combinations completed after June 30, 2001. Upon adoption of SFAS 142, amortization of goodwill recorded for business combinations consummated prior to July 1, 2001 will cease, and intangible assets acquired prior to July 1, 2001 that do not meet the criteria for recognition under SFAS 141 will be reclassified to goodwill. The Company is required to adopt SFAS 141 and 142 on a prospective basis as of January 1, 2002. The Company has not recorded any goodwill and, therefore, the application of SFAS 141 and 142 will not have a material affect on its consolidated financial position or results of operations.

15.	Differences Between Canadian and United States Generally Accepted
Accounting Principles ("GAAP") (Cont'd)

(g)	In June 2001, the FASB issued SFAS No. 143, Accounting for Asset
Retirement Obligations. This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Companies are required to adopt SFAS 143 for fiscal years beginning after June 15, 2002, but early adoption is permitted. The Company has determined that the application of SFAS 143 will not have a material affect on its consolidated financial position or results of operations.

(h)	In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 replaces SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The FASB issued SFAS 144 to establish a single accounting model, based on the framework established in SFAS 121, as SFAS 121 did not address the accounting for a segment of a business accounted for as a discontinued operation under APB 30, Reporting The Results of Operations - Reporting The Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 144 also resolves significant implementation issues related to SFAS 121. Companies are required to adopt SFAS 144 for fiscal years beginning after December 15, 2001, but early adoption is permitted. The Company will adopt SFAS 144 as of March 1, 2002. The Company has determined that the application of SFAS 144 will not have a material affect on its consolidated financial position or results of operations.

(i)	Oil and gas properties

In applying the full cost method, a ceiling test is performed to determine the limitation on the carrying values of oil and gas properties at year end.

Under Canadian generally accepted accounting principals, a ceiling test is performed using either average oil and gas prices of year end prices and is based on undiscounted future net revenues after deducting estimated general and administrative expenses.

Under United States generally accepted accounting principles, the Company must use year end oil and gas prices in arriving at future net revenues from oil and gas properties and these future net revenues are discounted at 10%.

The ceiling test calculated for the years ended September 30, 2001, 2000 and 1999 under both Canadian and United States generally accepted accounting principals does not affect the financial statements as the carrying value of the interest in the property is below the ceiling test value under both methods.

15.	Differences Between Canadian and United States Generally Accepted
Accounting Principles ("GAAP") (Cont'd)

The impact of the above differences between Canadian and United States GAAP on the financial statement balances would be as follows:

				2001					2000
----------------------------------------------------------------------------
						Balance per			    Balance per
             Balance per		  United  Balance per		United
		    Canadian		  States  Canadian	       States
			GAAP	    Adjustments GAAP	GAAP	  Adjustments  GAAP
----------------------------------------------------------------------------
Current assets	$224,994  $     -  $224,994  $146,538  $   -   $146,538

Capital assets       3,784        -     3,784     5,405      -      5,405

Oil and gas -
Proven              89,477        -    89,477   340,849      -    340,849

Oil and gas -
unproven           386,247  (169,245) 217,002         -      -          -
----------------------------------------------------------------------------
                  $704,502  $(169,245)$535,257 $492,792  $   -   $492,792
----------------------------------------------------------------------------
Current
Liabilities		$ 25,178  $       - $ 25,178 $ 93,662  $   -   $ 93,662

Convertible
debenture          280,000          -  280,000  380,000      -    380,000

Shareholders'
Equity
(deficiency)       399,324   (169,245) 230,079   19,130      -     19,130
----------------------------------------------------------------------------
                  $704,502  $(169,245)$535,257 $492,792  $   -   $492,792
----------------------------------------------------------------------------

                                              2001		2000		1999
----------------------------------------------------------------------------
Loss for the year as per Canadian GAAP	$(109,806)	$(3,870,052)$(143,974)

Compensation expense on stock options             -      (303,245) (366,002)

Exploration expenditures                   (169,245)     (304,216)        -

Write-down of mineral properties                  -     2,813,524(2,813,524)

Share issuance premium on issuance
of flow through shares                       66,000       143,014         -
----------------------------------------------------------------------------
Loss for the year as per United
States GAAP                               $(213,051) $(1,520,975)$(3,323,500)
----------------------------------------------------------------------------
Basic and diluted loss per share - United States GAAP
Continuing operations			      $   (0.03) $    (0.28) $     (1.49)
Discontinued operations			      $       -  $        -  $      0.05
----------------------------------------------------------------------------
Weighted average number
of shares - United States GAAP             6,276,937   5,479,034   2,319,770
----------------------------------------------------------------------------

15.	Differences Between Canadian and United States Generally Accepted
Accounting Principles ("GAAP") (Cont'd)


                        Capital Stock
                        Number	Amount	Deficit	Total
----------------------------------------------------------------------------
Shareholders' equity
as per Canadian GAAP at
September 30, 1999    5,591,072 	$4,310,963	$(1,241,681)$3,069,282

Cumulative write-down
of oil and gas
expenditures as per
United States GAAP          -            -       (2,813,524)(2,813,524)

Cumulative compensation
expense for stock options
as per United States GAAP   -          366,002	   (366,002)      -
----------------------------------------------------------------------------
Shareholders' equity as
per United States GAAP at
September 30, 1999    5,591,072 	$4,676,965	$(4,421,207)$  255,758
----------------------------------------------------------------------------
Shareholders' equity as
per Canadian GAAP at
September 30, 2000   6,276,937 	$5,130,863 	$(5,111,733)$   19,130

Cumulative share capital
premium issuance of
flow-through shares
                            -        (143,014)      143,014         -

Cumulative compensation
expense for stock options
 as per United States GAAP
                            -        669,247       (669,247)        -
----------------------------------------------------------------------------
Shareholders' equity as per
United States GAAP at
September 30, 2000    6,276,937	$5,657,096	$(5,637,966)$   19,130
----------------------------------------------------------------------------
Shareholders' equity as per
Canadian GAAP at
September 30, 2001    8,726,937     $5,620,863 	$(5,221,539)$   399,324

Cumulative write-down of
oil and gas expenditures
as per United States GAAP  -              -       (169,245)    (169,245)

Cumulative share capital
premium issuance of
flow-through shares
                           -         (209,014)     209,014           -

Cumulative compensation
expense for stock options
as per United States GAAP  -          669,247     (669,247)          -
----------------------------------------------------------------------------
Shareholders' equity as per
United States GAAP at
September 30, 2001    8,726,937 	$6,081,096	$(5,851,017)$  230,079
----------------------------------------------------------------------------

There are no significant differences between Canadian and United States GAAP on the statements of cash flows during the three year period ended September 30, 2001.

ARTICLES OF OROTEK RESOURCES CORPORATION
TABLE OF CONTENTS

PART 1 - INTERPRETATION
1.1  Definition
1.2 & 1.3 Construction of Words
1.4 Company Act Definitions Applicable
1.5 Table "A" Inapplicable
1.6 Interpretation Act Rules of Construction Apply

PART 2 - SHARES AND SHARE CERTIFICATES
2.1 Member entitled to Certificate
2.2 Replacement of Lost or Defaced Certificate
2.3 Recognition of Trusts
2.4 Execution of Certificates
2.5 Assistance for Purchase of Company's Shares or Debt Obligations
2.6 Form of Certificate
2.7 Delivery to Joint Holders
2.8 Warrants and Options to Purchase Shares

PART 3 - ISSUE OF SHARES
3.1 Directors Authorized
3.2 Commissions and Brokerage
3.3 Conditions of Issue

PART 4 - REGISTERS
4.1 Recisters of Members, Transfers and Allotments
4.2 Branch Registers of Members
4.3 Closing of Register
4.4 Register of Debentureholders

PART 5 - TRANSFER AND TRANSMISSION OF SHARES
5.1 Transfer of Shares
5.2 Execution of Instrument of Transfer
5.3 Enquiry as to Title not Required
5.4 Submission of Instruments of Transfer
5.5 Transfer Fee
5.6 Personal Representative Recognized on Death
5.7 Death or Bankruptcy
5.8 Persons in Representative Capacity

PART 6 - ALTERATION OF CAPITAL
6.1 Ordinary Resolution Required
6.2 Other Capital Alterations
6.3 Creation, Variation and Abrogation of Special Rights and Restrictions
6.4 Consent of Class Required
6.5 Articles Apply to New Capital
6.6 Special Rights of Conversion

PART 7 - PURCHASE OF SHARES
7.1 Company Authorized to Purchase or Redeem its Shares
7.2 & 7.3 Redemption of Shares

PART 8 - BORROWING POWERS
8.1 Powers of Directors
8.2 Special Rights Attached to and Negotiability of Debt Obligations
8.3 Execution of Debt Obligations
8.4 Register of Indebtedness

PART 9 - GENERAL MEETINGS
9.1 Annual General Meetings
9.2 Waiver of Annual General Meeting
9.3 Calling of Meetings
9.4 Notice of General Meetings
9.5 Waiver of Notice

PART 10 - PROCEEDINGS AT GENERAL MEETINGS
10.1 Quorum
10.2 Lack of Quorum
10.3 Chairman
10.4 Alternate Director
10.5 Adjournments
10.6 Decisions by Show of Hands or Poll
10.7 Resolution Need Not be Seconded
10.8 Chairman Shall Not Have Casting or Second Vote
10.9 Manner of Taking Poll 10.10 Casting Votes
10.11 Demand for Poll not to Prevent Continuance of Meeting
10.12 Retention of Ballots Cast on a Poll

PART 11 - VOTES OF MEMBERS
11.1 Number of Votes Per Share or Member
11.2 Votes of Persons in Representative Capacity
11.3 Representative of a Corporate Member
11.4 Votes by Joint Holders
11.5 Votes by Committee for a Member
11.6 Appointment of Proxyholders
11.7 Execution of Form of Proxy
11.8 Deposit of Proxy
11.9 Form of Proxy
11.10 Validity of Proxy Vote
11.11 Revocation of Proxy
11.12 Registrant to Prove Beneficial Ownership
11.13 Provisions of this Part Applicable to Class Meetings

PART 12 - DIRECTORS
12.1 Number of Directors
12.2 Remuneration and Expenses of Directors
12.3 Qualification of Directors

PART 13 - ELECTION AND REMOVAL OF DIRECTORS
13.1 Election at Annual General Meeting
13.2 Eligibility of Retiring Director
13.3 Continuance of Directors
13.4 Election of Less than Required Number of Directors
13.5 Filling a Casual Vacancy
13.6 Additional Directors
13.7 Alternate Directors
13.8 Termination of Directorship
13.9 Removal of Directors

PART 14 - POWERS AND DUTIES OF DIRECTORS
14.1 Management of Affairs and Business
14.2 Appointment of Attorney

PART 15 - DISCLOSURE OF INTEREST OF DIRECTORS
15.1 Disclosure of Conflicting Interest
15.2 Voting and Quorum re Proposed Contract
15.3 Director May Hold Office or Place of Profit with Company
15.4 Director Acting in Professional Capacity
15.5 Director Receiving Remuneration from Other Interests

PART 16 - PROCEEDINGS OF DIRECTORS
16.2 Chairman and Alternate
16.2 Meetings - Procedure
16.3 Meetings by Conference Telephone
16.4 Call and Notice of Meetings
16.5 Waiver of Notice of Meetings
16.6 Quorum
16.7 Continuing Directors may Act During Vacancy
16.8 Validity of Acts of Directors
16.9 Resolution in Writing Effective

PART 17 - EXECUTIVE AND OTHER COMMITTEES
17.1 Appointment of Executive Committee
17.2 Appointment of Committees
17.3 Procedure at Meetings

PART 18 - OFFICERS
18.1 President and Secretary Required
18.2 Persons Holding More Than One Office and Remuneration
18.3 Disclosure of Conflicting Interest

PART 19 - INDEMNITY AND PROTECTICN OF DIRECTORS, OFFICERS AND
EMPLOYEES
19.1 Indemnification of Directors
19.2 Indemnification of Officers, Employees, Agents
19.3 Indemnification not Invalidated by Non-compliance
19.4 Company May Purchase Insurance

PART 20 DIVIDENDS AND RESERVES
20.1 Declaration of Dividends
20.2 Declared Dividend Date
20.3 Proportionate to Number of Shares Held
20.4 Reserves
20.5 Receipts from Joint Holders
20.6 No Interest on Dividends
20.7 Payment on Dividends
20.8 Capitalization of Undistributed Surplus

PART 21 - DOCUMENTS, RECORDS AND REPORTS
21.1 Documents to be Kept
21.2 Accounts to be Kept
21.3 Inspection of Accounts
21.4 & 21.5 Financial Statements and Reports

PART 22 - NOTICES
22.1 Method of Giving Notice
22.2 Notice to Joint Holder
22.3 Notice to Personal Representative
22.4 Persons to Receive Notice

PART 23 - RECORD DATES
23.1 Record Date
23.2 No Closure of Register of Members

PART 24 - SEAL
24.1 Affixation of Seal to Documents
24.2 Mechanical Reproduction of Signatures
24.3 Official Seal for other Jurisdiction

PART 25 - DEATH OF SOLE DIRECTOR AND MEMBER
25.1 Sole Member and Director to Designate Successor
25.2 General Meeting to be Called to Elect Directors if Sole Director Dies Without Successor
25.3 Articles Apply Where There is More Than One Director and Member
215.4 Election of Successor not Invalidated by omission to Give Notice of Meeting

PART 26 - PROHIBITIONS
26.1 No Securities to be Offered to the Public
26.2 Restrictions on Transfers of Shares



PROVINCE OF BRITISH COLUMBIA
"COMPANY ACT"
ARTICLES of OROTEK RESOURCES CORPORATION

PART 1 - INTERPRETATION

1.1 In these Articles, unless the context otherwise requires
(a) "Board of Directors" or "Board" means the Directors of the Company for the time being;
(b) "The Act" means the Company Act of the Province of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
(c) "Directors" means the Directors of the Company for the time being;
(d) "month" means calendar month;
(e) "ordinary resolution" has the meaning assigned thereto by The Act;
(f)  "register" means the register of members to be kept pursuant to The Act;
(g) "registered address" of a member shall be his address as recorded in the register;
(h) "registered address" of a Director means his address as recorded in the Company's register of Directors to be kept pursuant to The Act;
(i) "seal" means the common seal of the Company, if the Company has one;
(j) "special resolution" has the meaning assigned thereto by The Act;
(k) "Registrar" means the Registrar of Companies for the Province of British Columbia appointed pursuant to The Act;
(1) "registrar" means the register of the Company's shares appointed pursuant to Part 4 of these
Articles.

1.2 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

1.3 Words importing the singular include the plural and vice versa; and words importing a male person include a female person and a corporation.

1.4 The definitions in The Act shall with the necessary changes and so far as applicable apply to these Articles.

1.5 The regulations contained in Table A in the First Schedule to The Act shall not apply to the Company.

1.6 The Rules of Construction contained in the Interpretation Act shall apply, mutatis mutandis, to the interpretation of these Articles.

PART 2 - SHARES AND SHARE CAPITAL

2.1 Every member is entitled, without charge, to one certificate representing the share or shares of each classheld by him or upon paying a sum not exceeding the amount permitted by The Act, as the Directors may from time to time determine, or several certificates each for one or more of those shares; provided that, in respect of a share or sharesheld jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if the shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the post by registered prepaid mail to the member entitled thereto at his registered address, and the Company shall not be liable for any loss occasioned to the member as a result of any share certificate sent being lost in the post or stolen.

2.2 If a share certificate:
(a) is worn out or defaced, the Directors may,' upon production to them of that certificate and upon other terms if any, as they may think fit, order the certificate to be cancelled and may issue a new certificate in lieu thereof;
(b) is lost, stolen, or destroyed, then upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the lost, stolen or destroyed certificate; or
(c) represents more than one share and t-he registered owner thereof surrenders it to the Company with a written request that the Company issue registered in his name two or more certificates each representing a specified number of shares and in aggregate representing the same number of shares as the certificate surrendered, the Company shall cancel the certificate surrendered and issue in place thereof certificates in accordance with the request.

A sum, if any, not exceeding that permitted by The Act, as the Directors may from time to time fix, shall be paid to the Company for each certificate issued under this Article.

2.3 Except as required by law or statute or these Articles, no person shall be recognized by the Company asholding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety in the registered holder.

2.4 Every share certificate shall be signed manually by at least one Officer or Director of the Company, or by oron behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additionalsignatures may be printed or otherwise mechanically reproduced and a certificate signed in either of thosefashions shall be as valid as if signed manually, notwithstanding that any person whose signature is printed or mechanically reproduced on a share certificate has ceased to hold the office that he is stated on the certificate to hold at the date of the issue of a share certificate.

2.5 Save as provided by The Act, the Company shall not give financial assistance by means of a loan, guarantee, theprovision of security or otherwise for the purpose of or in connection with the purchase of or subscription by any person for shares or debt obligations issued by the Company or an affiliate of the Company or upon the security, in whole or in part, of a pledge or other charge upon the shares or debt obligations issued by the Company or an affiliate of the Company.

2.6 Every share certificate issued by the Company shall be in a form as the Directors approve and shall comply with The Act.

2.7 The certificates for shares registered in the name of two or more persons shall be delivered to the person first named on the register.

2.8 The Company may issue warrants and options for the purchase of shares on terms and conditions and for consideration as the Direct-ors may determine; and the Company may pay a commission to any person in consideration of his purchasing or procuring the purchase of a warrant or option.


PART 3 - ISSUE OF SHARES

3.1 Subject to The Act and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase of capital, the issue of shares shall be under the control of the Directors who may, subject to the rights of the holders of the shares of the Company for the time being issued, allot or otherwise dispose of, and grant options on, shares authorized but not yet issued at tines and to persons, including Directors, and in a manner and upon terms and conditions, and at a price or for a consideration, as the Directors, in their absolute discretion, may determine.

3.2 The Directors on behalf of the Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares with a par value in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares provided that the rate of the commission or discount shall not in the aggregate exceed 25% of the subscription price of the shares, or an amount equivalent to the percentage. The Company may also pay brokerage as may be lawful.

3 .3 No share nay be issued until it is fully paid by the receipt by the Company of the full consideration therefor in cash, property or past services actually performed for the Company. A document evidencing indebtedness of the person to whom the shares are allotted is not property for the purposes of this Article. The value of property and services for the purposes of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof.

PART 4 - REGISTERS

4.1 The Company shall keep or cause to be kept a register of members, a register if transfers and a register of allotments within British Columbia, all as required by The Act, and may combine one or more of such registers. If the Company's capital shall consist of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares. The Directors on behalf of the Company may appoint a trust company to keep the register of members, register of transfers and register or allotments or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class of share. The Directors on behalf of the Company may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be. The Directors may terminate the appointment of any trust company at any time and may appoint another trust company in its place.

4.2 Unless prohibited by The Act, the Company may keep or cause to be kept one or more branch registers or membersat a place or places as the Directors may from time to time determine.

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4.3 The Company shall not at any time close its register of members save and except as permitted by The Act.

4.4 The Company shall keep or cause to be kept within the Province of British Columbia in accordance with The Acta register of its' debentures and a register of debentureholders, which registers may be combined, and, subject to the provisions of The Act, may keep or cause to be kept one or more branch registers of its debentureholders at a place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise, make provisions as they think fit respecting the keeping of branch registers.

PART 5 - TRANSFER AND TRANSMISSION OF SHARES

5.1 Subject to the provisions of the Memorandum and of these Articles that may be applicable, any member may transfer any of his shares by instrument in writing executed by or on behalf of the member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's share certificates or in any other form as the Directors may from time to time approve. Except to the extent that The Act may otherwise provide, the transferor Shall- be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof. If the Directors require, each instrument of transfer shall be in respect of only one class of share.

5.2 The signature of the registered owner of any shares, or if his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, Officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of Shares specified or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, Officers and agents to register, in the name of the person in whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited the instrument of transfer.

5.3 Neither the Company nor any Director, Officer or agent shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claims by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented hereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to the shares.

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5.4 Every instrument of transfer shall be executed by the transferor and left at the registered office of the company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and other evidence as the Directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

5.5 There shall be paid to the Company in respect of the registration of any transfer a sum, if any, as the Directors may from time to time determine, not exceeding that permitted by The Act.

5.6 In the case of the death of a member, the survivor or survivors where the deceased was a joint registered holder, and the legal personal representative of the deceased where he was the sole holder, shall be the only persons recognized by he Company as having any title to his interest in the shares. Before recognizing any legal personal representative the Directors may require him to deliver to the Company the original or a court certified copy of a Grant of Probate or Letters of Administration in British Columbia or other evidence and documents as the Directors consider appropriate in order to establish the right of the personal representative to the title to the interest in the shares of the deceased member.

5.7 Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt member if the documents required by The Act and these Articles shall have been deposited with the Company. This Article does not apply on the death of a member with respect to shares registered in his name and the name of another person in joint tenancy.

5.8 Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon documents and evidence being produced to the Company as The Act and these Articles require or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a Statute, has the right either to be registered as a member in his representative capacity in respect of the share, or, if he is a personal representative, instead of being registered himself, to make a transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

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PART 6 - ALTERATION OF CAPITAL

6.1 The Company may by either special or ordinary resolution filed with the Registrar amend its Memorandum to increase the share capital of the Company by:
(a) creating shares with par value or shares without par value, or both;
(b) increasing the number of shares with par value or shares without par value, or both;
(c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

6.2 The Company may by special resolution alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the - designation of, all or any of its shares but only to the extent, in the manner and with the consent of members holding a class of shares which is the subject of or affected by the alteration, as The Act provides.

6.3 The Company may alter its Memorandum or these Articles:
(a) by special resolution, to create, define and attach special rights or restrictions to any shares, and
(b) by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles, to vary or abrogate any special rights and restrictions attached to any shares and in each case by filing a certified copy of the resolution with the Registrar but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class whose right or special right is prejudiced or interfered with consent thereto in writing, or unless a resolution consenting is passed at a separate class meeting of the holders of the shares of each class by a majority of three-fourths, or such greater majority as may be specified by the special rights attached to the class of shares, of the issued shares of the class.

6.4 Notwithstanding any consent in writing or resolution, no alteration shall be valid as to any part of the issued shares of any class unless the holders of all of the issued shares of the class either all consent in writing or consent by a resolution passed by the votes of members holding three-fourths of the shares.

6.5 Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these Articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

6.6 If the Company is or becomes a reporting company, no resolution to create, vary or abrogate any special right or conversion attaching to any class of shares shall be submitted to any meeting of members unless, if required by The Act, the Of f ice of the Superintendent of Brokers for British Columbia shall have consented to the resolution.

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PART 7 - PURCHASE AND REDEMPTION OF SHARES

7.1 Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the Directors and in compliance with The Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class of its shares in accordance with the special rights and restrictions attaching thereto. No purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. Unless the shares are to be purchased through a stock exchange or the Company is purchasing the shares from dissenting members pursuant to the requirements of The Act, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or kind, as the case may be, to be purchased.

7.2 If the Company proposes at its option to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to the class of shares, decide the manner in which the shares to be redeemed shall be selected.

7.3 Subject to the provisions of The Act, any shares purchased or redeemed by the Company may be sold or issued by it, but, while such shares are held by the Company, it shall not exercise any vote in respect of, or pay any dividend on those shares.

PART 8 - BORROWING POWERS

8.1 The Directors may from time to time on behalf of the Company:

(a) borrow money in a manner and amount, on any security, from any source and upon any terms and conditions;
(b) issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the Company or any other person; and
(c) mortgage, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future).

8.2 Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or -conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of Directors or otherwise and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

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8.3 Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or Officer of the company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and a bond, debenture or other debt obligation signed in that manner is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on the bond, debenture or other debt obligation to hold at the date of the issue thereof.

8.4 If the Company is or becomes a reporting company, the Company shall keep or cause to be kept a register if its indebtedness to every Director or Officer of the Company or an associate of any of them in accordance with the provisions of The Act.

PART 9 - GENERAL MEETINGS

9.1 Subject to Article 9.2 and to The Act, the first annual general meeting shall be held January of 1983 and the following annual general meetings shall be held once in every calendar year at a time, not being more than 13 months after the holding of the last preceding annual general meeting, and at a place as the Directors shall appoint. In default of the meeting being held, the meeting shall be called by any two members in the same manner as nearly as possible as that in which meetings are to be called by the Directors.

9.2 If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing each year to the business required to be transacted at the annual general meeting, that business shall be as valid as if transacted at an annual general meeting duly convened and held and, it is not necessary for the Company to hold an annual general meeting that year.

9.3 The Directors may, whenever they think fit, convene a general meeting. A general meeting, if requisitioned in accordance with The Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in The Act.

9.4 Not less than 21 days' notice of any general meeting specifying the time and place of meeting and in case of special business, the general nature of that business shall be given in the manner mentioned in Article 22, or in such other manner, if any, as may be prescribed by ordinary resolution whether previous notice has been given or not, to any person as may by law or under these Articles or other regulations of the Company entitled to receive the notice from the Company. But the accidental omission to give notice of any meeting to, or the non-receipt of any. notice, by any person shall not invalidate any proceedings at that meeting.

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E-12

9.5 Persons entitled to notice of a general meeting waive or reduce the period of notice covening the meeting, by unanimous consent in writing, and may give such waiver before, during or after the meeting.

PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1 A quorum for a general meeting shall be two members or proxyholders representing two members, or one member and a proxyholder representing another member, personally present at the commencement of the meeting and holding, or representing by proxy, not less than five (5%) per cent of the issued shares of a class of shares, the holders of which are entitled to attend and to vote at the meeting.

10.2 If within one-half hour from the time appointed for a meeting a quorum is not present, the meeting, if convened by requisition of the members, shall be dissolved; but in any-other case it shall stand adjourned to the same day in the next week at a time and place determined by the Board of Directors. If at the adjourned meeting a quorum is not present within one-half hour from the time appointed, the members present shall be a quorum.

10.3 The Chairman of the Board, if any, or in his absence, the President of the Company, or their appointee, if approved by the shareholders, shall be entitled to preside as Chairman at every general meeting of the Company.

10.4 If at any meeting neither the Chairman of the Board, if any, nor the President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as Chairman, the Directors present shall choose someone to be Chairman. If no Director be present or if all the Directors present decline to take the chair or shall fail to choose, the members present shall choose one of their number to be Chairman.

10.5 The Chairman of the meeting may, with the consent of any meeting at which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished a-t the meeting from which the adjournmenttook place. When a meeting is adjourned for 30 days or more, seven days' notice of the adjourned meeting shall be given,otherwise notice is not required.

10.6 Subject to the provisions of The Act, every question submitted to a general meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, directed by the Chairman or demanded by a member entitled to vote who is present in person or by proxy, and the Chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and the decision shall be entered in the book of proceedings of the Company. A declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

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10.7 No resolution proposed at a meeting need be seconded and the Chairman of any meeting (provided he is entitled to vote) shall be entitled to-move or second a resolution, without the necessity of relinquishing the chair.

10.8 In case of an equality of votes at a general meeting, the Chairman shall not, either on a show of hands or on a poll, have a casting or a second vote in addition to the vote or votes to which he may be entitled as a member.

10.9 No poll may be demanded on the election of a Chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion o~ the Chairman, is reasonably convenient, but in no event later than seven days after the meeting and at a time and place and in a manner as the Chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn. In any dispute as to the admission or rejection of a vote, the decision of the Chairman made in good faith shall be final and conclusive.

10.10 A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.11 The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

10.12 Every ballot cast upon a poll, and every proxy appointing a proxyholder who cast a ballot upon a poll, shall be retained by the Secretary for at least three months and shall be subject to inspection as The Act may provide.

PART 11 - VOTES OF MEMBERS

11.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to vote shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise his vote either in person or by proxy.

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11.2 Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be at which he proposes to vote.

11.3 Any corporation, not being a subsidiary of the Company which is a member of the Company, may by resolution of its Directors or other governing body authorize any person as it thinks fit to act as its representative at any general meeting or class meeting. The person authorized shall be entitled to exercise in respect of and at the meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right, unless restricted by the resolution, to appoint a proxyholder to represent the corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any representative may be sent to the Company by written instrument, telegram, telex or any method or transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a member may appoint a proxyholder.

11.4 In the case of joint registered holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for-the -purpose of this Article be deemed joint registered holders.

11.5 A member, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and his committee, curator bonis, or other person may appoint a proxyholder.

11.6 A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than five) proxyholders to attend, act and vote for him on the same occasion. If a member should appoint more than one proxyholder for the same occasion, he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

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11.7 A proxy shall be in writing under. the hand of the appointer or of his attorney duly authorized in writing or, if the appointer is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a member of the Company if:
(a) the Company is at the time a reporting company; or
(b) the member appointing the proxyholder is a corporation; or
(c) the Company shall have at the time only one member; or
(d) the persons present in person or by proxy and entitled to vote at the meeting by resolution permit the proxyholder to attend and vote; for the purpose of the resolution, the proxyholder shall be counted in the quorum but shall not be entitled to vote; and in all other cases, a proxyholder must be a member.

11.8 Unless the directors otherwise determine, the instrument appointing a proxyholder and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy shall be deposited at a place specified for that purpose in the notice convening the meeting not less than forty-eight hours before the time for holding the meeting at which the proxyholder proposes to vote, or shall be deposited with the Chairman of the meeting prior to the commencement of the meeting.

11.9 Unless The Act or any other statute or law which is applicable to the Company or to any class of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the chairman of the meeting shall approve:
(Name of Company)
The Undersigned, being a member of the above named Company, hereby appoints or failing him as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the ____ day of ______________, and at any adjournment thereof. Signed this _____ day of _______________, 19___. (Signature of Member).

11.10 A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of the death, incapacity, revocation or transfer shall have been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

11.11 Every proxy may be revoked by an instrument in writing:
(a) executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by its duly authorized officer or attorney of the corporation; and
(b) delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment before any vote in respect of which the proxy is to be used shall have been taken;
or in any other manner provided by law.

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11.12 If and for as long as the Company shall be a reporting company and before permitting a registrant to vote on a resolution or motion proposed at a meeting of the Company, the chairman of the meeting may require the registrant (or his proxyholder, as the case may be) to produce evidence in writing acceptable to the chairman (in the form of a statutory declaration or otherwise) that the registrant:
(a) is the beneficial owner of the share; or
(b) has complied with The Act vis a vis the beneficial owner of the share.

11.13 The provision of this Part shall be applicable mutatis mutandis to class meetings.

PART 12 - DIRECTORS
12.1 The subscribers to the Memorandum of the Company are the first Directors. The Directors to succeed the first Directors may be appointed in writing by a majority of the subscribers to the Memorandum or at a meeting of the subscribers, or if not so appointed, they shall be elected by the members entitled to vote on the election of Directors and the number of Directors shall be the same as the number of Directors appointed or elected. The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice has been given-or not, but the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.

12.2 The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall decide, by the members. The remuneration may be in addition to any salary or other remuneration paid to any Officer or employee of the Company as such who is also a Director. The Directors shall be repaid reasonable travelling, hotel another expenses as they incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of the Director, by the Company in general meeting, and the remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any gratuity, pension or allowance.

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12.3 A Director shall not be required to hold a share in the capital of the
Company as qualification for his office but shall be qualified as required by The Act, to become or act as a Director.

PART 13 - ELECTION AND REMOVAL OF DIRECTORS

13.1 At each annual general meeting of the Company all Directors shall retire and the members entitled to vote shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles. If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by the members who are entitled to attend and vote at this annual general meeting shall be deemed for the purpose of this Part to have been held on the written consent becoming effective.

13.2 A retiring Director shall be eligible for re-election.

13.3 Where the Company fails to hold an annual general meeting in accordance with The Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

13.4 If, at any general meeting at which an election of Directors ought to take place, the places of the retiring Directors are not filled up, those of the retiring Directors as may be requested by the newly elected Directors shall, if willing, continue in office until further new Directors are elected at a general meeting specially convened for that purpose or at the annual general meeting in the next or some subsequent year, unless it is determined to reduce the number of Directors.

13.5 Any casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

13.6 Between successive annual general meetings the Directors shall have power to appoint one or more additional Directors, but not more than one-third of the number of Directors elected or appointed at the last annual general meeting at which Directors were elected. Any Director appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at the meeting and so long as he is an additional Director the number of Directors shall be increased accordingly.

13.7 Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of the person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of the instrument to the Company. Every alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed. by him. The remuneration payable to an alternate shall be payable out of the remuneration of the Director appointing him.

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13.8 The office of Director shall be vacated if the Director:
(a) resigns his office by notice in writing delivered to the registered office of the Company; or
(b) ceases to be qualified to act as a Director pursuant to The Act.

13.9 The Company may by special resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

PART 14 - POWERS AND DUTIES OF DIRECTORS

14.1 The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all powers of the Company as are not, by The Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

14.2 The Directors may from time to time by power of attorney or other instrument under the seal, appoint any person to be the attorney of the Company for purposes, and with powers, authorities and discretions (not exceeding those vested- in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of Officers and the power to declare dividends and for a period, with remuneration and subject to conditions as the Directors may think f it, and any appointment may be made in favour or any of the Directors or any of the members of the Company or in favour of any corporation, or of any of the members, Directors, nominees or managers of any corporation, firm or joint venture and any power of attorney may contain provisions for the protection or convenience of persons dealing with the attorney as the Directors may think fit. Any attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

PART 15 - DISCLOSURE OF INTEREST OF DIRECTORS

15.1 A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property, directly or indirectly, where a duty or interest might be created to conflict with his duty or interest as a Director, shall declare the nature and extent of his interest in the contract or transaction or of the conflict or potential conflict with his duty and interest as a Director in accordance with the provisions of The Act.

15.2 A Director shall not vote in respect of the approval of any contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which the vote is taken. This Article and Article 15.1 shall not apply in circumstances where a Director is, under the provisions of The Act, deemed not to be interested in a proposed contract or transaction.

15.3 A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of Director for a period and on terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of The Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

15.4 Subject to compliance with the provisions of The Act, a Director or his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

15.5 A Director may be or become a Director or other Officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of The Act, the Director shall not be accountable to the Company for any remuneration or other benefits received by him as Director, Officer or employee of, or from his interest in, such other corporation or firm, unless the Company in general meeting otherwise directs.

PART 16 - PROCEEDINGS OF DIRECTORS

16.1 The Chairman of the Board, if any, or in his absence, the President, shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.

16.2 The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at a place, at a time and upon notice (if any) as the Board may by resolution from time to time determine.

16.3 A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communication facilities by means of which all Directors participating in the meeting can hear each other and provided that all the Directors agree to the participation. A Director participating in a meeting in accordance with this Article shall be deerred to be present at the meeting, to have agreed, shall be counted in the quorum and be entitled to speak and vote.

16.4 A Director may at any time, and the Secretary, upon the written request of a Director, shall call a meeting of the Directors. Notice specifying the time and place of the meeting shall be mailed, postage prepaid, addressed to each of the Directors at his registered address at least 48 hours before the time fixed for the meeting or a lesser period as may be reasonable under the circumstances. or the notice may be given to each Director either personally or by leaving it at his usual business or residential address or by telephone, telegram, telex or other method of transmitting visually recorded messages, at least 48 hours before the time or the lesser period as may be reasonable under the circumstances. It shall not be necessary to give to any Director notice of a meeting of Directors immediately following a general meeting at which the Director has been elected or notice of a meeting of Directors at which the Director shall have been appointed. Accidental omission to give notice of a meeting of Directors to, or the non-receipt give notice of a meeting or of notice by, any Director, shall not invalidate the proceedings at that meeting.

16.5 Any Director of the Company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to future meetings. After filing the waiver with respect, to future meetings and until the waiver is withdrawn no notice need be given to the Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate Director of any meeting of Directors and all meetings of the Directors held shall be deemed to be properly called or constituted even though notice was given to the Director or alternate Director.

16.6 The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not fixed shall be two Directors or, if the number of Directors is fixed at one, shall be one Director.

16.7 The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

16.8 Subject to the provisions of The Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any Directors or of the members of a committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every person had been duly elected or appointed and was qualified to be a Director.

16.9 A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. A resolution shall be dated and may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. The resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated on the resolution or on the latest date stated on any counterpart.

PART 17 - EXECUTIVE AND OTHER COMMITTEES

17.1 The - Directors may by resolution appoint an Executive Committee to consist of a member or members of their body as they think fit, which committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, the Committee or any other committees of the Board and any other powers as may be specified in the resolution. The Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of the Committee and to fill vacancies in it. The Committee may make rules for the conduct of its business and may appoint assistants as it may deem necessary. A majority of the members of the Committee shall constitute a quorum.

17.2 The Directors may by resolution appoint one or more committees consisting of a member or members of their body as they think fit and may delegate to any committee between meetings of the Board those powers of the Board in the Board and the (except the power to fill vacancies power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove Officers appointed by the Board) subject to conditions as may be prescribed in the resolution, and all committees ancointer-1 sha-1-1 keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report to the Board of Directors as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any committees excep1E. as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint assistants as they deem necessary. A majority of the members of a committee shall constitute a quorum.

17.3 The Executive Committee and any other committees may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present, and in case of an equality or votes, the chairman shall not bave a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of the Committee duly called and constituted. A resolution shall be dated and may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. The resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated on the resolution or on the latest date stated in any countrpart.

PART 18 - OFFICERS
18.1 The Directors shall, from time to time, appoint a President and a Secretary and any other officers as the Directors shall determine and the Directors may, at any time, terminate any appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of The Act.

18.2 One person may hold more than one of the offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a Director. The other officers need not be Directors. The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; the remuneration may be by way of salary, fees, wages commission or participation in profits or any other means or all of these modes and an officer may in addition to the remuneration be entitled to receive after he ceases to hold the office or leaves the employment of the Company a pension or gratuity.
The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon terms and conditions and with restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Act.

18.3 Every officer of the Company who holds any office or possesses any property, whether directly or indirectly, where duties or interest might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature and extent of the conflict.

PART 19 - INDEMNITY AND PROTECTION

19.1 Subject to the provisions of The Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director including any action brought by the Company. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of this indemnity.

19.2 Subject to the provisions of The Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or the corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, char-ges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by The Act or these Articles.

19.3 The failure of a Director or officer of the Company to comply with the provisions of The Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under this Part.

19.4 The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incured by him as a Director, officer, employee or agent.

PART 20 - DIVIDENDS AND RESERVE

20.1 The Directors may from time to time declare and authorize payment of dividends as they may deem advisable and need not give notice to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of the funds or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more ways as may be authorized by the Company or the Directors and where any difficulty arises with regard to a distribution the Directors may settle the difficulty as they think expedient, and in particular may fix the value for distribution of the specific assets or any part, and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

20.2 Any dividend declared on shares of any class by the Directors may be made payable on a date as is fixed by the Directors.

20.3 Subject to the rights of members holding shares with special rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of shares held.

20.4 The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends a sum as they think proper as a reserve which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the funds of the Company may be properly applied, and pending the application may, at the like discretion, either be employed in the business of the Company or be invested in investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to distribute.

20.5 If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

20.6 No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be discarded in making payment and the payment shall be deemed to be payment in full.

20.7 Any dividend, bonus or other money payable in cash in respect of shares may be paid by cheque or money order sent through the apost directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to a person and to an address as the holder or joint holders may direct in writing. Every cheque or money order shall be made payable to the order of the person to whom. it is sent. The mailing of the cheque or money order shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) , discharge all liability for the dividend, unless the cheque or money order shall not be paid on presentation or the amount of tax deducted shall not be paid to the appropriate taxing authority.

20.8 Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing all or any part of the undistributed surplus on hand.

PART 21 - DOCUMENTS, RECORDS AND REPORTS

21.1 The Company shall keep at its records office or at any other place as The Act may permit, the documents, copies, registers, minutes, and records which the Company is required by The Act to keep at its records office or any other place, as the case may be.

21.2 The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order to record the financial affairs and condition of the Company and to comply with The Act.

21.3 Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

21.4 The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meeting the financial statements and reports as are required by The Act.

21.5 Every member shall be entitled to be furnished, once, gratis, on demand, with a copy of the latest annual financial statements of the Company and, if so required by The Act, a copy of each annual financial statement and interim financial statement shall be mailed to each member.

PART 22 - NOTICES

22.1 A notice, statement or report may be given or delivered by-the Company to any member either by delivery tohim personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. A certificate signed by the secretary or other officer of the Company or of any other corporation acting in that behalf for the Company that the 'Letter or envelope containing the notice, statement or report was addressed, prepaid and mailed shall be conclusive evidence of mailing.

22.2 A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

22.3 A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any 11ke description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be entitled, or (until the address has been supplied) by giving the notice in a manner in which the same night have been given if the death, bankruptcy or incapacity had not occurred.

22.4 Notice of every general meeting or meeting of members holding a class of shares shall be given to every member.

PART 23 - RECORD DATES

23.1 The Directors may fix in advance a date, which shall not be more than the maximum number of days permittedby The Act preceding the date of any meeting of members or any class or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of, or to attend and vote at, any meeting and any adjournment, or entitled to receive payment of any dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date fixed shall be deemed to be members for the purposes aforesaid.

23.2 Where no record date is fixed for the determination of members, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

PART 24 - SEAL

24.1 The Directors may provide a seal for the Company and shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of a Director or a person or persons as the Directors may from time to time by resolution appoint and the Director, or person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution the seal may be affixed in the presence of any Director or Officer.

24.2 To enable the seal of the company to be affixed to any bonds, debentures, share certificates, or other securities of the company on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with The Act and these Articles printed or otherwise mechanically reproduced, there may be delivered to the firm or company employed to engrave, lithograph or print the bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer, or an Assistant Secretary-Treasurer may by a document authorize the firm or company to cause the Company's seal to be affixed to the bonds, debentures, share certificates or other securities by the use of the dies. Bonds, debentures, share certificates or other securities to which the Company's seal has been affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed.

24.3 The Company may have for use in any other province, state, territory or country an official seal which shall have on its face the name of the Province, State, Territory or Country where it is to be used.

PART 25 - EDATH OF SOLE DIRECTOR AND MEMBER

25.1 In the event that the Company has only one member (exclusive of the Company, if the Company shall be the owner of issued shares of the Company) , and if the member is the only Director of the Company, then he may from time to time file at the records office of the Company a notice in writing designating one or more persons to act as Directors in the event of his death. The notice shall be accompanied by the written consent of the designated persons to act as and to be Directors of the Company. Upon the death of the Director (and provided that at the date of the death no other person is a member of the Company and no other person is a Director of the Company) , each person designated as a Director as aforesaid shall be deemed to have been duly elected as a Director of the Company as of the date of death of such deceased director; provided, however, that the election or appointment of a person designated as aforesaid shall be invalid and of no effect in the event of his rescinding his consent to be or to act as a Director or in the event of his being disqualified from being or acting as a Director.

25.2 In the event that a sole Director fails to appoint a successor pursuant to Article 25.1 (or having designated a person pursuant to Article 25.1, the person fails or refuses to act as a -Director or is otherwise disqualified from acting as or being a Director), and in the event of the death of the Director at a time when he is still the sole member of the Company (exclusive of the Company, if the Company shall be the owner of issued shares of the Company):
(a) A general meeting of the Company may be convened by:
i) the solicitor or auditor for the Company; or
ii) any person entitled as at the intended date of the meeting to apply for Letters Probate of the last Will of the deceased member (if he died testate); or
iii) the person first entitled as at the intended date of the meeting to apply for Letters of Administration of the estate of the deceased member (whether or not he in fact died intestate);
(b) Notice of such meeting shall be given no less than twenty-one days before the intended date of the meeting to:
i) all persons named as beneficiaries in the last will (if any) of the deceased member (whether or not letters probate have been granted in respect of such will);
ii) all persons who would be entitled to share in the estate of the deceased member if he had died intestate (whether or not he in fact died intestate);
iii) the parent or guardian of any person referred to in i) or ii) above who is an infant as at the intended date of the meeting; and
iv) if any of the persons referred to in i) or ii) above shall be a class of persons whose identity cannot be readily ascertained, then to a solicitor acting on behalf of the class;
(c) At the general meeting, the persons named in (b) above who are personally present at the meeting shall be entitled, upon unanimous vote, to determine the number of Directors of the Company and to elect Directors of the Company;
(d) The persons elected Directors of the Company pursuant to this Article

25.2 shall have authority to manage the business of the Company; but, while the persons are Directors of the Company, they shall not suffer nor permit any of the following until at least one hundred and twenty days following the transmission of the shares of the deceased member to his lawful representative (having Letters Probate or Letters of Administration in British Columbia) without first obtaining an order of the Supreme Court of British Columbia approving the same:
i) the sale, allotment or issuance by the Company of any issued or unissued shares;
ii) the issuance by the Company of any bonds, debentures, warrants or options to purchase shares;
iii) any agreement by the Company to allot or issue shares, debentures, warrants or options to purchase shares (whether issued or unissued);
iv) the purchase or redemption by the Company of any of its shares or any agreement by the Company to purchase or redempt any of its shares;
v) the alteration of the Company's Memorandum or Articles; or
vi) the sale by the Company of the whole or a substantial part of its business or undertaking.

25.3 The provisions of Articles 25.1 and 25.2 shallapply mutatis mutandis in the event of there being more than one Director and member and in the event of the death of all members and Directors without other provision having been made for the appointment of successor Directors.

25.4 The accidental omission to give notice to a person specified in Article

25.2(b) shall not invalidate the election of Directors pursuant to Article 25.2(c).

PART 26 - PROHIBITIONS

26.1 If the Company is not a reporting company, no shares or debt obligations issued by the Company shall be offered for sale to the public.

26.2 If the Company is not a reporting company, no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any proposed transfer.

CANADA 								NUMBER
PROVINCE OF BRITISH COLUMBIA					262523

				Province of British Columbia

			Ministry of Consumer and Corporate Affairs

				 REGISTRAR OF COMPANIES

					COMPANY ACT

				Certificate of Incorporation

				   I HEREBY CERTIFY THAT

				OROTEK RESOURCES CORPORATION

		  HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT



						GIVEN UNDER MY HAND AND SEAL OF OFFICE
						AT VICTORIA, BRITISH COLUMBIA,
						THIS 11th DAY OF APRIL, 1983
						/Signed/ "L. G. HUCK"
						L.G. HUCK
						DEPUTY REGISTRAR OF COMPANIES

BRITISH 									NUMBER: 262523
COLUMBIA

					CERTIFICATE
					     OF
					CHANGE OF NAME
					COMPANY ACT

				  I Hereby Certify that

				OROTEK RESOURCES CORPORATION

			    has this day changed its name to

				DOUCETTE DEVELOPMENTS CORP.


				Issued under my hand at Victoria, British Columbia
								on December 29, 1992

							/Signed/ "JOHN S. POWELL"
							JOHN S. POWELL
							Registrar of Companies

BRITISH 									NUMBER: 262523
COLUMBIA

					CERTIFICATE
					     OF
					CHANGE OF NAME
					COMPANY ACT

				  I Hereby Certify that

				DOUCETTE DEVELOPMENTS CORP.

			    has this day changed its name to

			TRADERS INTERNATIOPNAL FRANCHISE SYSTEMS INC.


				Issued under my hand at Victoria, British Columbia
								on August 30, 1995

							/Signed/ "JOHN S. POWELL"
							JOHN S. POWELL
							Registrar of Companies

BRITISH 									NUMBER: 262523
COLUMBIA

					CERTIFICATE
					     OF
					CHANGE OF NAME
					COMPANY ACT

				  I Hereby Certify that

			TRADERS INTERNATIOPNAL FRANCHISE SYSTEMS INC

			    has this day changed its name to

				NEWQUEST VENTURES CORP.


				Issued under my hand at Victoria, British Columbia
								on May 21, 1998

							/Signed/ "JOHN S. POWELL"
							JOHN S. POWELL
							Registrar of Companies
							PROVINCE OF BRITISH COLUMBIA
							CANADA

BRITISH 									NUMBER: 262523
COLUMBIA

					CERTIFICATE
					     OF
					CHANGE OF NAME
					COMPANY ACT

				  I Hereby Certify that

				NEWQUEST VENTURES CORP.

			    has this day changed its name to

				ASTER VENTURES CORP.


				Issued under my hand at Victoria, British Columbia
								on May 26, 1999

							/Signed/ "JOHN S. POWELL"
							JOHN S. POWELL
							Registrar of Companies
							PROVINCE OF BRITISH COLUMBIA
							CANADA

BRITISH 									NUMBER: 262523
COLUMBIA

					CERTIFICATE
					     OF
					CHANGE OF NAME
					COMPANY ACT

				  I Hereby Certify that

				ASTER VENTURES CORP

			    has this day changed its name to

				KNIGHT PETROLEUM CORP.


				Issued under my hand at Victoria, British Columbia
								on March 22, 2001

							/Signed/ "JOHN S. POWELL"
							JOHN S. POWELL
							Registrar of Companies
							PROVINCE OF BRITISH COLUMBIA
							CANADA

AGREEMENT AND PLAN OF MERGER between Canada Trace Capital Corp., a Delaware corporation ("Canada Trace"), Knight Petroleum (Delaware) Corp, a Delaware corporation ("Subco"), and Knight Petroleum Corp., a British Columbia corporation ("Knight"), Canada Trace, Subco and Knight being sometimes referred to herein as the "Constituent Corporations."

       WHEREAS, the board of directors of each Constituent Corporation deems it advisable that Subco and Canada Trace merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("the Merger") and upon completion of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), Knight will elect to become the successor issuer to Canada Trace for reporting purposes under the Securities Exchange Act of 1934.;

       NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

       1. SURVIVING CORPORATION. Canada Trace shall be merged with and into Subco which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

       2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

       2.1. Adoption of this agreement by Canada Trace, Subco and Knight pursuant to the Delaware General Corporation Law; and

       2.2. Execution and filing by Canada Trace and Subco of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

       3. TIME OF FILINGS. The Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

       4. GOVERNING LAW. The surviving corporation shall be governed by the laws of the State of incorporation of Subco.

       5. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of Subco shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of Subco to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.

       6. BYLAWS. The Bylaws of the surviving corporation shall be the Bylaws of Subco as in effect on the date of this agreement.

       7. BOARD OF DIRECTORS AND OFFICERS. The officers and directors of Subco, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

       8. NAME OF SURVIVING CORPORATION. The name of the surviving corporation will continue as "Knight Petroleum (Delaware) Corp." unless changed by Subco.

       9. CONVERSION. The mode of carrying the Merger into effect and the manner and basis of converting the shares of Canada Trace into shares of Knight are as follows:


       9.1. The aggregate number of shares of Canada Trace Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 150,000 shares of Knight Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

        The 150,000 Knight Common Stock to be issued hereunder (the "Knight Shares") will be issued pursuant to applicable exemptions under the British Columbia Securities Act and to the shareholders of Canada Trace that are U.S. residents, if any, pursuant to Section 4(2) of the Securities Act 1933 and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission. The Knight Shares will be restricted as to transferability pursuant to applicable securities legislation in the Province of British Columbia. In addition the Knight Shares issued to U.S. residents will be restricted as to transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE ACT, OR PURSUANT TO AN           EXEMPTION FROM
REGISTRATION UNDER THE ACT.

        9.3. All outstanding Common or Preferred Stock of Canada Trace and all warrants, options or other rights to its Common or Preferred Stock shall be retired and canceled as of the Merger
Date.

        9.4. Each share of Canada Trace Common Stock that is owned by Canada Trace as treasury stock shall, by virtue of the Merger and without any action on the part of Canada Trace, be retired and canceled as of the Merger Date.

        9.5. Each certificate evidencing ownership of shares of Knight Common Stock issued and outstanding on the Merger Date or held by Knight in its treasury shall continue to evidence ownership of the same number of shares of Knight's Common Stock.

        9.6. Knight Common Stock shall be issued to the shareholders of Canada Trace Common Stock in exchange for their shares.

        9.7. The Knight shares to be issued in exchange for Canada Trace Common Stock hereunder shall be proportionately reduced by any shares owned by Canada Trace shareholders who shall have timely objected to the Merger ("Dissenting Shares") in accordance with the provisions of the Delaware Business Corporation Act as provided therein.

       10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Canada Trace Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of Knight Common Stock which they are entitled to receive in exchange for their shares of Canada Trace Common Stock. Any exchange of fractional shares will be rounded up to the next highest number of full shares.

       11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Canada Trace Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Knight Common Stock into which it was converted. No dividend or other distribution payable to holders of Knight Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Canada Trace Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Knight Common Stock represented thereby.

       12. EFFECT OF THE MERGER. On the Merger Date, the separate existence of Canada Trace shall cease (except insofar as continued by statute), and it shall be merged with and into Subco. All the property, real, personal, and mixed, of each of Canada Trace and Subco, and all debts due to either of them, shall be transferred to and vested in Subco, without further act or deed. Subco shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Canada Trace and Subco, and any claim or judgment against either of Canada Trace or Subco may be enforced against Subco.

       13. REPRESENTATIONS AND WARRANTIES OF CANADA TRACE. Canada Trace represents and warrants that:

       13.1. CORPORATE ORGANIZATION AND GOOD STANDING. Canada Trace is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       13.2. REPORTING COMPANY STATUS. Canada Trace has filed with the Securities and Exchange Commission a registration statement on Form 10-SB and is a reporting company pursuant to Section 12(g) thereunder.

       13.3. REPORTING COMPANY FILINGS. Canada Trace has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

       13.4. CAPITALIZATION. Canada Trace's authorized capital stock consists of 1,000,000 shares of Common Stock, $.0001 par value, of which 725,000 shares are issued and outstanding.

       13.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       13.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Canada Trace Common issued or committed to be issued.

       13.7. CORPORATE AUTHORITY. Canada Trace has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

       13.8.  SUBSIDIARIES.  Canada Trace has no subsidiaries.

       13.9. FINANCIAL STATEMENTS. Canada Trace's financial statements dated October 31, 2000 and October 31, 2001 copies of which will have been delivered by Canada Trace to Knight prior to the Merger Date (the "Canada Trace Financial Statements"), fairly present the financial condition of Canada Trace as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       13.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Canada Trace Financial Statements, Canada Trace did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       13.11. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Canada Trace since the date of the Canada Trace Financial Statements.

       13.12. LITIGATION. There is not, to the knowledge of Canada Trace, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Canada Trace or against any of its officers.

       13.13. CONTRACTS. Canada Trace is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       13.14. TITLE. Canada Trace has good and marketable title to all the real property and good and valid title to all other property included in the Canada Trace Financial Statements. The properties of Canada Trace are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Canada Trace.


       13.15. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Canada Trace for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Canada Trace Financial Statements are adequate to cover any such taxes that may be assessed against Canada Trace in respect of its business and its operations during the periods covered by the Canada Trace Financial Statements and all prior periods.

       13.16. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Canada Trace is subject or by which Canada Trace is bound.

       14. REPRESENTATIONS AND WARRANTIES OF KNIGHT. Knight represents and warrants that:

       14.1. CORPORATE ORGANIZATION AND GOOD STANDING. Knight is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       14.2. CAPITALIZATION. Knight's authorized capital stock consists of 100,000,000 shares of Common Stock No Par Value, of which 9,576,932 shares are issued and outstanding as of the date of this agreement.

       14.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       14.4. CORPORATE AUTHORITY. Knight has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

       14.5. SUBSIDIARIES. Except as set out in Disclosure Schedule 14.5, Knight has no subsidiaries other than Subco .

       14.6. FINANCIAL STATEMENTS. Knight's financial statements dated September 30, 2000 and September 30, 2001 copies of which will have been delivered by Knight to Canada Trace prior to the Merger Date (the "Knight Financial Statements"), fairly present the financial condition of Knight as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       14.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in Knight Financial Statements, Knight did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       14.8. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Knight since September 30, 2001.

       14.9. LITIGATION. Except as set out in Disclosure Schedule 14.9, there is not, to the knowledge of Knight, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Knight or against any of its officers.

       14.10. CONTRACTS. Knight is not a party to any material contract not in the ordinary course of business or in the course of its proposed acquisitions that is to be performed in whole or in part at or after the date of this Agreement.


       14.11. TITLE. Knight has good and marketable title to all the real property and good and valid title to all other property included in the Knight Financial Statements. The properties of Knight are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Knight.

       14.12. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Knight for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, provincial, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Knight Financial Statements are adequate to cover any such taxes that may be assessed against Knight in respect of its business and its operations during the periods covered by the Knight Financial Statements and all prior periods.

    14.13. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Knight is subject or by which Knight is bound.

      15. REPRESENTATIONS AND WARRANTIES OF SUBCO. Subco represents and warrants that:

      15.1. CORPORATE ORGANIZATION AND GOOD STANDING. Subco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

      15.2. CAPITALIZATION. Subco's authorized capital stock consists of 100,000 shares of Common Stock $.0001 Par Value, of which 1,000 shares are issued and outstanding.

      15.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

      15.4. CORPORATE AUTHORITY. Subco has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

      15.5   CORPORATE ASSETS. Subco has no assets or liabilities.

      15.6. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Subco is subject or by which Subco is bound.

      16. CONDUCT OF CANADA TRACE PENDING THE MERGER DATE. Canada Trace covenants that between the date of this Agreement and the Merger Date:

      16.1. No change will be made in Canada Trace's Certificate of Incorporation or bylaws/articles.

      16.2. Canada Trace will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

      16.3. Canada Trace will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

      17. CONDUCT OF KNIGHT PENDING THE MERGER DATE. Knight covenants that between the date of this Agreement and the Merger Date:


      17.1. No change will be made in Knight's Memorandum of Incorporation or Articles.

      17.2. Knight will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

      18. CONDUCT OF SUBCO PENDING THE MERGER DATE. Subco covenants that between the date of this Agreement and the Merger Date:

      18.1. No change will be made in Subco's Articles of incorporation or articles.

      18.2. Subco will not enter into any material commitment except in the ordinary course of business.

      19. CONDITIONS PRECEDENT TO OBLIGATION OF CANADA TRACE. Canada Trace's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Canada Trace:

      19.1. KNIGHT'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Knight set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

      19.2. KNIGHT'S COVENANTS. Knight shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

      19.3. APPROVAL. This agreement shall have been approved by Knight in such manner as is required by law including all appropriate action by directors and, if required, by shareholders and/or approval by regulatory authorities.

     19.4. SUPPORTING DOCUMENTS OF KNIGHT . Knight shall have delivered to Canada Trace supporting documents in form and substance satisfactory to Canada Trace to the effect that:

        (i) Knight is a corporation duly organized, validly existing, and in good standing.

        (ii) Knight's authorized and issued capital stock is as set forth herein.

        (iii) The execution and adoption of this agreement have been duly authorized by Knight in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     19.5. SUBCO'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Subco set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

    19.6. SUBCO'S COVENANTS. Subco shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.


    19.7. APPROVAL. This agreement shall have been approved by Subco in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

    19.8. SUPPORTING DOCUMENTS OF SUBCO. Subco shall have delivered to Canada Trace supporting documents in form and substance satisfactory to Canada Trace to the effect that:

        (i) Subco is a corporation duly organized, validly existing, and in good standing.

        (ii) Subco's authorized and issued capital stock is as set forth herein.

        (iii) The execution and adoption of this agreement have been duly authorized by Subco in such manner as is required by law including all appropriate action by directors and, if required, by shareholders

    20. CONDITIONS PRECEDENT TO OBLIGATION OF KNIGHT. Knight's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Knight:

    20.1. CANADA TRACE'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Canada Trace set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

    20.2. CANADA TRACE'S COVENANTS. Canada Trace shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

    20.3. APPROVAL. This Agreement shall have been approved by Canada Trace in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

   20.4. SUPPORTING DOCUMENTS OF CANADA TRACE. Canada Trace shall have delivered to Knight supporting documents in form and substance satisfactory to Knight to the effect that:

        (i) Canada Trace is a corporation duly organized, validly existing, and in good standing.

        (ii) Canada Trace's authorized and issued capital stock is as set forth herein.

        (iii) The execution and adoption of this Agreement have been duly authorized by Canada Trace in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

    21. ACCESS. From the date hereof to the Merger Date, Knight, Subco and Canada Trace shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

    22.  CLOSING.


    22.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

    22.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

    22.3. At the Closing, Canada Trace shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Knight:

        (i) a list of the holders of record of the shares of Canada Trace Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Knight Common Stock to be issued to each holder;

        (ii) evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

        (iii) certified copies of the resolutions of the board of directors of Canada Trace authorizing the execution of this agreement and the consummation of the Merger;

        (iv) the Canada Trace Financial Statements;

        (v) secretary's certificate of incumbency of the officers and directors of Canada Trace;

        (vi) any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

        (vii) the share certificates for the outstanding Common Stock of Canada Trace to be exchanged hereunder each share certificate duly endorsed for transfer.

    22.4. At the Closing, Knight shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Canada Trace:

        (i) evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

        (ii) certificate of the Secretary of State of its state of incorporation as of a recent date as to the good standing of Knight;

        (iii) certified copies of the resolutions of the board of directors of Knight authorizing the execution of this agreement and the consummation of the Merger;

        (iv) secretary's certificate of incumbency of the officers and directors of Knight;

        (v) any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein;

        (vi) the share certificates of Knight (the "Knight Certificates") to be delivered to the shareholders of Canada Trace hereunder, in proper names and amounts, as instructed by the Exchange Agent, and bearing legends, if any, required and appropriate under applicable securities laws; and

   22.5 RELEASE OF CONSIDERATION. Upon filing of the Articles of Merger and Certificate of Merger, the Exchange Agent is expressly authorized to:

          (1)  deliver the Canada Trace Certificates to Knight; and

          (2)  deliver the Knight Certificates to the Canada Trace
Shareholders.


    23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

  24.ASSUMPTION OF REPORTING OBLIGAGTIONS. Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Commission, Knight will elect to become the successor issuer to Canada Trace for reporting purposes under the Securities Exchange Act of 1934.

25.  ARBITRATION.

   25.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

   25.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

   25.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

   25.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.


    25.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

    25.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

    25.7 MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

    25.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

    25.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief.
This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

    25.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

    26.  GENERAL PROVISIONS.

    26.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

    26.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

    26.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

    26.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

       If to Canada Trace, to:	 	700-625 Howe Street
							Vancouver, B.C. V6C 2T6


       If to Knight:				1360-605 Robson Street
							Vancouver BC

       If to Subco, to:				1360-605 Robson Street
							Vancouver BC



     27. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

    28. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

    29. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

    30. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Maitland & Company 700-625 Howe Street Vancouver B.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

    31. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consulted with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.


    32. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

    33. EFFECTIVE DATE. This effective date of this agreement shall be June 12, 2002.

IN WITNESS WHEREOF, the parties have executed this Agreement.


CANADA TRACE CAPITAL CORP.


 By:   /signed/ Jeff Lightfoot
       Jeff Lightfoot, President


 KNIGHT PETROLEUM CORP.	KNIGHT PETROLEUM (DELAWARE) CORP.


  By: /signed/ David Patterson		By: /signed/ David Patterson
  David Patterson, President			David Patterson, President

CERTIFICATE OF SECRETARY [ASSISTANT SECRETARY] OF
CANADA TRACE CAPITAL CORP.

Written consent has been given to the adoption of the foregoing Agreement and Plan of Merger by the holders of all of the outstanding stock of Canada Trace Capital Corp. in accordance with the provisions of Article 23.b.11 of the Delaware Business Corporations Act.

Dated: Delaware June 12, 2002


/signed/ Jeffery Lightfoot
Jeffery Lightfoot, Secretary

	FARMOUT AND SUB-PARTICIPATION AGREEMENT PRIVATE


	CECIL LAKE/EAGLE AREA, BRITISH COLUMBIA


	THIS AGREEMENT made as of the 16th day of November, 1999.

BETWEEN:

		PRAIRIE PACIFIC ENERGY CORPORATION, a body corporate, having an office in the City of Vancouver, in the Province of British Columbia (hereinafter called "Farmor")

									OF THE FIRST PART

- AND -

		ASTER VENTURES CORPORATION, a body corporate, having an office in the City of Vancouver, in the Province of British Columbia (hereinafter collectively called "Farmee")

									OF THE SECOND PART


WHEREAS Farmee is desirous to earn an interest in the land ("Farmout Land") described more fully in paragraph 1(a) hereunder;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements of the parties hereto in this agreement set forth, the parties hereto mutually covenant and agree together, as follows:


1.	INTERPRETATION

1a.	Farmout Land means the Kiskatinaw formation in Section 16, Township 84,
Range 18 W6M as described more fully in Schedule 'A' attached hereto.

1b.	Contract Depth means a depth sufficient to test all prospective formations down to 50 feet into the Kiskatinaw formation or to a directional depth of 1,998 meters sub-surface, whichever is the lesser.

1c.	Exclusive of the definitions set forth herein, the definitions contained in the Operating Procedure and Accounting Procedure forming part of the Operating Agreement dated January 27, 1973 between Scurry-Rainbow Oil Limited, Ballinderry Explorations Ltd. and Cabot Carbon of Canada, Ltd., of which the current parties are Anderson Explorations and Prairie Pacific Energy Corporation are adopted hereto.

2.	Farmor does not warrant title to the Farmout Land but covenants that they are only encumbered by the applicable Lessor's royalty and that it has complied with the all terms of the relevant grant of its interest in the Farmout Land to the extent necessary to keep them in force.

3a.	Farmor shall cause to have spud on or before December 12, 1999 a well
(hereinafter referred to as the "Test Well") at a location of its choice in the Farmout Land in Section 16, Township 84, Range 18 W6M.

	Farmor shall through the Operator, Anderson drill the Test Well continuously and diligently to contract depth and shall log and test all zones prospective of containing petroleum substances and shall either complete, cap or permanently plug it in accordance with the applicable governmental regulations. If the Test Well is capped Farmor and Operator shall complete it at such time as a market for the petroleum substances is available. Farmee shall be responsible for all drilling, completion (or drill and abandon) equip and tie-in costs to point of gathering system associated with the Test Well as to the 30% farmed-into working interest.

	Farmee's cash call cheque and executed AFE for drill and case costs will accompany this executed document.

3b.	If production is tied-into existing facilities where Farmor is a working interest owner, processing fees consistent with those currently charged to non-working interest owners will be implemented utilizing Farmor's share of throughout capacity.

3c.	If it is determined that production should go directly to Westcoast
Energy's McMahon gathering system or other alternative site, Farmee will pay 100% of the costs of tie-in and de-hy and if necessary compression attributable to the working interest farmed into.

3d.	Should Farmee fail to pay within 30 days of cash call its proportionate share of costs associated with completion, equip, tie-in, de-hy and/or compression, Farmor will apply a 200% penalty against the working interest share of Farmee.

4.	When Farmee has performed all of its obligations under this Agreement in respect of the Test Well, Farmee shall have earned as of the date of obtaining contract depth, a 30% before payout working interest in the spacing unit for the Test Well in the Kiskatinaw formation.

5.	Pursuant to Clause 4, Farmor shall be entitled to receive an overriding royalty based on Farmor's farmed out interest to be determined as follows:

i.	on oil; 1/150th of monthly production, expressed as a percentage
(minimum 5%, maximum 15%);

ii.	on natural gas and associated products: 15% on the value at the wellhead, net of Crown Royalty with all deductions not to exceed 40%.

	Farmor shall give notice in writing to Farmee of the date when Farmee has recovered out of its share of the proceeds from the sale of petroleum substances recovered or deemed to have been recovered from the Test Well spacing unit its 100% share of all drilling costs, completion costs, tie-in, equipping de-hy, compression and costs of operation thereof, or the date the Test Well is permanently abandoned, whichever shall first occur. Farmor will provide Farmee with a payout report every six months.

	Within thirty (30) days of notification of payout to the Farmee, the Farmor may elect, as of the date of such recovery or abandonment, to convert its overriding royalty interest to a working interest as shown below:

	      Prairie Pacific Energy Corporation: 15% (50% of 30% working interest)

6.	If in drilling and/or completing the Test Well Farmor encounters operating difficulties (which does not include lack of finances) or impenetrable formations that in the Farmor's opinion make the drilling or completion of the Test Well inadvisable, Farmor may then abandon the drilling of the Test Well, whereupon Farmor shall promptly give notice thereof to Farmee and describe the operating difficulties or impenetrable formations. Within sixty (60) days after such abandonment Farmor may commence the drilling of a substitute well at a location of its choice on the Farmout Land and in such event the substitute well shall be conclusively deemed to be the Test Well and all provisions of this Agreement shall apply thereto, mutatis mutandis, with the same force and effect as to the well so abandoned.

7.	Farmor shall provided Farmee with all well information obtained from the drilling of the Test Well on a current basis.

8.	Farmee shall indemnify and save Farmor harmless from and against all actions, suits, claims and demands whatsoever by any third party arising out of or resulting from any act or omission of the Farmor, its agents or employees in respect of operations hereunder prior to Farmee earning its interest.

9.	Farmee shall reimburse Farmor for Farmor's share of all rentals attributable to the Farmout Land on a per diem basis from the date hereof until such time as Farmee has earned its interest in the Farmout Land or has terminated its right to earn an interest. Upon Farmee having earned its interest hereunder, the rentals shall be shared in proportion of the working interests of each party.

10.	Upon Farmee having earned an interest in the Farmout Land, Farmor will acknowledge that the Farmee has earned the interest in accordance with Schedule 'B' attached hereto. If Farmor is unable to assign to Farmee legal title to the interest earned by Farmee in the Farmout Land, Farmor shall hold in trust the interest earned by Farmee in the Farmout Land pursuant to this Agreement.

11.	Upon Farmee having earned an interest in the Farmout Land, the
Operating Procedure and the Accounting Procedure forming part of the Operating Agreement dated January 27, 1973 shall come into full force and effect in respect of the jointly owned land, without any further execution by the parties hereto and thereafter shall apply to and govern the relationship of the parties as fully as though set out and contained in the body of this Agreement.

12.	MISCELLANEOUS

a.	Each party shall from time to time and at all times perform the acts and execute and deliver the deeds and documents and give assurances as shall be reasonably required in order fully to perform and carry out and give effect to the terms of this Agreement.

b.	A waiver of any breach of a provision of this Agreement shall not be binding upon any party unless the waiver is in writing and such waiver shall not affect such party's rights with respect to any other or future breach.

c.	All terms and provisions of this Agreement shall run with and be binding upon the lands and the spacing unit and estates affected thereby during the terms thereof.

d.	Time is of the essence of this Agreement.

e.	This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

The terms of this Agreement express and constitute the entire Agreement between parties and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in this Agreement contained.

g.	This Agreement supersedes and replaces all previous Agreements, whether written or oral, memoranda or correspondence between the parties with respect to the subject matter of this Agreement.

h.	If this Agreement or any provision herein contained is, or the operations hereunder this Agreement are, inconsistent with or contrary to the regulations, the regulations shall govern and this Agreement shall be deemed to be modified accordingly.

i.	Notwithstanding the use in the Agreement of the expressions 'joint account', 'joint land' and similar terms, nothing in this Agreement contained shall be construed as creating any partnerships, joint venture, association, or as imposing upon the parties any partnership, duty, obligation or liability.

14.	This Agreement may be executed in counter-part and the executed counter-parts shall constitute one Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

		PRAIRIE PACIFIC ENERGY CORPORATION
		(Farmor)



		Per: /signed/ Malcolm Todd



		Per:



		ASTER VENTURES CORPORATION
		(Farmee)



		Per: /signed/ David Patterson



		Per:

					SCHEDULE 'A'


Attached to and forming part of a Farmout and Sub-Participation Agreement dated November 16, 1999, between Prairie Pacific Energy Corporation and Aster Ventures Corporation.



LEASE

(Title Documents)

B.C. Crown P&NG Lease 5937
Dated January 27, 1973			LAND

						Section 16, Township 84, Range 18 W6M
Existing Encumbrances
						All P&NG in the Kiskatinaw Zone defined
Crown S/S Lessor Royalty		in the interval 1765M - 1784M on the
						Acoustilog Gamma Log of the well
						WA5967 03-16-84-18 W6M

					SCHEDULE 'B'

Attached to and forming part of a Farmout and Sub-Participation Agreement dated November 16, 1999, between Prairie Pacific Energy Corporation and Aster Ventures Corporation.


				BPO AND APO WORKING INTERESTS

							BPO		APO

	Prairie Pacific Energy Corporation	-ORR-		15%

	Aster Ventures Corporation		30%		15%

		30%		30%

				CO-PARTICIPATION AGREEMENT

Dated this 20th day of July, 2001

		KNIGHT PETROLEUM CORP., a body corporate, with an office in Vancouver, British Columbia

						(hereinafter called "Knight")

					and -

		PRAIRIE PACIFIC ENERGY CORPORATION, a body corporate, with an office Vancouver, British Columbia

						(hereinafter called "PPEC")


	WHEREAS PPEC has entered into a Participation Agreement dated July 20, 2001 to participate with RHOC Exploration Inc. ("RHOC") in a farmout & option agreement dated July 16, 2001 in which RHOC is the farmee and Suncor Energy Inc.("Suncor") is the farmor ( the "Farmout Agreement"). A copy of the Farmout Agreement is attached as Schedule "A".

	AND WHEREAS PPEC has agreed to participate with RHOC in the Farmout Agreement to earn an interest in the Lands and Title Documents as more particularly described in the Farmout Agreement under the below outlined terms and conditions.

	AND WHEREAS Knight wishes to participate with PPEC as to one-half (1/2) of the interest, obligations, revenues and costs of PPEC's available interest.

Land Costs

Upon execution of this agreement Knight shall forward payment to PPEC in the
amount of $194,347.64 to reimburse PPEC for 	one half of the entire land
($202,695.28) and seismic costs ($186,000) pertaining to the Lagarde Lands as more particularly described in the Farmout Agreement (the "Lagarde Lands").

Knight shall forward a payment of $22,654.40 to PPEC at the same time as forwarding the payment for the Lagarde Lands, to acquire a 45.0000% undivided interest in an additional section of land in the Lagarde area (the "RHOC Lagarde Lands).

Prior to August 7, 2001, Knight shall forward to PPEC the amount of $162,598.31 to reimburse PPEC for 1/2 of the entire land ($215,180.62) and seismic costs ($110,016.00) pertaining to the Attachie Lands as more particularly described in the Farmout Agreement (the "Attachie Lands"). Should PPEC and Knight elect not to proceed with the acquisition of the Attachie Lands, PPEC shall reimburse Knight for the monies paid within ten
(10) days of such election.

PPEC and Knight shall have joint ownership of the seismic data and shall hold the data in its entirety. RHOC shall have the ability to review the seismic at PPEC's offices but shall not hold a copy or have any ownership of same.

Should Suncor elect to participate at casing point, they will be required to reimburse RHOC for 1/3 of the Suncor seismic and land costs. This reimbursement shall be paid from Suncor to RHOC and RHOC shall hold it in trust and then advance all of the funds directly to PPEC. RHOC shall not have entitlement to any of the Suncor reimbursement funds. Upon receipt of the re-imbursement, PPEC shall forward 1/2 of all funds received directly to Knight.

2.	Operations

All operations will be conducted pursuant to the terms of the Farmout Agreement and any attached procedures including Operating Procedures and Accounting Procedures.

Drilling Costs

The costs of drilling the first earning well on the Lagarde Lands, prior to casing point election by Suncor and all further costs associated with the lands, well completion, equipping and tie-in should Suncor elect to remain in a non-convertible royalty position shall be borne by PPEC and Knight as follows:

		PPEC		50.0000%
		Knight	50.0000%.

Should Suncor elect at casing point to convert to a working interest, the cost of well completion, equipping, tie-in and mineral lease rentals shall be shared as follows;

		PPEC		33.3334%
		Knight	33.3333%
		Suncor	33.3333%

The first earning well on the Lagarde Lands must be spud by September 30, 2001 subject to surface access and rig availability.

Earning

Upon PPEC and Knight having drilled the first earning well on the Lagarde Lands and having completed, capped or abandonment same, and created earning by Knight and PPEC under the Farmout Agreement, PPEC and Knight shall earn a ninety percent (90.0000%) interest in the Lagarde Lands.

If Suncor has elected to remain in a non-convertible overriding royalty position then all further operations and production from the well and Lagarde Lands shall be shared as follows:

		PPEC		45.0000%
		Knight	45.0000%
		RHOC		10.0000%

Should Suncor elect to convert to an interest in the well at casing point, further operations and production from the well and Lagarde Lands shall be shared as follows:

		PPEC		28.3334%
		Knight	28.3333%
		RHOC		10.0000%
		Suncor	33.3333%

Further Earning Wells

If PPEC and Knight have fulfilled its interest in the first Earning Well obligations, they shall have the option to participate in drilling an additional earning well on the Attachie Lands. (the "Second Earning Well"). Costs of the Second Earning Well and earning shall be the same as those identified in Clause 3 and Clause 4 herein. PPEC and Knight shall have until September 20th, 2001 to commit to drill the Second Earning Well or terminate their right to earn an interest in the Attachie Lands. The Second Earning Well must be spud prior to December 31, 2001. These elections shall be subject to any extensions that may occur.

Elections

All elections and correspondence under the Farmout Agreement shall be made by PPEC, after consultation with Knight. Prior to any assignment of the interest to Knight, all notices between Knight and/or PPEC and third parties shall be forwarded to Knight immediately and Knight shall respond to the notices within one (1) day prior to the notice time period set out in the operating procedure or the Participation Agreement.

Schedule "C" attached hereto and made part of this Co-Participation Agreement are the 1990 CAPL Operating Procedure with the 1988 PASC Accounting Procedure elections.

Area of Mutual Interest

An Area of Mutual Interest has been established under the Participation Agreement. It is agreed that PPEC and Knight shall recognize and operate between themselves under the same terms and conditions as the Area of Mutual Interest established in the Participation Agreement.

Relationship of Parties

The rights, duties, obligations and liabilities of the Parties hereunder shall be separate and not joint or collective, nor joint and several, it being the express purpose and intention of the Parties that their interests in the acquired lands shall be held by the Parties as tenants in common. Nothing contained herein shall be construed as creating a partnership or any kind, or as imposing upon any Party hereto any partnership duties, obligations or liabilities to the other Party hereto.

Each of the parties hereto shall, from time to time and at all times hereafter, do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully establish the interests of the parties hereto.

9.	Farmout of Interest

It is agreed amongst PPEC and Knight, that Knight shall attempt to farm-out the interests of both PPEC and Knight to various investors in relation to
well operations.    Knight shall represent itself and PPEC in relation to the
investors as one entity being Knight. The farm-out shall be under the terms and conditions attached as Schedule B. The seismic data shall not form part of any farm-out and shall remain the property of both PPEC and Knight.

Knight will promptly provide PPEC with copies of all correspondence (and elections, if any), to and from the Participant(s)/Investor(s).

10.	Assignment of Interest

Either party is entitled to transfer or assign all or any part of its interest in this Agreement and in the Lagarde and Attachie Lands. Knight and PPEC agree that the 1993 CAPL Assignment Procedure shall apply with respect to any assignment of an interest in this Agreement. In the event of any conflict or inconsistency between the provisions of the Assignment Procedure and the Operating Procedure, the provisions of the Assignment Procedure shall prevail.

Nothing in the Assignment Procedure shall be construed so as:

a) to make the Assignee (as defined in the Assignment Procedure) responsible for any obligation or liability which has arisen or accrued prior to the Transfer Date, (as defined in the Assignment Procedure) (the "Transfer Date") nor to make the Third Party (as defined in the Assignment Procedure) liable to the Assignee for any privileges, rights or benefits which may have arisen or accrued to the Assignor(as defined in the Assignment Procedure) prior to the Transfer Date; or

b) to make the Third Party responsible for any obligation or liability of the Assignee or the Assignor which has arisen or accrued or may arise or accrue during that period of time commencing on the Transfer Date and ending on the Binding Date(as defined in the Assignment Procedure).

11.	Address for Service

      The addresses for service and the fax number of the Parties shall be as follows:

	Prairie Pacific Energy Corporation	Knight Petroleum Corp.
	#302, 1168 Hamilton Street		Suite 1360, 605 Robson St.
	Vancouver, B.C.				Vancouver, B.C.
	V6B 2S2					V6B 5J3

	Fax:	(604) 684-4265			Fax:	(604) 602-9311

      All notices, communications and statements required, permitted or contemplated hereunder shall be in writing and shall be delivered as follows:

a) by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;
b) by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted provided however that it is received during normal business hours; or
c) except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class, registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party on the third Business Day following the date of mailing

     A party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party.

This Co-Participation Agreement shall remain in full force and effect for so long as the earned interest or any part thereof is held in trust by PPEC for Knight and thereafter until all accounts between Knight and PPEC have been settled.

This Co-Participation Agreement shall be construed in accordance with the laws of the Province of British Columbia, and each party accepts the jurisdiction of the courts of the Province of British Columbia and all courts of appeal therefrom.

This agreement may be executed in counterpart and a complete set of counterparts shall constitute an executed agreement.

The terms, covenants and conditions of this Co-Participation Agreement shall be binding upon and shall enure to the benefit of the parties hereto, and their respective successors and assigns.

IN WITNESS WHEREOF the Parties hereto have executed this Co-Participation Agreement as of the day and year first above written.

KNIGHT PETROLEUM CORP.			PRAIRIE PACIFIC ENERGY
CORPORATION




/signed/ Harvey Keats			/signed/ Malcolm Todd
Harvey Keats - President		Malcolm F. W. Todd - President

SCHEDULE 'A' attached to and forming part of a Co-Participation Agreement dated the 20th day of July, 2001 between Prairie Pacific Energy Corporation
				and Knight Petroleum Corp.





Schedule A consists of the attached Participation Agreement dated July 20th, 2001 between RHOC Exploration Inc. and Prairie Pacific Energy Corporation.

SCHEDULE 'B' attached to and forming part of a Co-Participation Agreement dated the 20th day of July, 2001 between Prairie Pacific Energy Corporation
				and Knight Petroleum Corp.





Schedule B consists of the attached form of Farmout Agreement(s) dated July 20, 2001 to be issued to Participants by Knight Petroleum Corp.

		This is Schedule "C" attached to and forming part of a
			Co-Participation Agreement dated July 20, 2001 between Prairie Pacific Energy Corporation and Knight Petroleum Corp.


A.	1990 CAPL Operating Procedure

	Clause 311 - Insurance			A			or B	X
	Clause 604 - Marketing Fee		A	X	 2.5% or B
	Clause 903 - Casing Point Election	A	X		or B
	Clause 1007(a)(iv) - Independent Well   	400%		      600%
							(development well)    (exploratory
well)
	Clause 1010(a)(iv) - Title Preserving Well   365    days
	Clause 2202 - Addresses for Notices

	Prairie Pacific Energy Corporation	Knight Petroleum Corp.
	302, 1168 Hamilton Street		Suite 1360, 605 Robson Street
	Vancouver, B.C.				Vancouver, B.C.
	V6B 2S2					V6B 5J3

	Attn: Malcolm F. W. Todd, President	Attn: Harvey Keats, President

Clause 2401 - Right to Assign, Sell or Dispose	A 	X  or B

Clasue 2404 - Recognition Upon Assignment	Replaced by Assignment Procedure

B.	1988 PASC Accounting Procedure

	Clause 101(a)			Exhibit " B "
	Clause 105					10	%
	Clause 110				  2  or more parties representing 70%
	Clause 202(b)(1)			shall  or shall not   X
			 (2)			shall  or shall not   X
	Clause 203(b)			25	%
	Clause 217(a)(1)			2.5	%, $5,000.00
			 (2)			5	%
	Clause 302(a)(1)			5	% of the first $100,000.00
			 (2)			3	% of the next $50,000.00
			 (3)			1	% of the excess
		    (b)(1)			3	% of the first $50,000.00
			 (2)			2	% of the next $100,000.00
			 (3)			1	% of the excess
		    (c)(1)			5	% of the first $50,000.00
			 (2)			3	% of the next $100,000.00
			 (3)			1	% of the excess
		    (d)(1)			-	%, or
			 (2)			$250.00 per Producing Well per month, or
			 (3)			$	- per month
			 annual adjustments: will 	 or will not    X
Article IV					$25,000.00

						FARMOUT AGREEMENT

	THIS AGREEMENT is made effective as of the 1st day of November, 2001.

BETWEEN:

POLARIS RESOURCES LTD., a body corporate incorporated under the laws of the Province of Alberta

AND

Knight Petroleum Corp., a body corporate incorporated under the laws of the Province of British Columbia


	WHEREAS the Farmor holds an undivided 100% interest in the Title Documents and the Farmout Lands and has agreed to farmout a portion of such interest to the Participant in accordance with the provisions hereof;

	AND WHEREAS the Participant desires and has agreed to earn a portion of the Farmor's interest in the Title Documents and Farmout Lands in accordance with the provisions hereof;

	NOW THEREFORE in consideration of the premises hereto and the covenants and agreements hereinafter set forth, each party hereto covenants and agrees as follows:

					ARTICLE 1
					INTERPRETATION

1.1 Definitions

Each capitalized term used in this Head Agreement will have the meaning given to it in the Farmout and Royalty Procedure attached hereto as Schedule 'B' and in addition:

a) "Abandon" has the meaning ascribed thereto in the Farmout and Royalty Procedure;


b) "Accounting Procedure" means the 1988 PASC Accounting Procedure, which Accounting Procedure is an attachment to the Operating Procedure attached as Schedule "C" hereto and forming part hereof, and where such Accounting Procedure has the selected rates and elections specified on the first page of the said Schedule "C";

c) "Agreement", "herein", "hereof" and similar expressions, mean this Farmout Agreement, together with and including all Schedules and Schedule Elections attached hereto, including without limitation an election page for, the 1997 CAPL Farmout and Royalty Procedure, an election page for 1990 CAPL Operating Procedure and an election page for the 1988 PASC Accounting Procedure, as the same may be amended from time to time in accordance with the provisions hereof;

d) "Cap" has the meaning ascribed thereto in the Farmout and Royalty
Procedure;

e) "Complete" has the meaning ascribed thereto in the Farmout and Royalty Procedure;

f) "Contract Depth" means a depth sufficient to penetrate 100 metres into the Devonian formation underlying the Farmout Lands;

g) "Farmor" means Polaris Resources Ltd., a body corporate incorporated under the laws of the Province of Alberta;

h) "Farmout and Royalty Procedure" means the 1997 Farmout and Royalty Procedure attached hereto as Schedule "B" and forming part hereof;

i) "Farmout Lands" means the lands described under the heading "Farmout Lands" in Schedule "A" attached hereto and forming part hereof;

j) "Operating Procedure" means the 1990 CAPL Operating Procedure attached as Schedule "C" hereto and forming part hereof, where such Operating Procedure has as an attachment thereto the Accounting Procedure which forms part of the Operating Procedure, and where such Operating Procedure and Accounting Procedure have the selected rates and elections as specified on the first page of Schedule "C" attached hereto;

k) "Operations" has the meaning ascribed thereto in the Operating Procedure;

l) "Overriding Royalty" has the meaning ascribed thereto in the Farmout and Royalty Procedure;

m) "Participant" means Knight Petroleum Corp., a body corporate incorporated under the laws of the Province of British Columbia;

n) "Party" or "Parties" means a person, partnership or corporation which is bound by this Agreement;

o) "Spacing Unit" has the meaning ascribed thereto in the Farmout and Royalty Procedure;

p) "Spud" has the meaning ascribed thereto in the Farmout and Royalty
Procedure;

q) "Title Documents" means the title documents described under the heading "Title Documents" in Schedule "A" attached hereto and forming part hereof; and

r) "Working Interest" has the meaning ascribed thereto in the Farmout and Royalty Procedure.

Schedules

The following elections to Schedules are attached hereto and form part of this Agreement:

		Schedule "A"		Title Documents and Farmout Lands
		Schedule "B"		elections for 1997 CAPL Farmout and
						Royalty Procedure
		Schedule "C"		elections for 1990 CAPL Operating
						Procedure and 1988 PASC Accounting
						Procedure and GST election.

					ARTICLE 2
					FARMOUT

2.1 Earning Well and Initial Funding

Prior to drilling of the Earning Well, the Farmor agrees that it will attempt to secure in its name a well license for the Earning Well. It is understood that an Emergency Response Plan will be required for the well license and certain public consultations will be undertaken as required by the Alberta Energy and Utilities Board. In respect to these well license activities the Participant agrees to pay to the Farmor on or before November 30, 2001 the amount of CDN $125,000.00 which is the Participant's proportionate 25% share of a CDN $500,000.00 non-refundable work commitment deposit for the preparatory work required to obtain the well license. These funds are to be spent by the Farmor for the sole purpose of acquiring the well license for the Earning Well. It is agreed that the entire $500,000.00 shall be placed into an interest bearing account and monthly accounting statements and updates for its use shall be provided to Participant. Farmor will be permitted to charge a 5% overhead fee on all expenditures with respect to these well license activities, and such overhead fee shall be payable to the Farmor. It is understood that if any funds are remaining after the licensing process is completed Participant will be refunded its proportionate 25% share of the remaining funds.

If funds in addition to the $125,000.00 initially paid by the Participant are required to obtain a well license as determined by the Farmor, the Farmor will notify the Participant of any requirement for additional funds, and the Farmor and the Participant will meet to discuss such requirement for additional funds. The said meeting will take place within three (3) days after the Farmor advising the Participant of the requirement for additional funds. On or before two (2) days following such meeting, the Parties (or the Farmor, or the Participant, as the case may be) shall elect to do one of the following:

a.) Each Party will advance its proportionate share of the additional funds requested by the Farmor which funds shall be deemed to be non-refundable work commitment funds and shall be subject to the terms and conditions applicable thereto hereunder; or

b.) Farmor may elect, by providing a written notice to the Participant, to continue to participate in making the Application and obtaining the Well License with, however, a reduced proportionate share. The amount of the reduction of the proportionate share by the Farmor is hereinafter referred to as the "Renounced Interest". Effective from and after the date of such election by the Farmor, the Participant shall be obligated to assume and be responsible for all costs and expenses applicable to the Renounced Interest in addition to all costs and expenses applicable to its own 25% proportionate share; or

c.) Notwithstanding the election of the Farmor under Section 2.1(a) or (b) hereof, Participant may elect, by providing a written notice to the Farmor, to terminate its participation under this Agreement and thereupon be released from all of its drilling and any other obligations under this Agreement and the Participant will have no right or entitlement to, or any interest of any nature whatsoever in the Application Funds, the Farmout Lands, the Title Documents or the Mutual Interest Lands.

Following an election under Section 2.1(a) or (b) hereof (and provided that the Participant has not elected to terminate its participation under Section 2.2(c)) hereof, the proportionate share of each Party shall be as follows:

i.) for the Farmor, its original 75% proportionate share less the Renounced Interest, if any (the "Farmor's Interest"); and

ii.) for the Participant, its original 25% proportionate share plus the Renounced Interest, if any (the "Participant's Interest").

Subsequent to obtaining a well license and, on or before June 30, 2002, or such later date as determined by the Farmor, the Farmor shall Spud, or cause to be Spud, a well at a location on the Farmout Lands selected by the Farmor, and shall thereafter diligently and continuously drill such well to Contract Depth. The Farmor shall further thereafter Production Test, Complete, Cap or Abandon (as the case may be) such well in accordance with the provisions of the Farmout and Royalty Procedure.

Additionally, it is understood that Farmor is negotiating on E/2 section 32 and section 33 adjacent to the Farmout Lands which acres are currently leased to the Nature Conservancy. Provided Farmor is successful in negotiating an arrangement with the Nature Conservancy, Farmor will include the acres acquired from the Nature Conservancy in a pooled spacing unit for the Earning Well. Farmor and Participant agree to share in proportion to their working interest in all payments or royalties which may be required to be paid or granted to the Nature Conservancy, subject to the Participant and Farmor agreeing to such payment to the Nature Conservancy. If the Nature Conservancy acreage in the E/2 Section 32 is pooled with the Farmout Lands, or any portion thereof, to form a spacing unit the G.O.R.R. Encumbrances set forth in this agreement will apply to all of section 32. If these lands can not be included in the initial spacing unit, these lands will remain as Mutual Interest Lands.

Additionally the Participant agrees to pay (upon the signing of this agreement) seismic costs of $125,000.00 to the Farmor. Such seismic costs once paid are nonrefundable.

2.2	The Farmor is the Operator of the Earning Well

Effective as at the date hereof, the Operating Procedure and the Accounting Procedure shall, in accordance with the provisions of this Agreement, apply to all Operations conducted hereunder on or in respect of the well contemplated in Section 2.1 of this Agreement, and the Farmor shall be the initial operator thereunder.

2.3	Participant Responsible for Participant's Interest of Earning Well
Costs and Expenses

Effective as at the date hereof and prior to the date on which the Participant earns (if such earning should occur hereunder) a Working Interest hereunder in the Farmout Lands comprising the Spacing Unit for the well contemplated in Section 2.1 of this Agreement, the Participant shall be fully liable and responsible for it's Participant's Interest of all costs and expenses incurred in respect of any Operations conducted in respect of such well, and shall reimburse and pay to the Farmor such amount of all such costs and expenses. The Operating Procedure and the Accounting Procedure shall govern and apply to the relationship between the Farmor and the Participant regarding such costs and expenses. Notwithstanding that the Operating Procedure and the Accounting Procedure shall govern and apply as aforesaid, or that the Participant shall or may have paid certain costs and expenses in respect of the well contemplated in Section 2.1 of this Agreement, the Participant shall not earn, shall not be entitled to, and shall not make any claim whatsoever in respect of, any Working Interest in any of the Farmout Lands, except pursuant to and in accordance with Section 2.4 of this Agreement.

Notwithstanding the Operating Procedure and Accounting Procedure, once an Authority for Expenditure (AFE) for the drilling of the Earning Well is issued by the Operator, the Participant agrees to advance funds for it's proportionate share of such AFE to the Operator who will hold such funds in a segregated account to be used solely for costs incurred under the AFE, or the Participant will provide to the Operator an irrevocable standby letter of credit from a Canadian Chartered Bank for the Participant's share of the AFE costs. The Operator shall be entitled to draw on the irrevocable standby letter of credit in the same manner and at the same time intervals as provided with respect to the amounts to be paid by the Participant under the AFE and Operating Procedure.

2.4 Earned Interest

After the well contemplated in Section 2.1 of this Agreement has been Production Tested, Completed, Capped or Abandoned (as the case may be), all in accordance with the provisions of this Agreement, and if the Participant is not then in default under this Agreement, the Participant will earn from Farmor, effective as at the drilling rig release date of the Earning Well:

a.	a Working Interest equal to the Participant's Interest in the Farmout
Lands comprising the Spacing Unit for the Earning Well, subject to the Overriding Royalty, payable only on the Participant's Working Interest, and on the terms and conditions set forth in Article 5.00 and Article 6.00 of the Farmout & Royalty Procedure. The Overriding Royalty shall become effective concurrently with the Participant earning a Working Interest hereunder, all in accordance with and subject to the provisions of this Agreement; and

b.	a Working Interest equal to 80% of the Participant's Interest in the balance of the Farmout Lands, being those Farmout Lands, which do not comprise part of the Spacing Unit for the Earning Well.

The Participant shall earn its Working Interest in the Farmout Lands only as set forth in this section 2.4 and, except as set forth in this section 2.4, the Participant shall have no right or entitlement of any nature whatsoever to any Working Interest in any of the Farmout Lands notwithstanding any provision of this Agreement or any payment made by the Participant hereunder or in respect of the Test Well.

2.5 Working Interest After Participant Earning and Prior to Conversion of the Overriding Royalty

After the earning (if any) of a Working Interest in the Farmout Lands by the Participant hereunder, and prior to the conversion (if any) of the Overriding Royalty, the respective undivided Working Interest of each party hereto in the Farmout Lands comprising the Spacing Unit for the well contemplated in
Section 2.1 of this Agreement, shall be as follows:

Farmor	75%, subject to any decrease in such Working Interest effected in
 		accordance with Section 2.1b of this Agreement; and subject to conversion of the Overriding Royalty.
Participant	25%, subject to any increase in such Working Interest effected in accordance with Section 2.1b of this Agreement, and subject to conversion of the Overriding Royalty.

2.6 Conversion of the Overriding Royalty

Provided the Participant earns a Working Interest in the Farmout Lands hereunder, Farmor may convert the Overriding Royalty in accordance with the provisions of the Farmout and Royalty Procedure, where such conversion shall result in the Farmor obtaining from the Participant 20% of the initial Working Interest earned hereunder by the Participant in the Farmout Lands comprising the Spacing Unit for the Earning Well leaving the Participant with 80% of the initial Working Interest earned hereunder by the Participant in the Farmout Lands comprising the Spacing Unit for the Earning Well.

2.7	Mutual Interest Lands

An area of mutual interest is hereby established with respect to the following lands, namely: Sections 4, 5 and 6, Township 11, Range 2, W5M and Sections 16, 17, 18, 19, E/2 20, 21, 28, 29, 30, 31, E/2 32 and 33, Township
10, Range 2, W5M (the "Mutual Interest Lands"). The area of mutual interest shall be effective commencing on the date of this Agreement and shall expire 36 months following the drilling release date for the Test Well hereunder, unless earlier terminated as provided for in Section 2.1(c) hereof. Pursuant to Clause 2.1, it is recognized that E/2 section 32 and section 33 may become Farmout Lands.

ARTICLE 3
Notices

3.1 Notices

Any notice, communication or statement (each of which is referred to herein as a "Notice") required or permitted under this Agreement shall be in writing. Any Notice to be given under this Agreement shall be deemed to be served properly if served in accordance with any of the methods set forth in Clause 2201 of the Operating Procedure.

3.2	Address for Service of a Notice

Each party's address for service of a Notice is set forth immediately below. A party may change its address for service of a Notice by delivering a Notice to that effect in accordance with the provisions of Clause 2201 of the Operating Procedure.



	Farmor:	Polaris Resources Ltd.
			Suite 1111, Home Oil Tower
			324 - 8th Avenue S.W.
			Calgary, Alberta  T2P 2Z2

			Attention:	Mr. John B. Maher
			Facsimile:	(403) 233-0015

	Participant:Knight Petroleum Corp.
Suite 1360, 605 Robson St.
Vancouver, B.C. V6B 5J3.

			Attention:	Mr. Harvey Keats
			Facsimile:	(604) 602 9311

ARTICLE 4
GENERAL PROVISIONS

4.1 Extension of Limitation Period

The two year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 1996 c. L-15.1, as amended, for any claim (as defined in that Act) arising in connection with this Agreement (including all Schedules attached to this Agreement) is extended to:

a) for claims disclosed by an audit, two years after the time this Agreement permitted that audit to be performed; or
b) for all other claims, four years.

For greater certainty, the two year period under section 2(1.1)(b) of the said Limitations Act (or any successor legislation) is also extended to such time.

4.2	Assignment
Prior to the Operating Procedure becoming effective regarding Operations conducted hereunder on or in respect of the Farmout Lands, no party hereto shall transfer or assign this Agreement or any interest herein without the prior written consent of the other Party which consent shall not be unreasonably withheld or delayed. After the Operating Procedure becomes effective between the Parties regarding Operations conducted on or in respect of the Farmout Lands, Article XXIV of the Operating Procedure shall govern transfers of interests in this Agreement and the Farmout Lands.

4.3	Amendment and Waiver

This Agreement may be amended, modified, superseded or cancelled only by a written instrument executed by each of the parties hereto. No waiver of any right or performance of any obligation under this Agreement will be effective unless such waiver is set forth in writing and signed by the party to be bound by such waiver. A waiver of any particular right or performance of any particular obligation shall be limited to the particular right or obligation set forth in the waiver, and shall not apply or extend to any other right or obligation, and shall not be a continuing waiver of such right or obligation, unless expressly set forth therein.

4.4	Further Assurances

Each of the Farmor and the Participant shall execute and deliver all such documents, agreements or instruments, and do or cause to be done all such acts and things as may be requested or required to better evidence, perfect or effect any provision of this Agreement, or any of the respective rights or obligations created hereunder.

4.5	Entire Agreement and Conflicts

This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof, and supercedes and cancels all previous agreements, arrangements, understandings and negotiations, whether written or oral, between the parties hereto in respect of the subject matter hereof. No provisions of any kind whatsoever regarding the subject matter hereof exist, except as set forth in this Agreement. Any conflict or inconsistency between any provision of this Agreement and any provision contained in any Schedule attached to this Agreement shall be resolved in favour of this Agreement.

4.6	Governing Law

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties hereto shall be governed by, the laws of the Province of Alberta and the laws of Canada applicable therein.

4.7	Enurement

This Agreement shall enure to the benefit of and be binding upon each of the Farmor and the Participant, and upon their respective heirs, representatives, administrators, trustees, receivers, successors and permitted assigns, as the case may be.

4.8	Severability

If any provision contained in this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or illegal in any respect, such provision shall be deemed to be severed from this Agreement, and such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions of this Agreement, and each provision of this Agreement is hereby declared to be separate, severable and distinct.

4.9	Number and Gender

In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

4.10	Time is of the Essence

Time is of the essence regarding all matters contemplated in this Agreement.

4.11	Headings

The headings set forth in this Agreement are for convenience of reference only and shall not affect or be used to construe the meaning or interpretation of any provision of this Agreement.

4.12 Counterpart Execution

This Agreement may be executed in counterpart, and all such executed counterparts shall form part of this Agreement. A signature delivered by facsimile shall be deemed an original signature for purposes of this Agreement.

IN WITNESS WHEREOF each party has duly executed this Agreement effective as of the date and year first above written.


						POLARIS RESOURCES LTD.


						Per:	/signed/ John Maher
							JOHN MAHER Pres.


						Knight Petroleum Corp..


						Per:	/signed/ Harvey Keats
							HARVEY KEATS Pres.

SCHEDULE "A"

Attached to and forming part of the Farmout Agreement made effective as of November 1, 2001 between Polaris Resources Ltd., as Farmor and Knight Petroleum Corp., as Participant


			TITLE DOCUMENTS AND FARMOUT LANDS



TITLE DOCUMENTS		FARMOUT LANDS	ENCUMBRANCES 	PAYEE
(applicable to 100%
of production from
the Farmout Lands)
-----------------------------------------------------------------------------
Freehold Petroleum 	NW/4 of 32-10-2-	Lessor's Royalty of
and Natural Gas Lease 	W5M 			16%
dated May 28, 1998	(surface to basement)

G.O.R.R. of 1.5%	554568 Alberta
Ltd.
G.O.R.R. of 1.5%	Richfield Oils
Inc.
G.O.R.R. of 1.0%	Paul MacKay
Geoconsultants
Ltd.
G.O.R.R. of 0.5%	Arenal Resources
	Ltd.
G.O.R.R. of 0.5%	Alex Timken
-----------------------------------------------------------------------------
Freehold Petroleum 	SW/4 of 32-10-2-	Lessor's Royalty of
and Natural Gas Lease 	W5M 			16%
dated May 28, 1998	(surface to basement)
G.O.R.R. of 1.5%	554568 Alberta
Ltd.
G.O.R.R. of 1.5%	Richfield Oils
Inc.
G.O.R.R. of 0.5%	Paul MacKay
Geoconsultants
Ltd.
G.O.R.R. of 0.5% Arenal Resources
Ltd.
G.O.R.R. of 0.5% Alex Timken
-----------------------------------------------------------------------------
Freehold Petroleum 	W/2 of 20-10-2-	Lessor's Royalty of
and Natural Gas Lease 	W5M 			16%
dated September 20, 	(surface to basement)
2000							G.O.R.R. of 1.5%	554568 Alberta
Ltd.
G.O.R.R. of 1.5%	Richfield Oils
Inc.
G.O.R.R. of 0.5%	Paul MacKay
Geoconsultants
Ltd.
G.O.R.R. of 0.5% Arenal Resources
Ltd.
G.O.R.R. of 0.5% Alex Timken
-----------------------------------------------------------------------------

It is recognized that E/2 of section 32-10-2-W5 and section 33-10-2-W5 may become included as Farmout Lands pursuant to an arrangement, which may be made in acquiring these lands from the Nature Conservancy.

SCHEDULE "B"

Attached to and forming part of the Agreement dated November 1, 2001, between Polaris Resources Ltd., as Farmor,and Knight Petroleum Corp., as Participant

FARMOUT AND ROYALTY PROCEDURE

1997 CAPL elections


1.01 f				 November 1,2001
1.01t				alternate		A
4.00					will not apply
5.00					will apply
5.01A(a)	alternate 1 will apply	9%
5.01A(b	alternate 1 will apply	9%
5.04B			alternate 1 and 2		50%
6.0						will apply
6.04A						20%
8.00						will apply
11.02						will not apply

SCHEDULE "C"

Attached to and forming part of the Agreement dated November 1, 2001 between Polaris Resources Ltd., as Farmor, and Knight Petroleum Corp., as Participant

OPERATING PROCEDURE
WITH THE ACCOUNTING PROCEDURE AS AN ATTACHMENT THERETO

1990 CAPL OPERATING PROCEDURE

Insurance (Clause 311):					alternate A
Marketing Fee (Clause 604):				alternate A
Casing Point Election (Clause 903):			alternate A

Penalty for Independent Operations:			Development Wells	300%
(Clause 1007(a)(iv))					Exploratory Wells	500%

Drilling of a Well Required to Preserve Title:	365 days
(Clause 1010(a)(iv))

Address for Service (Clause 2202):			As set forth in the Agreement
Disposition of Interest (Clause 2401):		alternate A
Recognition Upon Assignment (Clause 2404):	alternate A

1988 PASC ACCOUNTING PROCEDURE
ARTICLE I
Operating Advances (Clause 105(a)):		Proportionate share of 10%
Approvals (Clause 110):	2 or more parties totaling 65% or
more

ARTICLE II
Labour - Clause 202(b)(1)			shall X  /shall not   be chargeable
	- Clause 202(b)(2)			shall X  /shall not   be chargeable
Employee Benefits (Clause 203(b)):		25%
Warehouse Handling (Clause 217(a)):		2.5%		$5,000		5%

ARTICLE III
Clause 302 - Overhead Rates
(a)  For each Exploration Project:		as mutually agreed by the parties
(b)  For each Drilling Well:	5% of the first $1,000,000 of Costs
plus
3% of the next $1,000,000 of Costs
plus
							1% of the Costs exceeding (1)and(2)
(c)  For each Construction Project:		3% of all costs
(d)  For Operation and Maintenance:	$1000.00 per producing well per
month

Clauses 302(d)(2) and 302(d)(3):		will not   X  be adjusted

ARTICLE IV	Pricing of Joint Material:	$25,000.00
ARTICLE V	Periodic Inventory:		by the Operator at 2 year intervals
		(Clause 501)

Schedule 1 to 1988 PASC for November 1, 2001 Polaris / Knight Farmout

GST OPERATOR - ELECTION

The non-operators authorize and direct the Operator to file an election pursuant to Subsection 273 (1) Excise Tax Act, RSC 1985 C.E - 15, as amended, concerning the goods and services tax ("GST") and agree that they will be bound by such election signed by the Operator respecting any Joint Operations conducted under the Agreement. This election will be deemed to continue in force upon a change in Operator. For greater certainty, this election will allow the Operator to administer the GST on behalf of the Non-Operators.

The parties acknowledge that the election made by the Operator as authorized by the foregoing Clause shall also apply to GST with respect to any income or proceeds which the Operator may receive from the sale of a Non-Operator's share of production from the Joint Property and that, for greater certainty, the Operator is hereby authorized and directed to administer the GST with respect to such income or proceeds on behalf of the Non-Operator.

						KNIGHT PETROLEUM CORP.
					 Suite 1360 - 605 Robson Street
					    Vancouver, British Columbia
						   Canada, V6B 5J3
						  Tel:  604-684-6535
  						  Fax:  604-602-9311

June 10, 2002

Polaris Resources Ltd.
Suite 1111, 324 - 8th Avenue S.W.
Calgary, Alberta
T2P 2Z2

Attention:	John Maher

Dear Sirs:

Re:	Option Agreement and Acquisition of the South Whale Basin Property,
Newfoundland

Further to our previous discussions, we provide this letter to confirm the terms and conditions upon which we will acquire by option 75% of your interest in the South Whale Basin Property. By signing this letter you are confirming that you have entered into a binding agreement (the "Option Agreement") with us on the terms and conditions contained herein.

1)For the purposes of this Option Agreement, the following terms shall be defined as follows:

a)"Force Majeure" means an occurrence beyond the reasonable control of the party claiming suspension of an obligation hereunder, which has not been caused by such party's negligence and which such party was unable to prevent or provide against by the exercise of reasonable diligence at a reasonable cost and includes, without limiting the generality of the foregoing, an act of God, war, revolution, insurrection, blockage, riot, strike, a lockout or other industrial disturbance, fire, lightning, unusually severe weather, storms, floods, explosion, accident, shortage of labour or materials or government restraint, action delay or inaction, any dispute as to title or claim by any third party;

b)"Letter of Guarantee" means the three letters of guarantee totalling Cdn. $1,400,003.00 (as to $450,001.00 for Exploration License 1060, $325,001.00
for Exploration License 1061, $625,001.00 for Exploration License 1062) which are currently dedicated to the Receiver General of Canada until the qualifying work bid commitments are expended on the Property;

c)"Knight" means Knight Petroleum Corp., having an office at Suite 1360 - 605 Robson Street, Vancouver, British Columbia;

d)"Property" means the South Whale Basin Property located offshore Newfoundland, comprised of Exploration Licenses 1060, 1061 and 1062;

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e)"Polaris" means Polaris Resources Inc., having an office located at Suite
1111, 324 - 8th Avenue S.W., Calgary, Alberta;

f)"Shareholder Acceptance" means approval by the shareholders of Knight of the issuance of 10,000,000 common shares to Polaris, and of any other terms of this agreement that may require shareholder approval;

g)"TSX" means the TSX Venture Exchange;

h)"TSX Acceptance" means the acceptance of this Agreement for filing by the TSX and such other approvals as may be required by the TSX.

2)We have entered into this Agreement based upon the following representations and warranties made by you:

a)the Property:

i)is legally and beneficially owned by Polaris and has been validly staked, located, recorded or otherwise properly acquired by Polaris in accordance with all applicable laws and regulations, Polaris has free and unimpeded right of access to the Property, and it has use of the Property for the herein purposes;

ii)is in good standing in accordance with all applicable laws and regulations, and all taxes, charges and assessments of any kind whatsoever required to keep the Property in good standing up until the date of this agreement, will be paid by Polaris;

iii)is not subject to any liens, charges, encumbrances, adverse claims, royalties, joint ventures, options or underlying agreements of any kind whatsoever other than royalties payable to the Government of Newfoundland and Labrador and the Government of Canada and a 1% gross overriding royalty payable to 554 568 Alberta Ltd.; and

b)Polaris has good and sufficient right and authority to enter into this Agreement and to carry out its obligations hereunder.

3)You have entered into this Agreement based upon the representation and warranty made by us that we have good and sufficient right and authority to enter into this Agreement and to carry out, subject to TSX Acceptance and Shareholder Acceptance, our obligations hereunder, and that Knight has 9,576,937 common shares issued and outstanding and rights to purchase 4,912,884 common shares outstanding at the date of this Agreement for a fully diluted total of 14,489,821 shares outstanding.

4)Polaris hereby grants to Knight the sole and exclusive irrevocable, right and option to acquire a 75% undivided interest (the "Interest") in the Property. In order to earn the Interest, Knight shall:

a)pay to Polaris the sum of Cdn. $2,000,000.00 as follows:

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i)the sum of Cdn. $20,000.00 on June 12, 2002; and

ii)the sum of Cdn. $80,000.00 on or before July 12, 2002; and

iii) the sum of Cdn. $1,900,000.00 on or before August 15, 2002;
iv)
b)issue to Polaris a total 10,000,000 common shares of Knight at a deemed price of $0.40 per share on or before August 15, 2002;

c)carry out qualifying work expenditure bid commitments subject to the Canada Newfoundland Offshore Petroleum Board ('CNOPB') regulations on the Property of Cdn. $1,000,000.00 by January 15, 2004;

d)fulfil the remaining qualifying work expenditure bid commitments of Cdn. $4,600,000.39 subject to the CNOPB regulations on the Property by January 15, 2005, bringing the total qualifying work expenditures to Cdn. $5,600,000.39;

The Interest shall vest in Knight, without any further action by any party, immediately upon the obligations in this section 4(a), (b), (c) and (d) having been met. Knight shall be entitled to register its Interest in all such places as it may properly be registered upon completion of this section 4(a), (b), (c) and (d). Knight shall supply a copy of all technical data acquired during the option phase of this agreement to Polaris.

In the event that Knight does not meet its obligations by January 15, 2005 as set out in this section 4(a), (b), (c), and (d) Knight shall have earned no interest in the Property and shall have no further claim on the Property or with Polaris regarding this agreement. Upon Knight meeting its obligations and vesting its interest, Knight and Polaris will establish a joint venture (with respective interests held 75% by Knight and 25% by Polaris) to own, explore and develop the Property.

5)Polaris agrees to sign any documents as are necessary such that, as expenditures are incurred on the Property, any reimbursements issued by the Receiver General of Canada against the Letters of Guarantee will be paid directly to Knight.

6)Knight agrees to use its best efforts to obtain TSX Acceptance as expeditiously as possible, and Polaris agrees to provide to Knight all information reasonably requested by Knight to make that application. The cost of obtaining TSX Acceptance will be the sole responsibility of Knight.

7)Knight shall have the sole and exclusive right and authority to explore and develop the Property.

In carrying out its activities on the Property, Knight shall:

a)maintain the Property in good standing by making all payments required to keep the property in good standing in accordance with all applicable laws and regulations and all taxes, charges and assessments of any kind whatsoever required from the date of this agreement, until Knight has vested its interest ; and

b)perform all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws and regulations.

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8)The parties further agree that:

a)Knight shall be entitled to terminate this Agreement at any time on written notice to Polaris at which point all of Knight's future obligations hereunder shall cease. For greater clarity, should Knight terminate this Agreement, Knight will hold no interest in the Property and Polaris will become owner of all data acquired or reprocessed and Knight will forfeit all expenditures under this agreement up to the termination date.

b)Subsequent to August 15, 2002, and if section 4(a) and section 4(b) are not complete, Polaris shall be entitled to terminate this agreement at any time on written notice to Knight, at which point all of Polaris' future obligations hereunder shall cease and Knight will have no interest in the property, and no claim on Polaris relating to this agreement.

c)Subsequent to August 15, 2002, and upon completion of section 4(a) and 4(b) by Knight, Polaris shall be entitled to terminate this Agreement but only if Knight fails to meet a material obligation hereunder and only after Polaris has given Knight written notice of such failure and only if Knight has not rectified such failure within 30 days of the notice.

9)The parties further agree that:

a)Knight shall be entitled to defer any obligation hereunder in the event of Force Majeure.

b)any disputes hereunder shall be submitted to a single arbitrator for arbitration pursuant to the Commercial Arbitration Act (British Columbia);

c)any notice, demand, payment or other communication to be given hereunder shall be in writing and shall be delivered to the address or fax number of the party appearing herein;

d)they shall do all such things and execute all such written materials as may be required to carry out the full intent and meaning of this Agreement;

e)Both parties shall be entitled to assign this Agreement without the consent of the other party, provided that the assignee agrees to be bound by the terms and conditions of this Agreement, provided the other party can look to the assignor for continued performance, and in the case of Knight as the assignor in any assignment, the obligations made under section 4(a) and 4
(b) shall have been fulfilled prior to assignment.;

f)this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns;

g)this Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein; and

h)this is the entire Agreement between the parties in respect of the matter referred to herein, however we agree to negotiate and enter into a formal option and joint venture agreement incorporating the terms hereof.

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Please sign and return the enclosed copy of this Agreement to us to indicate your agreement to the terms and conditions set forth herein. The parties acknowledge that this Agreement may be signed in counterpart and by facsimile, if necessary.

Yours truly,

KNIGHT PETROLEUM CORP.

Per:	/signed/ Harvey Keats
	Harvey Keats, President & Director


Polaris Resources Ltd. hereby accepts and agrees to be bound by the terms set out in this Agreement as of the 10th day of June, 2002.

POLARIS RESOURCES LTD.

Per:

/signed/John Maher
Signature

John Maher

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